UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Notice of Special Meeting of
Shareholders and Proxy Statement

[—], 2022

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

To the Shareholders of First Horizon Corporation:

On behalf of the board of directors of First Horizon Corporation (“First Horizon”), we are pleased to enclose the accompanying proxy statement relating to the acquisition of First Horizon by The Toronto-Dominion Bank, a Canadian chartered bank (“TD”). First Horizon is requesting that you take certain actions as a holder of First Horizon common stock, par value $0.625 per share (“First Horizon common stock”). On February 27, 2022, First Horizon, TD, TD Bank US Holding Company, a Delaware corporation and indirect, wholly owned subsidiary of TD (“TD US Holding Company”), and Falcon Holdings Acquisition Co., a Delaware corporation and wholly owned subsidiary of TD US Holding Company (“TD Merger Sub”), entered into an Agreement and Plan of Merger, as it may be amended from time to time in accordance with its terms (the “merger agreement”). A copy of the merger agreement is attached as Annex A to the proxy statement accompanying this letter.

Upon the terms and conditions set forth in the merger agreement, including approval of the merger agreement by the affirmative vote of a majority of all votes entitled to be cast on the matter by the holders of First Horizon common stock, First Horizon will be acquired by TD as a result of the merger of First Horizon and TD Merger Sub, with First Horizon as the surviving corporation (the “merger”). Following the effective time of the merger (the “effective time”), at the election of TD, TD US Holding Company and First Horizon may merge, with TD US Holding Company as the surviving corporation (the “second step merger”).

Following the completion of the merger, at a time determined by TD, First Horizon Bank, a Tennessee state-chartered bank and principal operating subsidiary of First Horizon, and TD Bank, National Association, a national bank and wholly owned subsidiary of TD US Holding Company (“TD Bank, N.A.”), will merge, with TD Bank, N.A. as the surviving bank (the “bank merger”).

If the merger is completed, holders of First Horizon common stock will be entitled to receive the merger consideration provided for in the merger agreement, which will be an amount in cash per share of First Horizon common stock equal to $25.00, without interest (the “base per share consideration”). If the effective time occurs after November 27, 2022, the base per share consideration will increase by $0.0017808 in cash per share of issued and outstanding First Horizon common stock, for each day during the period commencing on, and including, November 27, 2022, and ending on, and including, the day immediately prior to the closing of the merger (the “additional per share consideration” and, together with the base per share consideration, the “merger consideration”). Please refer to the merger agreement and the proxy statement accompanying this letter for further details.

At the effective time, each outstanding share of First Horizon series B preferred stock, First Horizon series C preferred stock, First Horizon series D preferred stock, First Horizon series E preferred stock and First Horizon series F preferred stock will remain issued and outstanding. If, at the option of TD, the second step merger occurs, at the effective time of the second step merger, each issued and outstanding share of First Horizon series B preferred stock and First Horizon series C preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the corresponding series of First Horizon preferred stock, each issued and outstanding share of First Horizon series D preferred stock will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the First Horizon series D preferred stock and each issued and outstanding share of First Horizon series E preferred stock and First Horizon series F preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having terms that are not materially less favorable than the corresponding series of First Horizon preferred stock.

In addition, also on February 27, 2022, in connection with the execution of the merger agreement, First Horizon and TD entered into a Securities Purchase Agreement (the “series G securities purchase agreement”). Pursuant to the series G securities purchase agreement, on February 28, 2022, First Horizon issued and sold to TD 4,935.694 shares of Perpetual Convertible Preferred Stock, Series G of First Horizon (the “First Horizon series G preferred stock” and, together with the First Horizon series B preferred stock, First Horizon series C preferred stock, First Horizon series D preferred stock, First Horizon series E preferred stock and First Horizon series F preferred stock, the “First Horizon preferred stock”), in a private placement transaction for $493,569,400.00. At the effective time, each share of First Horizon series G preferred stock will be automatically converted into shares of common stock of the surviving corporation in the merger as have a value at the effective time of $100,000.00, as set forth in the merger agreement. In no event will the shares of First Horizon series G preferred stock be convertible into shares of First Horizon common stock representing more than 4.9% of the total issued and outstanding shares of First Horizon common stock (taking into account shares resulting from such conversion).

The second step merger is expected to qualify as a reorganization for federal income tax purposes. Accordingly, holders of First Horizon preferred stock (other than the First Horizon series G preferred stock) generally will not recognize any gain or loss for federal income tax purposes on the exchange of First Horizon preferred stock (other than the First Horizon series G preferred stock), as applicable, for preferred shares of TD US Holding Company, as applicable, in the second step merger.

Holders of each series of First Horizon preferred stock and holders of depositary shares representing interests in the shares of the applicable series of First Horizon preferred stock are not entitled to and are not requested to vote at the First Horizon special meeting.

First Horizon will hold a special meeting of holders of First Horizon common stock on [—], 2022, at [—] a.m., Central Time, in the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, Tennessee 38103, to consider and vote on the proposals.

The board of directors of First Horizon unanimously recommends that you vote “FOR” the First Horizon merger proposal and each of the other proposals to be considered at the special meeting. I strongly support the merger and join the First Horizon board of directors’ recommendation.

Your vote is important. Whether or not you intend to be present at the special meeting, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. If you do not vote your shares of common stock, it will have the same effect as voting “AGAINST” the First Horizon merger proposal.

You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy materials provide you with details on how to authorize a proxy by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the accompanying prepaid reply envelope, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the special meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the transactions contemplated thereby, including the merger, the second step merger and the bank merger (collectively, the “mergers”). A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about First Horizon from documents we have filed with the U.S. Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of First Horizon common stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling toll-free at (800) 662-5200.

We look forward to receiving your proxy and seeing you at the special meeting.

Sincerely,

D. Bryan Jordan

President and Chief Executive Officer

[—], 2022
Memphis, Tennessee

The accompanying proxy statement is dated [—], 2022, and is first being mailed on or about [—], 2022 to shareholders who owned shares of First Horizon common stock or First Horizon preferred stock as of the close of business on [—], 2022.

NOTICE OF SPECIAL MEETING
OF SHAREHOLDERS

[—], 2022
[—] a.m., Central Time

First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, Tennessee 38103

TO THE SHAREHOLDERS OF FIRST HORIZON CORPORATION:

On February 27, 2022, First Horizon Corporation (“First Horizon”), The Toronto-Dominion Bank (“TD”), TD Bank US Holding Company (“TD US Holding Company”) and Falcon Holdings Acquisition Co. (“TD Merger Sub”) entered into an Agreement and Plan of Merger, as it may be amended from time to time in accordance with its terms (the “merger agreement”). A copy of the merger agreement is attached as Annex A to the proxy statement of which this notice forms a part.

NOTICE IS HEREBY GIVEN that a special meeting of holders of First Horizon common stock (the “First Horizon special meeting”) will be held on [—], 2022, in the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, Tennessee 38103, at [—] Central Time. We are pleased to notify you of and invite you to the First Horizon special meeting to consider and vote on several proposals, including a proposal to approve the merger agreement.

The charter and bylaws of the surviving corporation in the merger following the effective time of the merger (the “Surviving Corporation”) will be amended to be the charter and bylaws of TD Merger Sub in effect immediately prior to the effective time (in each case except that the name of the Surviving Corporation will be “First Horizon Corporation”), with such customary changes to the existing charter and bylaws of First Horizon to reflect the effect of the merger (including to implement the terms of the merger agreement providing that each outstanding share of First Horizon preferred stock (other than the First Horizon series G preferred stock) will remain issued and outstanding as a share of preferred stock of the Surviving Corporation) and the fact that Surviving Corporation will be a closely held, Tennessee corporation.

The merger agreement and the transactions contemplated by the merger agreement, including the merger, are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.

At the First Horizon special meeting, you will be asked to vote on the following matters:

•	Proposal to approve the merger agreement (the “First Horizon merger proposal”).

•	Proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid by First Horizon to its named executive officers in connection with the transactions contemplated by the merger agreement (the “First Horizon compensation proposal”).

•	Proposal to approve the adjournment of the First Horizon special meeting, to solicit additional proxies (i) if there are not sufficient votes at the time of the First Horizon special meeting to approve the First Horizon merger proposal or (ii) if adjournment is necessary or appropriate to ensure that any supplement or amendment to the attached proxy statement is timely provided to holders of First Horizon common stock (the “First Horizon adjournment proposal”).

By approving the merger agreement, you approve of the transactions contemplated by the merger agreement, including the merger, the second step merger (which, at TD’s election, may be completed after the merger) and the bank merger (which will be completed after the merger and may occur either before or after the second step merger, if any). If, following the merger, TD elects to consummate the second step merger, no further approval of the holders of First Horizon common stock or First Horizon preferred stock will be required (other than the approval of the merger agreement by the holders of First Horizon common stock provided for herein) and no further notice to the holders of First Horizon common stock or First Horizon preferred stock will be made.

The board of directors of First Horizon has fixed the close of business on [—], 2022 as the record date for the First Horizon special meeting. Only holders of record of First Horizon common stock or First Horizon preferred stock as of the close of business on the record date for the First Horizon special meeting are entitled to notice of the First Horizon special meeting or any adjournment or postponement thereof. Only holders of record of First Horizon common stock will be entitled to vote at the First Horizon special meeting or any adjournment or postponement thereof. You will be entitled to one vote for each share of First Horizon common stock that you owned at the close of business on the record date.

The First Horizon board of directors unanimously recommends that holders of First Horizon common stock vote “FOR” the First Horizon merger proposal, “FOR” the First Horizon compensation proposal and “FOR” the First Horizon adjournment proposal.

First Horizon has determined that holders of First Horizon common stock are not entitled to dissenters’ rights with respect to the merger under Title 48 of Chapter 23 of the Tennessee Business Corporation Act.

Your vote is important, regardless of the number of shares of First Horizon common stock you own. We cannot complete the merger and the transactions contemplated by the merger agreement unless holders of First Horizon common stock approve the First Horizon merger proposal. Approval of the First Horizon merger proposal requires the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock. As a result, a failure to vote your shares of common stock, or a vote to abstain, will have the same effect as a vote “AGAINST” the First Horizon merger proposal.

Whether or not you plan to attend the First Horizon special meeting, we urge you to please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or authorize the individuals named on the accompanying proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the accompanying proxy card. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker or other nominee.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT IN PERSON WILL REVOKE ANY PROXY PREVIOUSLY AUTHORIZED.

If you have any questions or need assistance voting your shares of First Horizon common stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling toll-free at (800) 662-5200.

By Order of the Board of Directors,

D. Bryan Jordan
President and Chief Executive Officer

[—], 2022
Memphis, Tennessee

ADDITIONAL INFORMATION

The accompanying proxy statement incorporates important business and financial information about First Horizon from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing, by e-mail or by telephone at the appropriate address below:

First Horizon Corporation
165 Madison Avenue
Memphis, Tennessee 38103
Attn: Clyde A. Billings, Jr.
(901) 523-4444

First Horizon shareholders can also contact Morrow Sodali LLC, First Horizon’s proxy solicitor, at the following address and telephone number:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokers may call collect: (203) 658-9400

You will not be charged for any of the documents that you request.

To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that if you wish to request documents, you must do so by [—], 2022, in order to receive them before the special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [—], 2022, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. The mailing of this document to holders of First Horizon common stock will not create any implication to the contrary.

Refer to the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement for more details.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS	1

SUMMARY	12

Parties to the Mergers (Page [—])	12
Information About The Special Meeting (Page [—])	14
The Mergers (Page [—])	16
The Merger Agreement (Page [—])	20
Market Price of First Horizon Common Stock (Page [—])	30
Expected Timing of the Merger (Page [—])	30
Appraisal Rights (Page [—])	30
Delisting and Deregistration of First Horizon Common Stock and First Horizon Preferred Stock (Other Than the First Horizon Series G Preferred Stock) (Page [—])	30

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	31

PARTIES TO THE MERGERS	33

First Horizon Corporation	33
The Toronto-Dominion Bank	33
TD Bank US Holding Company	34
Falcon Holdings Acquisition Co.	34

PROPOSALS SUBMITTED TO FIRST HORIZON SHAREHOLDERS	35

INFORMATION ABOUT THE SPECIAL MEETING	37

Date, Time and Place of the Special Meeting	37
Purpose of the Special Meeting	37
Matters to Be Considered	37
Recommendation of the First Horizon Board	37
Shareholders of Record and Beneficial Owners	37
Record Date and Quorum	38
Attendance	38
Vote Required; Effect of Failure to Vote, Abstentions and Broker Non-Votes	38
How to Vote Your Shares	39
Revocation of Proxies	40
Delivery of Proxy Materials	40
Solicitation of Proxies; Payment of Solicitation Expenses	40
Adjournments	41
Tabulation of the Votes	41
Other Matters to Come Before the First Horizon Special Meeting	41
Questions and Additional Information	41

THE MERGERS	42

Merger Consideration	42
Background of the Merger	43
First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors	49
Opinion of First Horizon’s Financial Advisor	54
First Horizon Public Trading Comparables Analysis	56
First Horizon Dividend Discount Analysis	58
First Horizon Analyst Price Targets Analysis	58
Unaudited Financial Forecasts	59
Closing and Effective Time of Merger	62
Delivery of Merger Consideration	62
Material U.S. Federal Income Tax Consequences of the Mergers	73
U.S. Holders	74
i

Annex A	Agreement and Plan of Merger, dated February 27, 2022, by and among First Horizon Corporation, The Toronto-Dominion Bank, TD Bank US Holding Company, and Falcon Holdings Acquisition Co.	A-1

Annex B	Opinion of Morgan Stanley & Co. LLC, dated February 27, 2022	B-1
ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following are some questions that you may have about the mergers and the First Horizon special meeting, and brief answers to those questions. You should read carefully this entire proxy statement, including the annexes and the other documents to which this proxy statement refers or which it incorporates by reference before voting because the information in this section does not provide all the information that may be important to you. Additional important information is also contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page [—] of this proxy statement.

In this proxy statement, unless the context otherwise requires:

•	“closing date” refers to the date on which the closing of the merger occurs;

•	“First Horizon” refers to First Horizon Corporation;

•	“First Horizon common stock” refers to the common stock of First Horizon, par value $0.625 per share;

•	“First Horizon preferred stock” collectively refers to the First Horizon series B preferred stock, First Horizon series C preferred stock, First Horizon series D preferred stock, First Horizon series E preferred stock, First Horizon series F preferred stock and First Horizon series G preferred stock;

•	“First Horizon series B preferred stock” refers to the 6.625% fixed-to-floating non-cumulative perpetual preferred stock, Series B, no par value, of First Horizon;

•	“First Horizon series C preferred stock” refers to the 6.60% fixed-to-floating non-cumulative perpetual preferred stock, Series C, no par value, of First Horizon;

•	“First Horizon series D preferred stock” refers to the 6.100% fixed-to-floating non-cumulative perpetual preferred stock, Series D, no par value, of First Horizon;

•	“First Horizon series E preferred stock” refers to the non-cumulative perpetual preferred stock, Series E, no par value, of First Horizon;

•	“First Horizon series F preferred stock” refers to the non-cumulative perpetual preferred stock, Series F, no par value, of First Horizon;

•	“First Horizon series G preferred stock” refers to the perpetual convertible preferred stock, Series G, of First Horizon;

•	“TD US Holding Company” refers to TD Bank US Holding Company;

•	“TDGUS” refers to TD Group Holdings US LLC;

•	“TD Merger Sub” refers to Falcon Holdings Acquisition Co.;

•	“shareholders” or “holders” refers to holders of shares of the capital stock of First Horizon;

•	“Surviving Corporation” refers to the surviving corporation in the merger following the effective time of the merger;

•	“TD” refers to The Toronto-Dominion Bank; and

•	“TD Bank, N.A.” refers to TD Bank, National Association.
1

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of First Horizon common stock as of the close of business on the record date for the special meeting. This proxy statement describes the matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of First Horizon common stock with respect to such matters.

First Horizon is holding a special meeting of holders of First Horizon common stock to obtain approval of the First Horizon merger proposal. Holders of First Horizon preferred stock are also entitled to notice of the special meeting, but holders of First Horizon preferred stock and holders of depositary shares representing interests in the shares of First Horizon preferred stock are not entitled to and are not requested to vote at the First Horizon special meeting.

Holders of First Horizon common stock will also be asked to approve the proposal to adjourn the First Horizon special meeting to solicit additional proxies (i) if there are not sufficient votes at the time of the First Horizon special meeting to approve the First Horizon merger proposal or (ii) if adjournment is necessary or appropriate to ensure that any supplement or amendment to this proxy statement is timely provided to holders of First Horizon common stock (the “First Horizon adjournment proposal”). Pursuant to First Horizon’s bylaws, whether or not a quorum is obtained at the First Horizon special meeting, the chairman of the First Horizon special meeting may adjourn the meeting without notice, except as provided by law, by making an announcement at the First Horizon special meeting, and may do so without a vote of holders of First Horizon common stock. Holders of First Horizon common stock will also be asked to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid by First Horizon to its named executive officers in connection with the transactions contemplated by the merger agreement (the “First Horizon compensation proposal”).

This proxy statement contains important information about the proposals being voted on at the First Horizon special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending the meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q.	What is the merger and what effect will it have on First Horizon?

A.	The merger is the acquisition of First Horizon by TD pursuant to the merger agreement. If the First Horizon merger proposal is approved by First Horizon shareholders and the other closing conditions specified in the merger agreement have been satisfied or waived, TD Merger Sub will merge with and into First Horizon, with First Horizon continuing as the Surviving Corporation. Although First Horizon will continue in existence as the Surviving Corporation immediately after the merger, all of First Horizon’s then-outstanding common stock (other than the exception shares) will be converted into the right to receive the merger consideration (as defined in the next question). As a result of the merger, the Surviving Corporation will be a wholly owned subsidiary of TD and will no longer be a publicly held corporation, and you, as a holder of First Horizon common stock, will no longer have any interest in First Horizon’s or the Surviving Corporation’s future earnings or growth. For additional information, see “The Merger Agreement—Structure of the Mergers” beginning on page [—] of this proxy statement.

Q.	What will I, as a holder of First Horizon common stock, receive if the merger is completed?

A.	If the merger is completed, holders of First Horizon common stock will be entitled to receive the merger consideration provided for in the merger agreement (a copy of which is attached as Annex A to this proxy statement), which will be an amount in cash per share of common stock, par value $0.625 per share, of First Horizon (“First Horizon common stock”) held by you equal to $25.00, without interest (the “base per share consideration”). If the effective time occurs after November 27, 2022, the base per share consideration will increase by $0.0017808 in cash per share of issued and outstanding First Horizon common stock, for each day during the period commencing on, and including, November 27, 2022, and ending on, and including, the day immediately prior to the closing of the merger (the “additional per share consideration” and, together with the base per share consideration, the “merger consideration”). For additional information, see “The Merger Agreement—Merger Consideration” beginning on page [—] of this proxy statement.
2

Q.	What will I, as a holder of First Horizon preferred stock (other than the First Horizon series G preferred stock), receive if the mergers are completed?

A.	At the effective time of the merger, each outstanding share of First Horizon preferred stock (other than the First Horizon series G preferred stock) will remain an issued and outstanding share of preferred stock of First Horizon, as the Surviving Corporation. If, at the option of TD, the second step merger occurs, at the effective time of the second step merger, each issued and outstanding share of First Horizon series B preferred stock and First Horizon series C preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the corresponding series of First Horizon preferred stock, each issued and outstanding share of First Horizon series D preferred stock will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the First Horizon series D preferred stock and each issued and outstanding share of First Horizon series E preferred stock and First Horizon series F preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having terms that are not materially less favorable than the corresponding series of First Horizon preferred stock. For additional information, see “The Merger Agreement—First Horizon Preferred Stock” beginning on page [—] of this proxy statement. Following the merger, the First Horizon preferred stock (other than the First Horizon series G preferred stock) will be delisted from the New York Stock Exchange (the “NYSE”) and deregistered under the Securities Exchange Act of 1934 (as amended) (the “Exchange Act”), and the Surviving Corporation will no longer file periodic reports with the SEC, on account of the Surviving Corporation preferred stock.

Q.	How does the per share consideration compare to the market price of First Horizon common stock prior to the announcement of the mergers?

A.	The base per share merger consideration represents a premium of approximately 37% to the closing price of First Horizon’s common stock of $18.25 as of February 25, 2022, the last trading day prior to the public announcement of the execution of the merger agreement, and a premium of approximately 41% to the thirty-day volume-weighted average share price on that same day.

Q.	How does the First Horizon board recommend that I vote?

A.	The First Horizon board unanimously recommends that you vote “FOR” the First Horizon merger proposal, “FOR” the First Horizon compensation proposal, and “FOR” the First Horizon adjournment proposal. For additional information, see “The Mergers—First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors” beginning on page [—] of this proxy statement.

In considering the recommendations of the First Horizon board of directors, holders of First Horizon common stock should be aware that First Horizon directors and executive officers may have interests in the mergers that are different from, or in addition to, the interests of holders of First Horizon common stock generally. For a more complete description of these interests, see the information provided in the section entitled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement.

Q.	How will TD fund the payment of the merger consideration?

A.	The merger consideration will be primarily funded with excess cash on TD’s balance sheet. The merger is not conditioned on financing.
3

Q.	Is the merger expected to be taxable to me as a holder of First Horizon common stock?

A.	Yes. For U.S. federal income tax purposes, if you are a U.S. Holder of shares of our common stock (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page [—] of this proxy statement), the receipt of cash in exchange for First Horizon common stock pursuant to the merger will generally result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that you receive in the merger and your adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page [—] of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of First Horizon common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from U.S. backup withholding tax.

For more information, you are encouraged to read the section entitled “The Mergers—Material United States Federal Income Tax Consequences of the Mergers” beginning on page [—] of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger. You are encouraged to consult your tax advisor as to the tax consequences to you of the exchange of First Horizon common stock for cash pursuant to of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax, the net investment income tax and any state, local or foreign and other tax laws and of changes in those laws.

The U.S. federal income tax consequences described above may not apply to all holders of First Horizon common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock). Your tax consequences will depend on your individual situation. Accordingly, you are urged to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q.	Is either the merger or the second step merger expected to be taxable to me as a holder of First Horizon preferred stock (other than the First Horizon series G preferred stock)?

A.	No. The merger will not change any series of First Horizon’s preferred stock (other than the First Horizon series G preferred stock); First Horizon will be the Surviving Corporation and each series will remain outstanding. The second step merger will result in change, but the second step merger is expected to qualify as a reorganization for federal income tax purposes. Accordingly, holders of First Horizon preferred stock (other than the First Horizon series G preferred stock) generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of First Horizon preferred stock (other than the First Horizon series G preferred stock), as applicable, for preferred shares of TD US Holding Company, as applicable, in the second step merger.

Q.	What will holders of First Horizon equity awards receive as a result of the merger?

A.	At the effective time of the merger, (i) (1) each outstanding equity award of First Horizon that vests at the effective time in accordance with the terms and conditions that were applicable to such award immediately prior to the effective time and (2) each First Horizon Director RSU (as defined below) will be cancelled and entitle the holder thereof to receive an amount in cash equal to the product of the number of shares of First Horizon common stock subject to such equity award and the merger consideration, (ii) each outstanding First Horizon option will be cancelled and entitle the holder thereof to receive an amount in cash equal to the product of the number of shares of First Horizon common stock subject to such option and the excess, if any, of the merger consideration over the exercise price per share of such option (with any options with an exercise price per share that is greater than or equal to the merger consideration being cancelled for no consideration) and (iii) all other First Horizon equity awards will be converted into a corresponding award with respect to common shares of TD and, as converted, will remain outstanding and subject to the same
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terms and conditions as applied to the corresponding First Horizon equity award immediately prior to the effective time (except that performance-based awards will convert assuming target performance or the greater of target and actual performance, as applicable, and will not be subject to future performance-based vesting conditions). For purposes of the conversion in (iii) above, the number of common shares of TD subject to the converted award will be based upon an exchange ratio equal to the merger consideration divided by the average closing price of common shares of TD for 10 trading days preceding the effective time.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of First Horizon common stock as of the close of business on the record date for the special meeting. This proxy statement describes the matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of First Horizon common stock with respect to such matters.

First Horizon is holding a special meeting of holders of First Horizon common stock to obtain approval of the merger agreement. Holders of First Horizon preferred stock are also entitled to notice of the special meeting, but holders of First Horizon preferred stock and holders of depositary shares representing interests in the shares of First Horizon preferred stock are not entitled to and are not requested to vote at the First Horizon special meeting.

Q.	When and where is the special meeting?

A.	The special meeting will be held on [—], 2022, at [—] a.m., Central Time, in the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, Tennessee 38103. See the section entitled “Information About the Special Meeting—Date, Time and Place of the Special Meeting” beginning on page [—] of this proxy statement.

Even if you plan to attend First Horizon’s special meeting, First Horizon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the First Horizon special meeting. Shares held in “street name” may be voted in person by you only if you obtain a signed legal proxy from your bank, broker or other nominee giving you the right to vote the shares.

Q.	What am I being asked to vote on at the special meeting?

A.	At the special meeting, holders of First Horizon common stock will be asked to consider and vote on the following proposals:

•	First Horizon Proposal 1: The First Horizon merger proposal. Approval of the merger agreement;

•	First Horizon Proposal 2: The First Horizon compensation proposal. Approval, on an advisory (non-binding) basis, of the merger-related compensation payments that will or may be paid by First Horizon to its named executive officers in connection with the transactions contemplated by the merger agreement; and

•	First Horizon Proposal 3: The First Horizon adjournment proposal. Approval of the adjournment of the First Horizon special meeting to solicit additional proxies and (i) if there are not sufficient votes at the time of the First Horizon special meeting to approve the First Horizon merger proposal or (ii) if necessary or appropriate, to ensure that any supplement or amendment to this proxy statement is timely provided to holders of First Horizon common stock.

In order to complete the mergers, among other things, holders of First Horizon common stock must approve the First Horizon merger proposal. Approval of the First Horizon compensation proposal or First Horizon adjournment proposal is not a condition to the obligations of First Horizon or TD to complete the merger.

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See the section entitled “Information About the Special Meeting—Purpose of the Special Meeting” beginning on page [—] of this proxy statement.

Q.	What vote is required for First Horizon shareholders to approve the First Horizon merger proposal, the First Horizon compensation proposal and the First Horizon adjournment proposal?

A.	First Horizon Proposal 1: First Horizon merger proposal. Approval of the First Horizon merger proposal requires the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock. Shares of First Horizon common stock not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as votes cast “AGAINST” the proposal to approve the merger agreement.

First Horizon Proposal 2: First Horizon compensation proposal. Approval of the First Horizon compensation proposal requires the affirmative vote of a majority of the votes cast by the holders of First Horizon common stock. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the First Horizon compensation proposal, assuming a quorum is present.

First Horizon Proposal 3: First Horizon adjournment proposal. Approval of the First Horizon adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of First Horizon common stock at the First Horizon special meeting. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the First Horizon adjournment proposal, assuming a quorum is present.

See the section entitled “Information About the Special Meeting—Vote Required; Effect of Failure to Vote, Abstentions and Broker Non-Votes” beginning on page [—] of this proxy statement.

Q.	Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, merger-related compensation arrangements for the First Horizon named executive officers (i.e., the First Horizon compensation proposal)?

A.	Under SEC rules, First Horizon is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to First Horizon’s named executive officers, which is based on or otherwise relates to the transactions contemplated by the merger agreement.

Q.	What happens if holders of First Horizon common stock do not approve, by non-binding, advisory vote, merger-related compensation arrangements for First Horizon’s named executive officers (i.e., the First Horizon compensation proposal)?

A.	The vote on the proposal to approve the merger-related compensation arrangements for First Horizon’s named executive officers is separate and apart from the votes to approve the other proposals being presented at the First Horizon special meeting. Because the vote on the proposal to approve the merger-related executive compensation is advisory in nature only, it will not be binding upon First Horizon or the combined company in the merger. Accordingly, the merger-related compensation will be paid to First Horizon’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and other contractual arrangements even if the holders of First Horizon common stock do not approve the proposal to approve the merger-related executive compensation.

Q.	Where can I find the voting results of the special meeting?

A.	The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, First Horizon intends to file the final voting results with the SEC on a Current Report on Form 8-K.
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Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.	If your shares of First Horizon common stock are registered directly in your name with First Horizon’s transfer agent, Equiniti Trust Company d/b/a EQ Shareowner Services (“EQ”), you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote your shares by granting your voting rights directly to First Horizon or to a third party or by voting in person at the special meeting.

If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares of First Horizon common stock held in “street name”, and your bank, broker or other nominee is considered the shareholder of record with respect to those shares. Your bank, broker or other nominee should send you, as the beneficial owner of shares of First Horizon common stock, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee that holds your shares, giving you the right to vote the shares at the special meeting. Obtaining a legal proxy may take several days.

See the section entitled “Information About the Special Meeting—Shareholders of Record and Beneficial Owners” beginning on page [—] of this proxy statement.

Q.	If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.	No. Your bank, broker or other nominee cannot vote your shares without instructions from you. You should instruct your bank, broker or other nominee how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank, broker or other nominee.

Q.	Who can vote at the special meeting?

A.	All of the holders of record of First Horizon common stock as of the close of business on the record date are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting. See the section entitled “Information About the Special Meeting—Record Date and Quorum” beginning on page [—] of this proxy statement.

Physical attendance at the special meeting is not required to vote. See below and the section entitled “Information About the Special Meeting—How to Vote Your Shares” beginning on page [—] of this proxy statement for instructions on how to vote your shares without attending the First Horizon special meeting.

Q.	How many votes do I have?

A.	You will be entitled to one vote on each matter for each share of First Horizon common stock that you owned at the close of business on the record date. As of close of business on the record date, there were [—] shares of First Horizon common stock outstanding and entitled to vote.

See the section entitled “Information About the Special Meeting—Record Date and Quorum” beginning on page [—] of this proxy statement.

Q.	What is a quorum?

A.	The presence at the First Horizon special meeting, in person or by proxy, of holders of a majority of the outstanding shares of First Horizon common stock entitled to vote at the First Horizon special meeting will constitute a quorum for purposes of taking actions on the First Horizon merger proposal, the First Horizon compensation proposal and the First Horizon adjournment proposal. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.
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See the section entitled “Information About the Special Meeting— Record Date and Quorum” beginning on page [—] of this proxy statement.

Q.	How do I vote?

A.	Shareholder of Record. If you are a shareholder of record, you may vote your shares of First Horizon common stock in any of the following ways:

•	by proxy—shareholders of record have a choice of voting by proxy:

o	through the Internet by visiting the website indicated on the accompanying proxy card and following the instructions;

o	by telephone using the toll-free number indicated on the accompanying proxy card and following the recorded instructions; or

o	by completing, signing, dating and returning the enclosed proxy card by mail.

•	in person—you may attend the special meeting and cast your vote there, provided that you bring government-issued picture identification.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. Proxies authorized by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [—]. If you choose to authorize a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be received by First Horizon’s Corporate Secretary by the time the special meeting begins.

Beneficial Owner. If you are a beneficial owner of shares of First Horizon common stock, you should receive instructions from your bank, broker or other nominee that you must follow in order to have your shares of First Horizon common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, broker or other nominee at the special meeting.

For additional information regarding how to vote your shares, see the section entitled “Information About the Special Meeting—How to Vote Your Shares” beginning on page [—] of this proxy statement.

Q.	How can I change or revoke my vote?

A.	If you are a shareholder of record, you may revoke any prior proxy or voting instructions, regardless of how your proxy was authorized or voting instructions were originally submitted, prior to the special meeting, by:

•	voting again at a later date through any of the methods available to you;

•	giving written notice of revocation to First Horizon’s Corporate Secretary, which must be received by the Corporate Secretary by the time the special meeting begins; or

•	attending the special meeting in person and voting your shares.

If you are a beneficial owner of shares of First Horizon common stock, you should contact your bank, broker or other nominee for instructions on how to change your vote.

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For additional information regarding how to vote your shares, see the section entitled “Information About the Special Meeting—Revocation of Proxies” beginning on page [—] of this proxy statement.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy”, to vote your shares of First Horizon common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement”. The document used to designate a proxy to vote your shares of First Horizon common stock is called a “proxy card”.

Q.	If a shareholder gives a proxy, how are the shares of First Horizon common stock voted?

A.	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of First Horizon common stock in the way that you indicate.

If you are a shareholder of record and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” the First Horizon merger proposal, “FOR” the First Horizon compensation proposal, and “FOR” the First Horizon adjournment proposal.

See the section entitled “Information About the Special Meeting—How to Vote Your Shares” beginning on page [—] of this proxy statement.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you received more than one proxy card, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the special meeting.

Q.	What happens if I sell my shares of First Horizon common stock before the special meeting?

A.	The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the mergers. If you transfer your shares of First Horizon common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies First Horizon in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share consideration if the merger is consummated to the person to whom you transfer your shares, provided such person continues to hold such shares at the effective time of the merger.

Q.	What happens if I sell my shares of First Horizon common stock after the special meeting but before the effective time of the merger?

A.	If you transfer your shares after the special meeting but before the effective time of the merger, you will have transferred the right to receive the merger consideration (if the merger is consummated) to the person to whom you transferred your shares, provided such person continues to hold such shares at the effective time of the merger. In order to receive the merger consideration, you must hold your shares of First Horizon common stock through completion of the merger.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	First Horizon has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. First Horizon has agreed to pay Morrow Sodali LLC approximately $[—], plus out-of-pocket expenses, for its services to solicit proxies. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of First Horizon common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Directors
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and officers of First Horizon may also solicit proxies on behalf of First Horizon in person or by telephone, facsimile or other means, for which they will not receive any additional compensation.

See the section entitled “Information About the Special Meeting—Solicitation of Proxies; Payment of Solicitation Expenses” beginning on page [—] of this proxy statement.

Q.	How will I receive the merger consideration to which I am entitled?

A.	If the merger is completed, promptly after the effective time of the merger (and in any event within five business days thereafter), the exchange agent will mail to each holder of record of shares of First Horizon common stock a certain form of letter of transmittal and instructions for use in effecting the delivery of old certificate(s) or surrender of shares of First Horizon common stock to the exchange agent. If you are a beneficial owner of shares of First Horizon common stock, you should contact your bank, broker or other nominee for instructions as to how to effect the surrender of your “street name” shares of First Horizon common stock in exchange for the merger consideration. Upon proper surrender of an old certificate or old certificates for exchange, together with such properly completed and duly executed letter of transmittal, the exchange agent will effect payment of the per share merger consideration for each share reflected in the letter of transmittal.

See the section entitled “The Mergers—Delivery of Merger Consideration” beginning on page [—] of this proxy statement.

Q.	Am I entitled to exercise appraisal rights under the Tennessee Business Corporation Act instead of receiving the merger consideration for my shares of First Horizon common stock?

A.	No. Holders of First Horizon common stock are not entitled to dissenters’ rights under the Tennessee Business Corporation Act (the “TBCA”), nor are holders of First Horizon preferred stock entitled to dissenters’ rights under the TBCA. For more information, see the section entitled “Appraisal Rights” beginning on page [—] of this proxy statement.

Q.	When is the merger expected to be completed?

A.	The parties to the merger agreement are working to complete the merger as soon as possible. Assuming timely receipt of any required approvals and satisfaction of other closing conditions, including the First Horizon shareholder approval, First Horizon currently anticipates that the merger will be completed in the first quarter of TD’s 2023 fiscal year (beginning on November 1, 2022). However, First Horizon cannot predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both First Horizon and TD.

Q.	What happens if the merger is not completed?

A.	If the merger is not approved by First Horizon shareholders or if the merger is not completed for any other reason, First Horizon shareholders will not receive any payment for their shares of First Horizon common stock in connection with the merger. Instead, First Horizon will remain an independent public company and First Horizon common stock will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, it is possible that First Horizon may be required to pay to TD a termination fee of up to $435,500,000. See the section entitled “The Merger Agreement—Termination Fee” beginning on page [—] of this proxy statement.

Q.	What conditions must be satisfied to complete the merger?

A.	First Horizon and TD are not required to complete the merger unless a number of conditions are satisfied or waived. These conditions include, among others, obtaining the First Horizon shareholder approval, obtaining all requisite regulatory approvals (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement) and the absence of any order, injunction,
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decree or other legal restraint or prohibition preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement, and the absence of any law, statute, rule, regulation, order, injunction or decree that has been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the mergers or any of the other transactions contemplated by the merger agreement. Each party’s obligation to complete the merger is also subject to certain additional conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (b) performance in all material respects by the other party of its obligations under the merger agreement.

For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the merger, see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page [—] of this proxy statement.

Q.	Is TD’s obligation to complete the merger subject to TD obtaining any financing?

A.	No, TD’s obligation to complete the merger is not subject to TD obtaining financing.

Q.	What is “householding”?

A.	The SEC has adopted rules that permit companies and intermediaries (such as banks or brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies.

Banks, brokers and other nominees with accountholders who are First Horizon shareholders may be “householding” First Horizon’s proxy materials. As indicated in the notice provided by these banks, brokers or other nominees to First Horizon shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your bank, broker or other nominee that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate proxy statement, please notify your bank, broker or other nominee or contact Morrow Sodali LLC, by calling toll-free at (800) 662-5200 or write to Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee 38103.

See the section entitled “Householding of Proxy Materials” beginning on page [—] of this proxy statement.

Q.	Who can help answer any other questions I might have?

A.	If you have additional questions about the mergers, need assistance in authorizing your proxy or voting your shares of First Horizon common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Morrow Sodali LLC, First Horizon’s proxy solicitor, by calling toll-free at (800) 662-5200.

Q.	Where can I find more information about First Horizon and TD?

A.	You can find more information about First Horizon and TD from the various sources described under “Where You Can Find More Information” beginning on page [—] of this proxy statement.
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SUMMARY

The following summary highlights selected information in this proxy statement relating to the merger, the second step merger, the bank merger, and the other transactions contemplated by the merger agreement. This summary does not contain all the information about the mergers and related transactions contemplated by the merger agreement that may be important to you. You should read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement, including the merger agreement attached as Annex A, before voting. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [—] of this proxy statement. This proxy statement is first being mailed to First Horizon shareholders on or about [—], 2022.

Parties to the Mergers (Page [—])

First Horizon Corporation

First Horizon is a Tennessee corporation headquartered in Memphis, Tennessee, with US$89.1 billion in assets as of December 31, 2021. First Horizon is a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and a financial holding company. First Horizon and its subsidiaries offer regional banking, mortgage lending, title insurance, specialized commercial lending, commercial leasing and equipment financing, brokerage, wealth management, capital markets, and other financial services to commercial, consumer, and governmental clients.

First Horizon’s principal operating subsidiary, First Horizon Bank, a Tennessee state-chartered bank, operates in 12 states across the southern U.S. and New York with approximately 400 banking centers and serves over 1.1 million consumer and business customers. First Horizon and its subsidiaries offer a wide range of financial services, including retail banking, commercial and business banking, wealth management, mortgage lending, asset-based lending, fixed income, insurance and brokerage services.

First Horizon’s common stock is listed on the New York Stock Exchange under the symbol “FHN”; the depositary shares representing a 1/400th interest in a share of First Horizon’s series B preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR B”; the depositary shares representing a 1/400th interest in a share of First Horizon’s series C preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR C”; the depositary shares representing a 1/400th interest in a share of First Horizon’s series D preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR D”; the depositary shares representing a 1/4,000th interest in a share of First Horizon’s series E preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR E”; and the depositary shares representing a 1/4,000th interest in a share of First Horizon’s series F preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR F”. All outstanding shares of First Horizon series G preferred stock are owned by a subsidiary of TD and are not listed or traded on any exchange, directly or indirectly.

The principal executive offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103, and its telephone number at that address is (901) 523-4444. First Horizon’s website can be accessed at http://www.firsthorizon.com. Information contained in First Horizon’s website does not constitute part of, and is not incorporated into, this proxy statement.

For more information about First Horizon and its subsidiaries, see the section “Where You Can Find More Information” beginning on page [—] of this proxy statement.

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The Toronto-Dominion Bank

The Toronto-Dominion Bank (“TD”) is a Schedule I bank under the Bank Act (Canada), and a financial holding company with $1.4 trillion in global assets as of January 31, 2022. TD also maintains a federally licensed branch located in New York that, among other things, supports U.S. Wholesale Banking activities.

TD’s common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “TD”.

The principal executive offices of TD are located at 66 Wellington Street West, Toronto, Ontario, Canada, M5K 1A2 , and its telephone number at that address is (416) 308-9030 or toll-free at (866) 486-4826. TD’s website can be accessed at www.td.com. Information contained in TD’s website does not constitute part of, and is not incorporated into, this proxy statement.

For more information about TD and its subsidiaries, see the section “Where You Can Find More Information” beginning on page [—] of this proxy statement.

TD Bank US Holding Company

TD Bank US Holding Company (“TD US Holding Company”) is a Delaware corporation and a direct wholly owned subsidiary of TDGUS. It serves as the direct parent bank holding company of TD’s two U.S. bank subsidiaries, TD Bank, N.A. and TD Bank USA, National Association. As of December 31, 2021, these two U.S. bank subsidiaries held a combined $453.4 billion in assets and a combined $396.4 billion in U.S. deposits. TD US Holding Company has elected to be treated as a financial holding company for purposes of the BHC Act. TD Bank, N.A. is a national bank with its main office located in Wilmington, Delaware. With a network of approximately 1,150 branches throughout the Northeast, Mid-Atlantic, Metro D.C., the Carolinas, and Florida, TD Bank, N.A. and its subsidiaries provide a broad range of retail, commercial, and small business banking products and services. As of December 31, 2021, TD Bank, N.A. had total assets of $423.6 billion and total deposits of $370.8 billion.

The principal executive offices of TD US Holding Company are located at 2035 Limestone Road, Wilmington, Delaware, USA, 19808, and its telephone number at that address is (416) 308-9030 or toll-free at (866) 486-4826. TD US Holding Company’s website can be accessed at www.td.com. Information contained in TD US Holding Company’s website does not constitute part of, and is not incorporated into, this proxy statement. A copy of the Amended and Restated Certificate of Incorporation of TD US Holding Company is attached as Annex C to this proxy statement.

For more information about TD US Holding Company and its subsidiaries, see the section “Where You Can Find More Information” beginning on page [—] of this proxy statement.

Falcon Holdings Acquisition Co.

Falcon Holdings Acquisition Co. (“TD Merger Sub”) is a Delaware corporation and a wholly owned subsidiary of TD US Holding Company. TD Merger Sub was formed solely for the purposes of facilitating the merger and the other transactions contemplated by the merger agreement. TD Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, TD Merger Sub will merge with and into First Horizon, and First Horizon will continue as the Surviving Corporation.

The principal executive offices of TD Merger Sub are located at 2035 Limestone Road, Wilmington, Delaware, USA, 19808, and its telephone number at that address is (416) 308-9030 or toll-free at (866) 486-4826.

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Information About the Special Meeting (Page [—])

Date, Time, and Place of the Special Meeting (Page [—]); Purpose of the Special Meeting (Page [—])

The special meeting will be held on [—], 2022, at [—] a.m., Central Time. First Horizon will hold the special meeting in the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, Tennessee 38103, or at any postponement or adjournment thereof.

The sole purpose of the special meeting is for holders of First Horizon common stock to consider and vote on the First Horizon merger proposal, the First Horizon compensation proposal, and the First Horizon adjournment proposal.

Record Date and Quorum (Page [—])

The First Horizon board of directors has fixed the close of business on [—] as the record date for determination of holders of First Horizon common stock entitled to notice of and to vote at the First Horizon special meeting. As of [—], the last date before the date of this proxy statement for which it was practicable to obtain this information, there were [—] shares of First Horizon common stock outstanding.

Holders of a majority of the shares of First Horizon common stock outstanding on the record date must be present, either in person or by proxy, to constitute a quorum at the First Horizon special meeting. If you fail to submit a proxy or to vote in person at the First Horizon special meeting, your shares of First Horizon common stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

At the First Horizon special meeting, each share of First Horizon common stock is entitled to one vote on all matters properly submitted to holders of First Horizon common stock.

As of [—], 2022, First Horizon directors and executive officers and their affiliates owned and were entitled to vote approximately [—] shares of First Horizon common stock, representing less than [—] percent of the outstanding shares of First Horizon common stock. We currently expect that First Horizon’s directors and executive officers will vote their shares in favor of the merger, although none of them has entered into any agreements obligating them to do so.

Vote Required; Effect of Failure to Vote, Abstentions and Broker Non-Votes (Page [—])

First Horizon merger proposal:

•	Vote required: Approval of the First Horizon merger proposal requires the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock. Approval of the First Horizon merger proposal is a condition to the completion of the merger.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the First Horizon special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the First Horizon merger proposal, it will have the same effect as a vote “AGAINST” the First Horizon merger proposal.

First Horizon compensation proposal:

•	Vote required: Approval of the First Horizon compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the First Horizon special meeting. Approval of the First Horizon compensation proposal is not a condition to the completion of the merger.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the First Horizon special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the First Horizon compensation proposal, you will not be deemed to have cast a
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vote with respect to the First Horizon compensation proposal and it will have no effect on the First Horizon compensation proposal, assuming a quorum is present.

First Horizon adjournment proposal:

•	Vote required: Approval of the First Horizon adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the First Horizon special meeting. Approval of the First Horizon adjournment proposal is not a condition to the completion of the merger.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the First Horizon special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the First Horizon adjournment proposal, you will not be deemed to have cast a vote with respect to the First Horizon adjournment proposal and it will have no effect on the First Horizon adjournment proposal, assuming a quorum is present.

How to Vote Your Shares (Page [—])

A holder of First Horizon common stock may vote by proxy or in person at the First Horizon special meeting. If you hold your shares of First Horizon common stock in your name as a holder of record, to submit a proxy, you, as a holder of First Horizon common stock, may use one of the following methods:

•	By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

•	Through the Internet: by visiting the website indicated on the accompanying proxy card and following the instructions.

•	By completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

First Horizon requests that holders of First Horizon common stock vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to First Horizon as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of First Horizon common stock represented by it will be voted at the First Horizon special meeting in accordance with the instructions contained on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the First Horizon merger proposal, “FOR” the First Horizon compensation proposal and “FOR” the First Horizon adjournment proposal.

If your shares are held in “street name” through a broker, bank or other nominee, you must instruct the broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

You may not vote shares held in street name by returning a proxy card directly to First Horizon or by voting in person at the First Horizon special meeting unless you provide a “legal proxy” giving you the right to vote the shares, which you must obtain from your broker, bank or other nominee. If you choose to vote your shares in person at the First Horizon special meeting, please bring proof of identification.

Further, brokers, banks or other nominees who hold shares of First Horizon common stock on behalf of their customers may not give a proxy to First Horizon to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the First Horizon special meeting.

Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the First Horizon special meeting in person. Sending in

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your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting because you may revoke your proxy at any time before it is voted.

Revocation of Proxies (Page [—])

If you are a holder of First Horizon common stock of record, you may revoke your proxy at any time before it is voted by:

•	submitting a written notice of revocation to First Horizon’s Corporate Secretary;

•	granting a subsequently dated proxy;

•	voting by telephone or the Internet at a later time; or

•	attending in person and voting at the First Horizon special meeting.

If you hold your shares of First Horizon common stock through a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Attendance at the First Horizon special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by First Horizon after the vote will not affect the vote. First Horizon’s Corporate Secretary’s mailing address is: Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee 38103. If the First Horizon special meeting is postponed or adjourned, it will not affect the ability of holders of First Horizon common stock of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

The Mergers (Page [—])

Upon the terms and conditions set forth in the merger agreement, including approval of the First Horizon merger proposal by the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock, First Horizon will be acquired by TD as a result of the merger of First Horizon and TD Merger Sub, with First Horizon continuing as the Surviving Corporation. Following the consummation of the merger, First Horizon will become a wholly owned subsidiary of TD US Holding Company. If the merger is completed, regardless of when or whether the second step merger occurs, you will no longer own any shares of the common stock of First Horizon.

Following the effective time of the merger (the “effective time”), at the election of TD, TD US Holding Company and First Horizon may merge, with TD US Holding Company continuing as the surviving corporation.

In addition, following the effective time, at a time determined by TD, First Horizon Bank, a Tennessee state-chartered bank and principal operating subsidiary of First Horizon, and TD Bank, N.A., a national bank and wholly owned subsidiary of TD US Holding Company, will merge, with TD Bank, N.A. continuing as the surviving bank.

Merger Consideration (Page [—])

First Horizon Common Stock. If the merger is completed, holders of First Horizon common stock will be entitled to receive the merger consideration provided for in the merger agreement (a copy of which is attached as Annex A), which will be an amount in cash per share of common stock, par value $0.625 per share, of First Horizon (“First Horizon common stock”) held by you equal to $25.00, without interest (the “base per share consideration”). If the effective time occurs after November 27, 2022, the base per share consideration will increase by $0.0017808 in cash per share of issued and outstanding First Horizon common stock, for each day during the period commencing on, and including, November 27, 2022, and ending on, and including, the day immediately prior to the closing of the merger (the “additional per share consideration” and, together with the base per share consideration, the “merger consideration”).

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First Horizon Preferred Stock (Other Than the First Horizon series G preferred stock). At the effective time, each outstanding share of First Horizon preferred stock (other than the First Horizon series G preferred stock) will remain issued and outstanding. If, at the option of TD, the second step merger occurs, at the effective time of the second step merger, each issued and outstanding share of First Horizon series B preferred stock and First Horizon series C preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the corresponding series of First Horizon preferred stock, each issued and outstanding share of First Horizon series D preferred stock will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the First Horizon series D preferred stock and each issued and outstanding share of First Horizon series E preferred stock and First Horizon series F preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having terms that are not materially less favorable than the corresponding series of First Horizon preferred stock. Following the merger, the First Horizon preferred stock (other than the First Horizon series G preferred stock) will be delisted from the NYSE and deregistered under the Exchange Act, and the Surviving Corporation will no longer file periodic reports with the SEC, on account of the Surviving Corporation preferred stock.

First Horizon Series G Preferred Stock. In connection with the execution of the merger agreement, on February 28, 2022, First Horizon issued and sold to TD 4,935.694 shares of First Horizon series G preferred stock, a new series of preferred stock of First Horizon issued in connection with the merger. At the effective time, each share of First Horizon series G preferred stock, issued and outstanding immediately prior to the effective time will automatically be converted into such number of common shares of the Surviving Corporation as have a value at the effective time of $100,000.00. In the event that the merger agreement is terminated under certain circumstances relating to the failure to receive a requisite regulatory approval, the First Horizon series G preferred stock will convert into approximately 19.7 million shares of First Horizon common stock (4,000 shares of First Horizon common stock per share of First Horizon series G preferred stock). If the merger agreement is terminated for any other reason, the First Horizon series G preferred stock will convert into approximately 27.5 million shares of First Horizon common stock (5,574.136 shares of First Horizon common stock per share of First Horizon series G preferred stock). In no event will the shares of First Horizon series G preferred stock be convertible into shares of First Horizon common stock representing more than 4.9% of the total issued and outstanding shares of First Horizon common stock (taking into account shares resulting from such conversion).

First Horizon Requests the Approval of Holders of First Horizon Common Stock. Holders of First Horizon common stock are being asked to approve the First Horizon merger proposal and each of the proposals to be considered at the special meeting. Holders of First Horizon preferred stock are not being asked to approve any proposal. See “The Merger Agreement” beginning on page [—] of this proxy statement for additional and more detailed information regarding the legal documents that govern the mergers, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors (Page [—])

The First Horizon board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the mergers, are advisable and in the best interests of First Horizon and its shareholders and has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the mergers. The First Horizon board of directors unanimously recommends that holders of First Horizon common stock vote “FOR” the approval of the First Horizon merger proposal, “FOR” the First Horizon compensation proposal and “FOR” the First Horizon adjournment proposal. For a more detailed discussion of the First Horizon board of directors’ recommendation, see “The Mergers—First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors” beginning on page [—] of this proxy statement.

Opinion of First Horizon’s Financial Advisor (Page [—])

First Horizon retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services in connection with a possible merger with TD, and, if requested by First Horizon, a financial opinion with respect thereto. First Horizon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s

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qualifications, expertise and reputation and its knowledge of the business and affairs of First Horizon. Morgan Stanley rendered to the First Horizon board of directors at its special meeting on February 27, 2022, its oral opinion, subsequently confirmed by delivery of a written opinion dated February 27, 2022, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the base per share consideration to be received by holders of the shares of First Horizon common stock pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of First Horizon common stock.

The full text of the written opinion of Morgan Stanley, dated February 27, 2022, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the First Horizon board of directors and addresses only the fairness, from a financial point of view, to holders of shares of First Horizon common stock of the base per share consideration to be received by holders of shares of First Horizon common stock pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to shareholders of First Horizon as to how to vote at any shareholders meetings held with respect to the First Horizon merger proposal or any other matter or whether to take any other action with respect to the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

For a description of the opinion of Morgan Stanley, see “The Mergers—Opinion of First Horizon’s Financial Advisor” beginning on page [—] of this proxy statement.

Interests of Certain First Horizon Directors and Executive Officers in the Merger (Page [—])

In considering the recommendation of the First Horizon board of directors to vote to approve the First Horizon merger proposal, holders of First Horizon common stock should be aware that the directors and executive officers of First Horizon may have interests in the merger that are different from, or in addition to, the interests of holders of First Horizon common stock generally. These interests include:

•	The merger agreement provides for the accelerated vesting and cash-out of First Horizon options, and other First Horizon equity awards are subject to double-trigger vesting protection providing that such awards will vest and be settled upon certain qualifying terminations of employment in connection with or following the merger;

•	The First Horizon Director RSUs will vest upon the effective time of the merger;

•	Certain of First Horizon’s executive officers are parties to change in control agreements with First Horizon and certain other of First Horizon’s executive officers participate in the First Horizon Executive Change in Control Severance Plan and, in each case, may become eligible for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger;

•	Mr. Jordan has entered into a letter agreement, which sets forth the terms of Mr. Jordan’s compensation and role following the effective time of the merger;

•	Certain of First Horizon’s executive officers (other than Mr. Jordan) may be granted First Horizon RSUs (as defined below) under a retention program established to promote retention and to incentivize efforts to consummate the merger and effectuate post-closing business and systems integration; and

•	First Horizon directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.
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Material U.S. Federal Income Tax Consequences of the Mergers (Page [—])

For U.S. federal income tax purposes, if you are a U.S. Holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page [—] of this proxy statement), the receipt of cash in exchange for your shares of First Horizon common stock pursuant to the merger will generally result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that you receive in the merger and your adjusted tax basis in the common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page [—] of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of First Horizon common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

The merger will not change First Horizon’s preferred stock (other than the First Horizon series G preferred stock). The second step merger will affect such stock, and is expected to qualify as a reorganization for federal income tax purposes. Accordingly, holders of First Horizon preferred stock (other than the First Horizon series G preferred stock) generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of First Horizon preferred stock (other than the First Horizon series G preferred stock), as applicable, for preferred shares of TD US Holding Company, as applicable, in the second step merger.

For more information, you are encouraged to read the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page [—] of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger and the second step merger. You are encouraged to consult your tax advisor as to the tax consequences to you of the exchange of First Horizon common stock for cash pursuant to the merger and the exchange of First Horizon preferred stock (other than the First Horizon series G preferred stock), as applicable, for TD US Holding Company preferred stock, as applicable, in light of your particular circumstances, including the applicability and effect of the alternative minimum tax, the net investment income tax and any state, local or foreign and other tax laws and of changes in those laws.

The U.S. federal income tax consequences described above may not apply to all holders of First Horizon common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock). Your tax consequences will depend on your individual situation. Accordingly, you are urged to consult your tax advisor for a full understanding of the particular tax consequences of the merger or the second step merger to you.

Regulatory Approvals (Page [—])

Subject to the terms of the merger agreement, First Horizon and TD have agreed to, and to cause their respective subsidiaries to, cooperate and use their reasonable best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, (ii) promptly prepare and file all necessary documentation, to effect all applications, notices, petitions, registrations and any other filings with respect to the requisite regulatory approvals (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement), and to make such filings within thirty days of February 27, 2022 (subject to the timely receipt by TD of all necessary information from First Horizon and First Horizon’s subsidiaries as TD may reasonably request for the preparation of such filings), (iii) promptly prepare all documentation (including in response to information requests from regulatory agencies and governmental entities), and make all filings, (iv) obtain as promptly as practicable all permits, consents, approvals, waivers and any other authorizations of all third parties, regulatory agencies and governmental entities (and the expiration or termination of all statutory waiting periods in respect thereof) in each case which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the mergers) as timely as possible, and (v) comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. The term “requisite regulatory approvals” includes:

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•	U.S. bank regulatory approvals or non-objection notices in respect of the mergers, including from (a) the Board of Governors of the Federal Reserve System (“Federal Reserve Board”), (b) the Office of the Comptroller of the Currency (“OCC”), (c) the Tennessee Department of Financial Institutions (“TDFI”), and any filings required to comply with state banking authorities pursuant to Section 44 of the Federal Deposit Insurance Act (12 U.S.C. 1831u) in connection therewith;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

•	the approval of a change of control of each of First Horizon Advisors, Inc. and FHN Financial Securities Corp., including from the Financial Industry Regulatory Authority (“FINRA”), and any filings, notices or approvals required to comply with state authorities, in respect of First Horizon Advisors, Inc. and FHN Financial Securities Corp., as a result of the change of control;

•	the approval of the Superintendent of Financial Institutions (Canada) pursuant to s. 468(6) of the Bank Act (Canada);

•	non-objection from the Canadian securities commissions (or equivalent) under Section 11.9(1)(a) of National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations in respect of the deemed acquisition, for the first time, by the applicable subsidiaries of TD of ten percent or more of the voting securities of First Horizon and its applicable subsidiaries;

•	approval from the Ontario District Council of the Investment Industry Regulatory Organization of Canada (“IIROC”) under IIROC dealer member rule 2206(1) to permit TD to form and maintain an interest in new “associates”; and

•	notice to IIROC under IIROC dealer member rule 2215(2) to permit TD to own an interest in new entities that do not carry on “securities related business”.

The initial submission of the applications to the Federal Reserve Board, the OCC and the TDFI occurred on March 21, 2022. The initial submission of the application to FINRA occurred on March 25, 2022 and the filings required under the HSR Act were submitted on March 25, 2022. The initial submission of the application to the OSFI occurred on March 21, 2022, the initial submission of the notice to the Canadian securities commissions (or equivalent) occurred on March 23, 2022, and the initial submission of the applications to the Canadian securities commissions and IIROC occurred on March 23, 2022.

Although each of First Horizon and TD does not know of any reason related to it or its respective subsidiaries, as applicable, why the requisite regulatory approvals will not be received to permit the consummation of the merger on a timely basis, First Horizon and TD cannot be certain when or if the requisite regulatory approvals will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the mergers.

The Merger Agreement (Page [—])

Merger Consideration (Page [—]); First Horizon Preferred Stock (Page [—])

•	First Horizon common stock.

o	At the effective time, each share of First Horizon common stock issued and outstanding immediately prior to the effective time, except for shares of First Horizon common stock owned by First Horizon, TD, TD Group Holdings US LLC, or TD US Holding Company (in each case other than shares of First Horizon common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, or (ii) held, directly
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or indirectly, in respect of a debt previously contracted (the “exception shares”)), will be converted into the right to receive from TD US Holding Company (or, at the election of TD, TD Merger Sub) $25.00 in cash, without interest (the “base per share merger consideration”).

o	If the effective time occurs after the date that is nine months after February 27, 2022, holders of First Horizon common stock, other than holders of exception shares, will be entitled to receive an amount in cash equal to $0.0017808 in cash per share (the “additional per share consideration”, and, together with the base per share merger consideration, the “merger consideration”) of First Horizon common stock (other than the exception shares) for each day during the period commencing on, and including, the date that is nine months after February 27, 2022, and ending on, and including, the day immediately prior to the closing date.

o	All of the shares of First Horizon common stock converted into the right to receive the merger consideration pursuant to the merger agreement will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time, and each old certificate previously representing any such shares of First Horizon common stock will thereafter represent only the right to receive the merger consideration which the shares of First Horizon common stock represented by such old certificate have been converted into the right to receive pursuant to the merger agreement, without any interest thereon.

•	First Horizon series G preferred stock. In connection with the execution of the merger agreement, on February 28, 2022, First Horizon issued and sold to TD 4,935.694 shares of First Horizon series G preferred stock, a new series of preferred stock of First Horizon issued in connection with the merger. At the effective time, each share of First Horizon series G preferred stock, issued and outstanding immediately prior to the effective time, will automatically be converted into such number of common shares of the Surviving Corporation as have a value at the effective time of $100,000.00. In the event that the merger agreement is terminated under certain circumstances relating to the failure to receive a requisite regulatory approval (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement), the First Horizon series G preferred stock will convert into approximately 19.7 million shares of First Horizon common stock (4,000 shares of First Horizon common stock per share of First Horizon series G preferred stock). If the merger agreement is terminated for any other reason, the First Horizon series G preferred stock will convert into approximately 27.5 million shares of First Horizon common stock (5,574.136 shares of First Horizon common stock per share of First Horizon series G preferred stock). In no event will the shares of First Horizon series G preferred stock be convertible into shares of First Horizon common stock representing more than 4.9% of the total issued and outstanding shares of First Horizon common stock (taking into account shares resulting from such conversion).

•	First Horizon preferred stock (other than the First Horizon series G preferred stock). At the effective time, each outstanding share of First Horizon series B preferred stock, First Horizon series C preferred stock, First Horizon series D preferred stock, First Horizon series E preferred stock and First Horizon series F preferred stock will remain issued and outstanding. If, at the option of TD, the second step merger occurs, at the effective time of the second step merger:

o	each share of First Horizon’s series B preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the series B preferred stock and, upon such conversion, the series B preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time;

o	each share of First Horizon’s series C preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the series C preferred stock and, upon such
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conversion, the series C preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time;

o	each share of First Horizon’s series D preferred stock issued and outstanding prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the series D preferred stock and, upon such conversion, the series D preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time;

o	each share of First Horizon’s series E preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having terms that are not materially less favorable than those of the series E preferred stock and, upon such conversion, the series E preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time; and

o	each share of First Horizon’s series F preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having terms that are not materially less favorable than those of the series F preferred stock and, upon such conversion, the series F preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time.

Treatment of First Horizon Equity Awards (Page [—])

The First Horizon options, First Horizon restricted shares, First Horizon RSUs, First Horizon PSUs and First Horizon Director RSUs held by First Horizon’s directors and executive officers immediately prior to the effective time will be treated in the same manner as those First Horizon equity awards held by other employees of First Horizon.

•	First Horizon options. At the effective time, each outstanding First Horizon option under the stock plans, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon option to receive (without interest), as soon as reasonably practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (i) the number of shares of First Horizon common stock subject to such First Horizon option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of First Horizon common stock of such First Horizon option, less applicable taxes required to be withheld with respect to such payment. For the avoidance of doubt, any First Horizon option which has an exercise price per share of First Horizon common stock that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

•	First Horizon Restricted Shares. At the effective time, each outstanding First Horizon restricted share award under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon restricted share award to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon restricted share award immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment.
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At the effective time, each outstanding First Horizon restricted share award under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon restricted share award immediately prior to the effective time (including any accelerated vesting upon a qualifying termination of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon restricted share award will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock subject to such First Horizon restricted share award immediately prior to the effective time multiplied by (y) a fraction, the numerator of which is the merger consideration and the denominator of which is the average closing price, rounded to the nearest cent, of common shares of TD on the New York Stock Exchange for the period of ten consecutive trading days immediately preceding (but not including) the closing date (the “exchange ratio”).

•	First Horizon RSUs. At the effective time, each outstanding restricted stock unit (“First Horizon RSU”) under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon RSU to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon RSU immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment; provided, that, with respect to any First Horizon RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and that is not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

At the effective time, each outstanding First Horizon RSU under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon RSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon RSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such First Horizon RSU immediately prior to the effective time, multiplied by (y) the exchange ratio.

•	First Horizon DCUs. At the effective time, each outstanding deferred cash unit (“First Horizon DCU”) under the First Horizon benefit plans will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon DCU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable First Horizon benefit plan or applicable award agreement).

•	Open performance First Horizon PSUs. At the effective time, each outstanding performance-based stock unit (“First Horizon PSU”) under the First Horizon stock plans for which the applicable performance period is not complete (“open performance First Horizon PSU”) will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such open performance First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such open performance First Horizon PSU will no longer be subject to performance-based vesting conditions, and such open performance First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such open performance First Horizon PSU immediately prior to the effective time, assuming achievement of applicable performance goals at target level, multiplied by (y) the exchange ratio.
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•	Closed performance First Horizon PSUs. At the effective time, each outstanding First Horizon PSU granted under the stock plans for which the applicable performance period is complete but remains subject to service-based vesting conditions (“closed performance First Horizon PSU”) will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such closed performance First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such closed performance First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such closed performance First Horizon PSU immediately prior to the effective time, based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the compensation committee of the First Horizon board (the “First Horizon compensation committee”), in accordance with the terms of the applicable award agreement, multiplied by (y) the exchange ratio.

•	Deferred First Horizon PSUs. At the effective time, each outstanding First Horizon PSU granted under the stock plans that is subject to a deferral arrangement (“deferred First Horizon PSU”) will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such deferred First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable First Horizon stock plan or applicable award agreement), except that such deferred First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such deferred First Horizon PSU immediately prior to the effective time, multiplied by (y) the exchange ratio.

•	First Horizon LTI Units. At the effective time, each outstanding performance-based long term incentive unit (“First Horizon LTI unit”) granted under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon LTI unit immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon LTI unit will no longer be subject to performance-based vesting conditions and will only entitle the holder of such First Horizon LTI unit to receive an amount in cash equal to (i) the number of First Horizon LTI units that would be earned based on target performance through the effective time multiplied by (ii) the designated per unit value of such award; provided, that any First Horizon LTI unit for which the applicable performance period is complete but remains subject to service-based vesting conditions will instead convert based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the First Horizon compensation committee in accordance with the terms of the applicable award agreement.

•	First Horizon Director RSUs. At the effective time, each First Horizon RSU held by a current or former non-employee director of First Horizon (“First Horizon Director RSU”), whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon Director RSU to receive (without interest), as soon as reasonably practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (i) the number of shares of First Horizon common stock subject to such First Horizon Director RSU immediately prior to the effective time multiplied by (ii) the merger consideration; provided, that, with respect to any First Horizon Director RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code (“First Horizon Deferred Director RSUs”) and that are not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

•	First Horizon Phantom Awards. At the effective time, each outstanding cash-based award measured by reference to a share of First Horizon common stock (“First Horizon phantom award”) under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such
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First Horizon phantom award to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon phantom award immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment; provided, that, with respect to any First Horizon phantom award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code. At the effective time, each outstanding First Horizon phantom award under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon phantom award immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon phantom award will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such First Horizon phantom award immediately prior to the effective time, multiplied by (y) the exchange ratio.

Non-Solicitation of Acquisition Proposals (Page [—])

From the date of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger, First Horizon is subject to certain restrictions on its ability to solicit third-party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the time the First Horizon stockholder approval is obtained as described in the section entitled “The Merger Agreement—Additional Agreements—Non-Solicitation of Acquisition Proposals” beginning on page [—] of this proxy statement). Specifically, First Horizon will not, and will cause its subsidiaries not to, and will use its reasonable best efforts to cause its and their officers, directors, employees, agents, advisors and representatives (“representatives”), not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement);

•	engage or participate in any negotiations with any person concerning any acquisition proposal;

•	provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of the related provisions of the merger agreement); or

•	unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an acceptable confidentiality agreement entered into in accordance with the related provisions of the merger agreement) in connection with or relating to any acquisition proposal (“alternative acquisition agreement”).

Notwithstanding the foregoing, prior to the time the First Horizon stockholder vote is obtained, if First Horizon receives an unsolicited bona fide written acquisition proposal, First Horizon may furnish or cause to be furnished confidential or nonpublic information or data and participate in negotiations or discussions with the person making the acquisition proposal, so long as, in each case, prior to taking such actions:

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•	the First Horizon board of directors concludes in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; and

•	prior to providing any confidential or nonpublic information, First Horizon has provided the information to TD and has entered into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to First Horizon than the confidentiality letter agreement, dated February 1, 2022, by and between TD and First Horizon (the “confidentiality agreement”) and which does not provide such person with any exclusive right to negotiate with First Horizon.

First Horizon and its representatives are required under the merger agreement to immediately cease any activities, discussions, or negotiations conducted before the date of the merger agreement with any person other than TD.

Promptly, and in any event within 24 hours, First Horizon is required to inform TD following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, provide TD with an unredacted copy of any such acquisition proposal and any other related materials and keep TD apprised of any related developments with respect to such proposal.

No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events (Page [—])

In the merger agreement, First Horizon and the First Horizon board of directors agreed to recommend that holders of the First Horizon common stock adopt and approve the merger agreement and the transactions contemplated by the merger agreement (the “First Horizon board recommendation”).

Subject to certain exceptions, First Horizon and the First Horizon board of directors may not engage in any of the following actions or publicly propose to do any of the following (collectively, a “recommendation change”):

•	withhold, withdraw, modify or qualify in a manner adverse to the other party the First Horizon board recommendation;

•	fail to make the First Horizon board recommendation in this proxy statement;

•	adopt, approve, recommend or endorse an acquisition proposal (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement) or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal; or

•	fail to publicly and without qualification recommend against any acquisition proposal or reaffirm the First Horizon board recommendation within ten business days (or such fewer number of days as remains prior to the First Horizon meeting after an acquisition proposal is made public or any request by the other party to do so).

Prior to the time that the First Horizon stockholder approval is obtained and so long as First Horizon is not in breach of the non-solicitation obligations under the merger agreement, the First Horizon board of directors may make a recommendation change (i) in response to a superior proposal if the board determines in good faith, after receiving the advice of its outside counsel and its financial advisors, the proposal constitutes a superior proposal, in which case the board may cause First Horizon to terminate the merger agreement for the purpose of entering into an alternative acquisition agreement with respect to such superior proposal (subject to paying the required company termination fee to TD with respect to such termination, as described in the sections entitled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Reimbursement of Expenses” beginning on pages [—] and [—] of this proxy statement, respectively), or (ii) solely in response to an intervening event (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement), in each case, if the First Horizon board of directors determines in good faith, after receiving the advice of its outside counsel and its financial advisors, that failure to take such actions would be inconsistent with its fiduciary duties under applicable law. However, First Horizon and the First Horizon board of directors may not take any such actions unless:

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•	First Horizon delivers to TD at least three business days’ prior written notice of its intention to take such action, and furnishes to TD a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an acquisition proposal, the identity of the person making such acquisition proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such acquisition proposal);

•	prior to taking such action, First Horizon negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with TD, during the three-business-day period following First Horizon’s delivery of such notice (to the extent TD desires to so negotiate) any revision to the terms of the merger agreement that TD desires to propose; and

•	after the conclusion of such three-business-day period, the First Horizon board of directors determines in good faith, after giving effect to all of the adjustments or revisions (if any) which may be offered by TD, that such acquisition proposal continues to constitute a superior proposal and it nevertheless would be inconsistent with its fiduciary duties under applicable law to make or continue to make the recommendation to the shareholders of First Horizon.

Conditions to the Completion of the Merger (Page [—])

First Horizon’s and each of the TD party’s respective obligations to complete the merger are subject to the satisfaction, at or prior to the effective time, of the following conditions:

•	the requisite First Horizon vote (as defined in the section entitled “The Merger Agreement—Additional Agreements—First Horizon Shareholder Approval” beginning on page [—] of this proxy statement) has been obtained;

•	the requisite regulatory approvals (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement) have been obtained and will remain in full force and effect and all statutory waiting periods in respect thereof will have expired or been terminated and no such requisite regulatory approval has resulted in the imposition of any materially burdensome regulatory condition;

•	no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement will be in effect. No law, statute, rule, regulation, order, injunction or decree will have been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the mergers or any of the other transactions contemplated by the merger agreement; and

•	each of the representations and warranties of the other party or parties, as applicable, continue to be true and correct as of the closing date (or such other date specified in the merger agreement), subject to certain materiality qualifications, and that each of the covenants and other agreements required of the other party or parties, as applicable, pursuant to the merger agreement to be complied with and performed on or prior to the closing date have been complied with and performed in all material respects by the appropriate party or parties, as applicable. Neither First Horizon, TD, TD US Holding Company nor TD Merger Sub can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement (Page [—])

The merger agreement may be terminated at any time prior to the effective time, whether before or after receipt of the requisite First Horizon vote (as defined in the section entitled “The Merger Agreement—Additional Agreements—First Horizon Shareholder Approval” beginning on page [—] of this proxy statement) under the following circumstances:

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•	by mutual written consent of First Horizon and TD;

•	by either TD or First Horizon, if any governmental entity that must grant a requisite regulatory approval (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement) has denied approval of the merger, the second step merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction will have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, the second step merger or the bank merger, unless the failure to obtain a requisite regulatory approval will be due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth therein;

•	by either First Horizon or TD, if the merger has not been consummated on or before February 27, 2023 (the “termination date”), unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement; provided, that, at the option of either party (if such party would be permitted to terminate the merger agreement pursuant to this bullet), the termination date may be extended, by giving written notice to the other party, to May 27, 2023, if the requisite regulatory approvals have not yet been obtained;

•	by either First Horizon or TD (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement), if there has been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of First Horizon, in the case of a termination by TD, or TD, in the case of a termination by First Horizon, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of certain conditions set forth in the merger agreement and which is not cured within forty-five days following written notice to First Horizon, in the case of a termination by TD, or TD, in the case of a termination by First Horizon, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•	by TD, if (i) First Horizon or the First Horizon board of directors has made a recommendation change (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement) or (ii) First Horizon or the First Horizon board of directors willfully breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to First Horizon shareholder approval and the First Horizon board recommendation;

•	by either First Horizon or TD, if the requisite First Horizon vote has not been obtained upon a vote thereon taken at the First Horizon special meeting (including any adjournment or postponement thereof); or

•	prior to the time the requisite First Horizon vote is obtained, by First Horizon in order to enter into an alternative acquisition agreement with respect to a superior proposal if the board of directors of First Horizon authorizes First Horizon to enter into an alternative acquisition agreement in response to a superior proposal, to the extent permitted by the merger agreement, provided that concurrently with such termination, First Horizon pays, or causes to be paid, to TD, in immediately available funds the termination fee pursuant to the merger agreement.
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Termination Fee (Page [—])

First Horizon will be required to pay TD a termination payment of $435,500,000.00 in cash (the “termination fee”), if the merger agreement is terminated in the circumstances set forth below. The fee will be reduced by an amount equal to the difference between (i) the aggregate proceeds to be received (upon consummation of a superior proposal) by TD with respect to the shares of First Horizon common stock resulting from the conversion of the First Horizon series G preferred stock held by TD and (ii) $493,569,400.00, the aggregate price paid by TD for the First Horizon series G preferred stock.

•	TD terminates the merger agreement because (i) First Horizon or the First Horizon board of directors has made a recommendation change or (ii) First Horizon or the First Horizon board of directors willfully breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to First Horizon shareholder approval and the First Horizon board recommendation;

•	If, prior to the time the requisite First Horizon vote (as defined in the section entitled “The Merger Agreement—Additional Agreements—First Horizon Shareholder Approval” beginning on page [—] of this proxy statement) is obtained, First Horizon terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	If a bona fide acquisition proposal has been communicated to or otherwise made known to the First Horizon board of directors or First Horizon’s senior management or has been made directly to First Horizon shareholders, or any person has publicly announced (and not publicly withdrawn at least two business days prior to the First Horizon special meeting) an acquisition proposal, in each case, with respect to First Horizon, and

o	the merger agreement is terminated by either First Horizon or TD pursuant to the third bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement without the requisite First Horizon vote having been obtained (and all other conditions set forth in certain sections of the merger agreement were satisfied or were capable of being satisfied prior to such termination) or the fourth bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement as a result of a willful and material breach or thereafter the merger agreement is terminated by First Horizon or TD pursuant to the sixth bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement; and

o	prior to the date that is twelve months after the date of such termination, First Horizon enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal).

Reimbursement of Expenses (Page [—])

If, among other circumstances, TD or First Horizon terminates the merger agreement if the merger agreement is not approved upon a vote taken thereon at the First Horizon special meeting (including any adjournment or postponement thereof), First Horizon will pay TD $25,000,000.00 to reimburse TD for fees and expenses incurred in connection with the transactions contemplated by the merger agreement. Any expense reimbursement paid by First Horizon will be credited against (and therefore reduce the amount of) any termination fee payable by First Horizon.

If, among other circumstances, the merger agreement is terminated in certain circumstances relating to the failure to obtain the requisite regulatory approvals (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement), TD will pay First Horizon $25,000,000.00 to reimburse First Horizon for fees and expenses incurred in connection with the transactions contemplated by the merger agreement.

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Market Price of First Horizon Common Stock (Page [—])

The closing price of First Horizon common stock on the New York Stock Exchange on February 25, 2022, the last trading day prior to the public announcement of the execution of the merger agreement, was $18.25 per share of First Horizon common stock. On [—], 2022, the most recent practicable date before this proxy statement was mailed to First Horizon shareholders, the closing price of First Horizon common stock on the NYSE was $[—] per share of First Horizon common stock. You are encouraged to obtain current market quotations for First Horizon common stock in connection with voting your shares of First Horizon common stock.

Expected Timing of the Merger (Page [—])

First Horizon and TD expect to consummate the merger in the first quarter of TD’s 2023 fiscal year (beginning on November 1, 2022).

Appraisal Rights (Page [—])

Pursuant to Tennessee law, no dissenters’ or appraisal rights are available to shareholders in connection with the mergers or the other transactions contemplated by the merger agreement.

Delisting and Deregistration of First Horizon Common Stock and First Horizon Preferred Stock (Other Than the First Horizon Series G Preferred Stock) (Page [—])

If the merger is completed, First Horizon will cooperate with TD and use reasonable best efforts to enable the delisting of the First Horizon common stock and First Horizon preferred stock (other than the First Horizon series G preferred stock) from the New York Stock Exchange and the deregistration of the First Horizon common stock and First Horizon preferred stock (other than the First Horizon series G preferred stock) under the Exchange Act as promptly as practicable after the effective time.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in or incorporated by reference into this proxy statement that are not historical facts, including statements about the beliefs and expectations of the First Horizon board or the management of First Horizon, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may”, “will”, “should”, “potential”, “intend”, “expect”, “seek”, “anticipate”, “estimate”, “believe”, “could”, “project”, “predict”, “continue”, “future” or other similar words or expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s reports filed with the SEC as well as the following factors, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and TD;

•	the outcome of any legal proceedings that may be instituted against First Horizon or TD, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction;

•	the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated;

•	interloper risk;

•	the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon;

•	certain restrictions during the pendency of the merger that may impact First Horizon’s ability to pursue certain business opportunities or strategic transactions;

•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the diversion of management’s attention from ongoing business operations and opportunities;

•	reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;

•	First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing;

•	currency and interest rate fluctuations;

•	exchange rates;

•	the success of hedging activities;
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•	material adverse changes in economic and industry conditions, including the availability of short- and long-term financing;

•	general competitive, economic, political and market conditions;

•	changes in asset quality and credit risk;

•	the inability to sustain revenue and earnings growth;

•	inflation;

•	customer borrowing, repayment, investment and deposit practices;

•	the impact, extent and timing of technological changes;

•	capital management activities;

•	the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions and other regulators;

•	the pandemic created by the outbreak of COVID-19 and its variants, and the resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and

•	other factors that may affect future results of First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

We caution investors not to unduly rely on any forward-looking statements. All forward-looking statements included in this proxy statement are expressly qualified in their entirety by such cautionary statements. First Horizon expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this proxy statement, or to conform prior statements to actual results or revised expectations except as required by applicable law.

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PARTIES TO THE MERGERS

First Horizon Corporation

First Horizon is a Tennessee corporation headquartered in Memphis, Tennessee, with US$89.1 billion in assets as of December 31, 2021. First Horizon is a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and a financial holding company. First Horizon and its subsidiaries offer regional banking, mortgage lending, title insurance, specialized commercial lending, commercial leasing and equipment financing, brokerage, wealth management, capital markets, and other financial services to commercial, consumer, and governmental clients.

First Horizon’s principal operating subsidiary, First Horizon Bank, operates in 12 states across the southern U.S. and New York with approximately 400 banking centers and serves over 1.1 million consumer and business customers. First Horizon and its subsidiaries offer a wide range of financial services, including retail banking, commercial and business banking, wealth management, mortgage lending, asset-based lending, fixed income, insurance and brokerage services.

First Horizon’s common stock is listed on the New York Stock Exchange under the symbol “FHN”; the depositary shares representing a 1/400th interest in a share of First Horizon’s series B preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR B”; the depositary shares representing a 1/400th interest in a share of First Horizon’s series C preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR C”; the depositary shares representing a 1/400th interest in a share of First Horizon’s series D preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR D”; the depositary shares representing a 1/4,000th interest in a share of First Horizon’s series E preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR E”; and the depositary shares representing a 1/4,000th interest in a share of First Horizon’s series F preferred stock are traded on the New York Stock Exchange under the symbol “FHN PR F”. All outstanding shares of First Horizon series G preferred stock are owned by a subsidiary of TD and are not listed or traded on any exchange, directly or indirectly.

The principal executive offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103, and its telephone number at that address is (901) 523-4444. First Horizon’s website can be accessed at http://www.firsthorizon.com. Information contained in First Horizon’s website does not constitute part of, and is not incorporated into, this proxy statement.

For more information about First Horizon and its subsidiaries, see the section “Where You Can Find More Information” beginning on page [—] of this proxy statement.

The Toronto-Dominion Bank

The Toronto-Dominion Bank (“TD”) is a Schedule I bank under the Bank Act (Canada), and a financial holding company with US$1.4 trillion in global assets as of January 31, 2022. TD also maintains a federally licensed branch located in New York that, among other things, supports U.S. Wholesale Banking activities.

TD’s common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “TD”.

The principal executive offices of TD are located at 66 Wellington Street West, Toronto, Ontario, Canada, M5K 1A2 , and its telephone number at that address is (416) 308-9030 or toll-free at (866) 486-4826. TD’s website can be accessed at www.td.com. Information contained in TD’s website does not constitute part of, and is not incorporated into, this proxy statement.

For more information about TD and its subsidiaries, see the section “Where You Can Find More Information” beginning on page [—] of this proxy statement.

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TD Bank US Holding Company

TD Bank US Holding Company (“TD US Holding Company”) is a Delaware corporation and a direct wholly owned subsidiary of TDGUS. It serves as the direct parent bank holding company of TD’s two U.S. bank subsidiaries, TD Bank, N.A. and TD Bank USA, National Association. As of December 31, 2021, these two U.S. bank subsidiaries held a combined $453.4 billion in assets and a combined $396.4 billion in U.S. deposits. TD US Holding Company has elected to be treated as a financial holding company under the BHC Act. TD Bank, N.A. is a national bank with its main office located in Wilmington, Delaware. With a network of approximately 1,150 branches throughout the Northeast, Mid-Atlantic, Metro D.C., the Carolinas, and Florida, TD Bank, N.A. and its subsidiaries provide a broad range of retail, commercial, and small business banking products and services. As of December 31, 2021, TD Bank, N.A. had total assets of $423.6 billion and total deposits of $370.8 billion.

The principal executive offices of TD US Holding Company are located at 2035 Limestone Road, Wilmington, Delaware, USA, 19808, and its telephone number at that address is (416) 308-9030 or toll-free at (866) 486-4826. TD US Holding Company’s website can be accessed at www.tdbank.com. Information contained in TD US Holding Company’s website does not constitute part of, and is not incorporated into, this proxy statement.

For more information about TD US Holding Company and its subsidiaries, see the section “Where You Can Find More Information” beginning on page [—] of this proxy statement.

Falcon Holdings Acquisition Co.

Falcon Holdings Acquisition Co. (“TD Merger Sub”) is a Delaware corporation and a wholly owned subsidiary of TD US Holding Company. TD Merger Sub was formed solely for the purposes of facilitating the merger and the other transactions contemplated by the merger agreement. TD Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, TD Merger Sub will merge with and into First Horizon, and First Horizon will continue as the Surviving Corporation.

The principal executive offices of TD Merger Sub are located at 2035 Limestone Road, Wilmington, Delaware, USA, 19808, and its telephone number at that address is (416) 308-9030 or toll-free at (866) 486-4826.

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PROPOSALS SUBMITTED TO FIRST HORIZON SHAREHOLDERS

Proposal 1: The First Horizon Merger Proposal

First Horizon is asking holders of First Horizon common stock to approve the merger agreement. Holders of First Horizon common stock should read this proxy statement carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the transactions contemplated by the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A.

By approving the merger agreement, you approve of the transactions contemplated by the merger agreement, including the merger, the second step merger (which, at TD’s election, may be completed after the merger) and the bank merger (which will be completed after the merger and may occur either before or after the second step merger, if any). If, following the merger, TD elects to consummate the second step merger, no further approval of the holders of First Horizon common stock or First Horizon preferred stock will be required (other than the approval of the merger agreement by the holders of First Horizon common stock provided for herein) and no further notice to the holders of First Horizon common stock or First Horizon preferred stock will be made.

After careful consideration, the First Horizon board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the mergers, are advisable and in the best interests of First Horizon and its shareholders and unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the mergers. See “The Mergers—First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors” beginning on page [—] of this proxy statement for a more detailed discussion of the First Horizon board of directors’ recommendation.

The approval of the First Horizon merger proposal by holders of First Horizon common stock is a condition to the completion of the merger. Approval of the First Horizon merger proposal requires the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock.

The First Horizon board unanimously recommends that First Horizon shareholders vote “FOR” the First Horizon merger proposal.

Proposal 2: The First Horizon Compensation Proposal

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, First Horizon is seeking a non-binding, advisory shareholder approval of the compensation of First Horizon’s named executive officers that is based on or otherwise relates to the mergers as disclosed in the section entitled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to First Horizon’s Named Executive Officers—Golden Parachute Compensation” beginning on page [—] of this proxy statement. The proposal gives holders of First Horizon common stock the opportunity to express their views on the merger-related compensation of First Horizon’s named executive officers.

Accordingly, First Horizon is asking holders of First Horizon common stock to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to the First Horizon named executive officers, in connection with the transactions contemplated by the merger agreement, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to First Horizon’s Named Executive Officers—Golden Parachute Compensation” are hereby APPROVED.”

The advisory vote on the First Horizon compensation proposal is a vote separate and apart from the votes on the First Horizon merger proposal and the First Horizon adjournment proposal. Accordingly, if you are a holder of First Horizon common stock, you may vote to approve the First Horizon merger proposal and/or the First Horizon adjournment proposal and vote not to approve the First Horizon compensation proposal, and vice versa. The

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approval of the First Horizon compensation proposal by holders of First Horizon common stock is not a condition to the completion of the transactions contemplated by the merger agreement. If the transactions contemplated by the merger agreement are completed, the merger-related compensation will be paid to First Horizon’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of First Horizon common stock fail to approve the advisory vote regarding merger-related compensation.

The First Horizon board of directors unanimously recommends a vote “FOR” the advisory First Horizon compensation proposal.

Proposal 3: The First Horizon Adjournment Proposal

The First Horizon special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the First Horizon special meeting to approve the First Horizon merger proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to holders of First Horizon common stock.

If, at the First Horizon special meeting, the number of shares of First Horizon common stock present or represented and voting in favor of the First Horizon merger proposal is insufficient to approve the First Horizon merger proposal, First Horizon intends to move to adjourn the First Horizon special meeting in order to enable the First Horizon board of directors to solicit additional proxies for approval of the First Horizon merger proposal. In that event, First Horizon will ask holders of First Horizon common stock to vote upon the First Horizon adjournment proposal, but not the First Horizon merger proposal.

In this proposal, First Horizon is asking holders of First Horizon common stock to authorize the holder of any proxy solicited by the First Horizon board of directors, on a discretionary basis, if a quorum is not present and (i) if there are not sufficient votes at the time of the First Horizon special meeting to approve the First Horizon merger proposal or (ii) if necessary or appropriate to ensure that any supplement or amendment to this proxy statement is timely provided to holders of First Horizon common stock, to vote in favor of adjourning the First Horizon special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of First Horizon common stock who have previously voted. Pursuant to First Horizon’s bylaws, whether or not a quorum is obtained at the First Horizon special meeting, the chairman of the First Horizon special meeting may adjourn the meeting without notice, except as provided by law, by making an announcement at the First Horizon special meeting, and may do so without a vote of holders of First Horizon common stock.

The approval of the First Horizon adjournment proposal by holders of First Horizon common stock is not a condition to the completion of the transactions contemplated by the merger agreement.

The First Horizon board unanimously recommends that First Horizon shareholders vote “FOR” the First Horizon adjournment proposal.

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INFORMATION ABOUT THE SPECIAL MEETING

This section contains information for holders of First Horizon common stock and First Horizon preferred stock about the special meeting that First Horizon has called to allow holders of First Horizon common stock to consider and vote on the First Horizon merger proposal and other related matters. This proxy statement is accompanied by a notice of the First Horizon special meeting, and a form of proxy card that the First Horizon board of directors is soliciting for use by holders of First Horizon common stock at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to First Horizon shareholders as part of the solicitation of proxies by the First Horizon board for use at the special meeting to be held on [—], 2022, at [—] a.m., Central Time. First Horizon will hold the special meeting in the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, Tennessee 38103 or at any postponement or adjournment thereof.

Purpose of the Special Meeting

The sole purpose of the special meeting is for holders of First Horizon common stock to consider and vote on the First Horizon merger proposal, the First Horizon compensation proposal and the First Horizon adjournment proposal.

Matters to Be Considered

At the First Horizon special meeting, holders of First Horizon common stock will be asked to consider and vote upon the following proposals:

•	the First Horizon merger proposal;

•	the First Horizon compensation proposal; and

•	the First Horizon adjournment proposal.

Recommendation of the First Horizon Board

The First Horizon board of directors recommends that you vote “FOR” the First Horizon merger proposal, “FOR” the First Horizon compensation proposal and “FOR” the First Horizon adjournment proposal. See “The Mergers—First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors” beginning on page [—] of this proxy statement for a more detailed discussion of the First Horizon board of directors’ recommendation.

Shareholders of Record and Beneficial Owners

If your shares of First Horizon common stock are registered directly in your name with First Horizon’s transfer agent, EQ, you are considered, with respect to those shares of First Horizon common stock, the “shareholder of record”. This proxy statement and proxy card have been sent directly to you by First Horizon.

If your shares are held in “street name” through a broker, bank or other nominee, you must instruct the broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

You may not vote shares held in street name by returning a proxy card directly to First Horizon or by voting in person at the First Horizon special meeting unless you provide a “legal proxy” giving you the right to vote the shares, which you must obtain from your broker, bank or other nominee. If you choose to vote your shares in person at the First Horizon special meeting, please bring proof of identification.

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Further, brokers, banks or other nominees who hold shares of First Horizon common stock on behalf of their customers may not give a proxy to First Horizon to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the First Horizon special meeting.

Record Date and Quorum

The First Horizon board of directors has fixed the close of business on [—] as the record date for determination of holders of First Horizon common stock entitled to notice of and to vote at the First Horizon special meeting. As of [—], the last date before the date of this proxy statement for which it was practicable to obtain this information, there were [—] shares of First Horizon common stock outstanding.

Holders of a majority of the shares of First Horizon common stock outstanding on the record date must be present, either in person or by proxy, to constitute a quorum at the First Horizon special meeting. If you fail to submit a proxy or to vote in person at the First Horizon special meeting, your shares of First Horizon common stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

At the First Horizon special meeting, each share of First Horizon common stock is entitled to one vote on all matters properly submitted to holders of First Horizon common stock.

As of [—], the last date before the date of this proxy statement for which it was practicable to obtain this information, First Horizon directors and executive officers and their affiliates owned and were entitled to vote approximately [—] shares of First Horizon common stock, representing less than [—] percent of the outstanding shares of First Horizon common stock. We currently expect that First Horizon’s directors and executive officers will vote their shares in favor of the First Horizon merger proposal, although none of them has entered into any agreements obligating them to do so.

Attendance

All holders of First Horizon common stock, including holders of record and shareholders who hold their shares of First Horizon common stock through banks, brokers or other nominees, are invited to attend the First Horizon special meeting. Shareholders of record can vote in person at the First Horizon special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the First Horizon special meeting. If you plan to attend the First Horizon special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. First Horizon reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the First Horizon special meeting is prohibited without First Horizon’s express written consent.

Vote Required; Effect of Failure to Vote, Abstentions and Broker Non-Votes

First Horizon merger proposal:

•	Vote required: Approval of the First Horizon merger proposal requires the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock. Approval of the First Horizon merger proposal is a condition to the completion of the merger.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the First Horizon special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the First Horizon merger proposal, it will have the same effect as a vote “AGAINST” the First Horizon merger proposal.
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First Horizon compensation proposal:

•	Vote required: Approval of the First Horizon compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the First Horizon special meeting, assuming a quorum is present. Approval of the First Horizon compensation proposal is not a condition to the completion of the merger.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the First Horizon special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the First Horizon compensation proposal, you will not be deemed to have cast a vote with respect to the First Horizon compensation proposal and it will have no effect on the First Horizon compensation proposal, assuming a quorum is present.

First Horizon adjournment proposal:

•	Vote required: Approval of the First Horizon adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the First Horizon special meeting, assuming a quorum is present. Approval of the First Horizon adjournment proposal is not a condition to the completion of the merger.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the First Horizon special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the First Horizon adjournment proposal, you will not be deemed to have cast a vote with respect to the First Horizon adjournment proposal and it will have no effect on the First Horizon adjournment proposal, assuming a quorum is present.

How to Vote Your Shares

A holder of First Horizon common stock may vote by proxy or in person at the First Horizon special meeting. If you hold your shares of First Horizon common stock in your name as a holder of record, to submit a proxy, you, as a holder of First Horizon common stock, may use one of the following methods:

•	By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

•	Through the Internet: by visiting the website indicated on the accompanying proxy card and following the instructions.

•	By completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

First Horizon requests that holders of First Horizon common stock vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to First Horizon as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of First Horizon common stock represented by it will be voted at the First Horizon special meeting in accordance with the instructions contained on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the First Horizon merger proposal, “FOR” the First Horizon compensation proposal and “FOR” the First Horizon adjournment proposal.

If your shares are held in “street name” through a broker, bank or other nominee, you must instruct the broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

You may not vote shares held in street name by returning a proxy card directly to First Horizon or by voting in person at the First Horizon special meeting unless you provide a “legal proxy” giving you the right to vote the shares, which you must obtain from your broker, bank or other nominee. If you choose to vote your shares in person at the First Horizon special meeting, please bring proof of identification.

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Further, brokers, banks or other nominees who hold shares of First Horizon common stock on behalf of their customers may not give a proxy to First Horizon to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the First Horizon special meeting.

Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the First Horizon special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting because you may revoke your proxy at any time before it is voted.

Revocation of Proxies

If you are a holder of First Horizon common stock of record, you may revoke your proxy at any time before it is voted by:

•	submitting a written notice of revocation to First Horizon’s Corporate Secretary;

•	granting a subsequently dated proxy;

•	voting by telephone or the Internet at a later time; or

•	attending in person and voting at the First Horizon special meeting.

If you hold your shares of First Horizon common stock through a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Attendance at the First Horizon special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by First Horizon after the vote will not affect the vote. First Horizon’s Corporate Secretary’s mailing address is: Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee 38103. If the First Horizon special meeting is postponed or adjourned, it will not affect the ability of holders of First Horizon common stock of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this proxy statement is being delivered to holders of First Horizon common stock residing at the same address, unless such holders of First Horizon common stock have notified First Horizon of their desire to receive multiple copies of the proxy statement.

First Horizon will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any holder of First Horizon common stock residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to First Horizon’s proxy solicitor, Morrow Sodali LLC, by calling toll-free at (800) 662-5200.

Solicitation of Proxies; Payment of Solicitation Expenses

Directors and officers of First Horizon may solicit proxies on behalf of First Horizon in person or by telephone, facsimile or other means, for which they will not receive any additional compensation. First Horizon has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. First Horizon has agreed to pay Morrow Sodali LLC approximately $[—], plus out-of-pocket expenses, for its services to solicit proxies. In accordance with the regulations of the SEC, First Horizon will also reimburse banks, brokers and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of First Horizon common stock.

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Adjournments

The special meeting may adjourn to reconvene at the same or some other place. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the special meeting is adjourned to a date more than four months after the date fixed for the original meeting or the First Horizon board of directors fixes a new record date for the adjourned meeting, a new notice of the adjourned meeting must be given to shareholders as of the new record date.

Tabulation of the Votes

First Horizon will appoint EQ to serve as the inspector of elections for the special meeting to tabulate affirmative and negative votes and abstentions.

Other Matters to Come Before the First Horizon Special Meeting

First Horizon management knows of no other business to be presented at the First Horizon special meeting, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the board of directors’ recommendations.

Questions and Additional Information

If you have more questions about the mergers or how to authorize your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Clyde A. Billings, Jr., First Horizon Corporation, 165 Madison Avenue, 13th Floor, Memphis, Tennessee, telephone (901) 523-4444, or First Horizon’s proxy solicitor, Morrow Sodali LLC, at the following address or phone number: 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, or calling toll-free: (800) 662-5200.

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THE MERGERS

This discussion of the mergers is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement. You should read the entire merger agreement carefully and in its entirety as it is the legal document that governs the mergers.

Upon the terms and conditions set forth in the merger agreement, including approval of the First Horizon merger proposal by the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock, (i) TD Merger Sub will merge with and into First Horizon, with First Horizon continuing as the Surviving Corporation, and (ii) following the effective time of the merger (the “effective time”), at the election of TD, First Horizon will merge with and into TD US Holding Company, with TD US Holding Company continuing as the surviving corporation. Following the completion of the merger, at a time determined by TD, First Horizon Bank, a Tennessee state-chartered bank and principal operating subsidiary of First Horizon, will merge with TD Bank, N.A., a national bank and wholly owned subsidiary of TD US Holding Company, with TD Bank, N.A. continuing as the surviving bank. If the merger is completed, regardless of when or whether the second step merger occurs, you will no longer own any shares of the common stock of First Horizon.

Merger Consideration

If the merger is completed, holders of First Horizon common stock will be entitled to receive the merger consideration provided for in the merger agreement (a copy of which is attached as Annex A to this proxy statement), which will be $25 per share in cash, without interest (the “base per share consideration”). If the effective time occurs after November 27, 2022, the base per share consideration will increase by $0.0017808 in cash per share for each day during the period commencing on, and including, November 27, 2022, and ending on, and including, the day immediately prior to the closing of the merger (the “additional per share consideration” and, together with the base per share consideration, the “merger consideration”).

At the effective time, each outstanding share of First Horizon series B preferred stock, First Horizon series C preferred stock, First Horizon series D preferred stock, First Horizon series E preferred stock and First Horizon series F preferred stock will remain issued and outstanding. If, at the option of TD, the second step merger occurs, at the effective time of the second step merger, each issued and outstanding share of First Horizon series B preferred stock and First Horizon series C preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the corresponding series of First Horizon preferred stock, each issued and outstanding share of First Horizon series D preferred stock will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the First Horizon series D preferred stock and each issued and outstanding share of First Horizon series E preferred stock and First Horizon series F preferred stock, respectively, will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company having terms that are not materially less favorable than the corresponding series of First Horizon preferred stock.

In connection with the execution of the merger agreement, First Horizon issued and sold to TD 4,935.694 shares of First Horizon series G preferred stock, a new series of preferred stock of First Horizon. At the effective time, each share of First Horizon series G preferred stock, issued and outstanding immediately prior to the effective time, will automatically be converted into such number of common shares of the Surviving Corporation as have a value at the effective time of $100,000.00. In the event that the merger agreement is terminated under certain circumstances relating to the failure to receive a requisite regulatory approval, the First Horizon series G preferred stock will convert into approximately 19.7 million shares of First Horizon common stock (4,000 shares of First Horizon common stock per share of First Horizon series G preferred stock). If the merger agreement is terminated for any other reason, the First Horizon series G preferred stock will convert into approximately 27.5 million shares of First Horizon common stock (5,574.136 shares of First Horizon common stock per share of First Horizon series G preferred stock). In no event will the shares of First Horizon series G preferred stock be convertible into shares of First Horizon common stock representing more than 4.9% of the total issued and outstanding shares of First Horizon common stock (taking into account shares resulting from such conversion).

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Holders of First Horizon common stock are being asked to approve the First Horizon merger proposal and each of the other proposals to be considered at the special meeting. Holders of First Horizon preferred stock are not being asked to approve any proposal. See “The Merger Agreement” beginning on page [—] of this proxy statement for additional and more detailed information regarding the legal documents that govern the mergers, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

First Horizon’s Board of Directors (which we refer to as the “First Horizon board”) and its senior management regularly review and discuss long-term strategies and objectives of First Horizon and consider ways to enhance First Horizon’s performance and prospects in light of competitive, regulatory and other developments, all with the goal of increasing long-term value for First Horizon’s shareholders and delivering the best possible services to its customers and communities.

As part of its strategy, from time to time, First Horizon has evaluated and in some cases acquired, or combined with, other financial institutions and nonbank companies, as well as specific assets of other financial institutions, to achieve its strategic goals. Such strategic evaluation resulted in the merger between First Horizon and IBERIABANK Corporation, which was completed on July 1, 2020. The merger enabled First Horizon to expand its geographic footprint throughout the southern United States, expand its equipment financing, mortgage, and title services businesses, and create a combined company with $89.1 billion in total consolidated assets as of December 31, 2021.

On January 6, 2022, at the request of TD, a representative of J.P. Morgan Securities LLC (“J.P. Morgan”) contacted D. Bryan Jordan, President and Chief Executive Officer of First Horizon, to arrange a time to speak, which was ultimately scheduled for later in the day on January 6, 2022. During this discussion, and at the request of TD, the representative of J.P. Morgan discussed with Mr. Jordan the potential of an all-cash combination transaction between First Horizon and TD based on a valuation of $25.00 per share of First Horizon common stock. Following this discussion, Mr. Jordan conveyed to the J.P. Morgan representative that First Horizon was not looking to engage in a sale transaction, but he would discuss TD’s proposal with the First Horizon board.

During the evening of January 6, 2022 and on January 7, 2022, Mr. Jordan had individual telephonic meetings with the Executive Chairman, Lead Director and two independent members of the First Horizon board. During each of these meetings, Mr. Jordan described the call he had received on January 6, 2022 from J.P. Morgan and the proposal from TD, including the indicative price conveyed of $25.00 per share of First Horizon common stock. Mr. Jordan discussed with each of these directors the strategic opportunities and alternatives available to First Horizon, including remaining independent, and the benefits and risks associated with each alternative. During these meetings, the directors and Mr. Jordan also discussed the current regulatory environment and steps First Horizon might take, including due diligence and negotiating specific deal terms, in order for First Horizon to proceed with any such strategic opportunity.

On January 8, 2022, Mr. Jordan and representatives of J.P. Morgan had a subsequent telephonic meeting to discuss TD’s proposal. During this meeting, the representatives from J.P. Morgan provided Mr. Jordan with additional information on TD’s businesses, including its operations and strategic initiatives in the United States.

On January 9, 2022, Mr. Jordan arranged a telephonic meeting with the same directors that he had previously contacted regarding TD’s proposal, as well as a representative of Sullivan & Cromwell LLP (“Sullivan & Cromwell”), First Horizon’s outside counsel. The group discussed TD’s proposal and the value proposition to shareholders offered by the proposal, including the significant premium over First Horizon common stock’s then-current market trading price, compared to the potential value for shareholders offered by First Horizon’s remaining independent. In addition, the group discussed the retention of First Horizon employees and potential non-financial factors that First Horizon would need to consider in evaluating a potential transaction with TD, including the current regulatory environment for pending bank acquisition and consolidation transactions and the regulatory approvals that would be required in connection with any potential transaction with TD. The group concluded its discussion by

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agreeing that Mr. Jordan should meet with Bharat Masrani, Group President and Chief Executive Officer of TD, to discuss further TD’s proposal.

On January 12, 2022, Messrs. Jordan and Masrani met in Nashville, Tennessee to discuss TD’s proposal. During this discussion, Mr. Masrani confirmed TD’s proposal to acquire all of the issued and outstanding shares of First Horizon common stock for a price of $25.00 per share in cash. Each of Mr. Masrani and Mr. Jordan shared his respective views on TD’s proposal, including the potential benefits to First Horizon and its shareholders. Messrs. Jordan and Masrani discussed the current regulatory environment applicable to First Horizon and TD and those regulatory authorities whose approvals would be required in any acquisition of First Horizon by TD, as well as the importance of retaining key First Horizon employees to complete any potential transaction. In addition, Mr. Masrani noted TD’s desire for Mr. Jordan to remain involved in an executive leadership role with the combined organization following closing, although no specific roles or employment terms were discussed. Following this discussion, Mr. Jordan indicated to Mr. Masrani that the same group of First Horizon directors would continue to consider and evaluate TD’s proposal in consultation with the company’s financial and legal advisors.

On the evening of January 12, 2022, Mr. Jordan arranged a telephonic meeting with the same group of directors and a representative of Sullivan & Cromwell. Mr. Jordan described the meeting he had with Mr. Masrani earlier that day and confirmed to the group the proposed terms of TD’s proposal. The group discussed various financial and non-financial factors in evaluating TD’s proposal, including the value of the per share price offered by TD, alternative strategic opportunities available to First Horizon, including remaining a stand-alone company, the ability to obtain regulatory approvals with respect to any potential transaction and employee retention matters.

On January 13, 2022, First Horizon engaged Morgan Stanley & Co. LLC (“Morgan Stanley”) as its financial advisor to assist it in connection with preliminary discussions with TD, its consideration of the financial implications of TD’s proposal and value to shareholders and any potential alternative, including continuing as an independent company. First Horizon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of First Horizon.

On January 14, 2022, Mr. Jordan, the same directors Mr. Jordan had previously contacted regarding TD’s proposal and representatives of Morgan Stanley and Sullivan & Cromwell met via teleconference to discuss Mr. Jordan’s meeting with Mr. Masrani and to consider further TD’s proposal. The group discussed again the value proposition to shareholders offered by TD’s proposal, including the significant premium over First Horizon common stock’s then-current market trading price, compared to the potential value for shareholders offered by First Horizon’s remaining independent. The group further discussed the legal and regulatory implications of TD’s proposal, including the current environment for obtaining regulatory approvals and potential related financial and non-financial transaction terms, as well as the effect of TD’s proposal on the communities in which First Horizon operates.

On January 15, 2022, representatives of Morgan Stanley and J.P. Morgan discussed non-financial and financial terms of TD’s proposal in the context of the current regulatory landscape, including the per share price offered by TD, contingencies if the transaction were delayed or did not occur such as the possibility that the purchase price would increase if the potential acquisition had not occurred within a period of time following signing and either a reverse termination fee or a potential equity investment by TD, the proceeds of which would be used in part to fund retention awards for First Horizon employees. In addition, representatives of Morgan Stanley communicated to representatives of J.P. Morgan that the per share price offered by TD remained subject to further negotiation if there was a basis to continue discussions.

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On January 16, 2022, Mr. Jordan, the same group of First Horizon directors and representatives of Morgan Stanley and Sullivan & Cromwell met via teleconference to discuss TD’s proposal further, including the regulatory approvals required in any transaction and the potential timeline to obtain the approvals, and matters relating to the retention of key employees.

On January 17, 2022, Mr. Jordan discussed TD’s proposal with an additional independent member of the First Horizon board. Mr. Jordan provided the director with an overview of TD’s proposal and the prior discussions between First Horizon and TD and their respective advisors. Mr. Jordan and the director discussed the timing required to obtain the required regulatory approvals for the potential transaction, and employee retention matters.

On January 18, 2022, representatives of J.P. Morgan informed representatives of Morgan Stanley that TD would be willing to consider the equity investment discussed several days earlier. The J.P. Morgan representatives indicated that TD would be willing to purchase, concurrently with the signing of a definitive merger agreement, shares of a newly created series of First Horizon nonvoting preferred stock that would convert into shares of First Horizon common stock at the closing of any potential transaction or the termination of any definitive transaction agreement. This ultimately led to the agreement to issue the First Horizon series G preferred stock to TD in connection with the execution of the merger agreement on February 28, 2022. In addition, representatives of J.P. Morgan informed representatives of Morgan Stanley that TD would be willing to increase the purchase price if the potential transaction did not close within nine months of signing. Representatives of J.P. Morgan also provided representatives of Morgan Stanley with TD’s proposed terms with respect to the retention of First Horizon employees.

Later that day, Mr. Jordan, the same directors Mr. Jordan had previously contacted regarding TD’s proposal and representatives of Morgan Stanley and Sullivan & Cromwell met to discuss the terms proposed by representatives of J.P. Morgan. The group discussed potential approaches to seeking a higher offer price than the $25.00 per share price offered by TD. After a lengthy discussion, including the financial, legal and regulatory implications of any potential transaction with TD, the group determined that, although further negotiations on particular transaction terms would be necessary, there was sufficient alignment to support continued discussions, and agreed that representatives of Morgan Stanley would approach representatives of J.P. Morgan with a $27.00 per share counter proposal.

Following the discussion, representatives of Morgan Stanley spoke with representatives of J.P. Morgan to discuss First Horizon’s $27.00 per share counter proposal. Representatives of J.P. Morgan responded to the $27.00 per share counter proposal by informing the representatives of Morgan Stanley that TD was not willing to consider any increase to the $25.00 per share price offered by TD, which TD believed reflected a compelling premium to First Horizon’s current trading prices and long-term value.

On January 20, 2022, Messrs. Jordan and Masrani met in Nashville, Tennessee, to continue discussions regarding TD’s proposal. Messrs. Jordan and Masrani discussed the valuation of First Horizon by TD, including in the context of the current financial, regulatory and interest rate environments generally; TD’s confidence in its ability to obtain regulatory approvals for any potential transaction, including the timing of such approvals; and certain additional non-financial considerations, including TD’s anticipated operations in Memphis, Tennessee, and the other geographic areas in which First Horizon operates. Messrs. Jordan and Masrani also discussed the importance of retaining key First Horizon employees in any potential transaction and of the funding of retention awards for such key First Horizon employees through the proposed preferred stock investment by TD in First Horizon.

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Following this meeting, until the meeting of the First Horizon board on January 24, 2022, Mr. Jordan, the Executive Chairman, the Lead Director, certain other independent members of the First Horizon board, and representatives of Morgan Stanley and Sullivan & Cromwell continued to analyze and consider TD’s proposal, including TD’s proposed valuation of First Horizon compared to the stand-alone value of First Horizon as an independent company and regulatory, employee and other non-financial considerations regarding any potential transaction.

On January 24, 2022, the First Horizon board held a meeting at which the full First Horizon board was updated regarding TD’s proposal to acquire First Horizon and the conversations that had occurred to that date. Members of First Horizon management and representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting.

Mr. Jordan and representatives of Morgan Stanley provided the First Horizon board with an overview of the terms of TD’s proposal, including the proposed price of $25.00 per share of First Horizon common stock (which amount would increase by an agreed amount (approximately 2.6% on an annualized basis) for each day after the nine-month anniversary of signing until the closing), the proposed terms associated with the issuance of nonvoting convertible preferred stock to TD upon signing and the circumstances under which First Horizon would be required to pay TD a termination fee in connection with the termination of any definitive transaction agreement. Members of First Horizon management, together with representatives of Morgan Stanley and Sullivan & Cromwell, also discussed with the board, and the board considered, the current U.S. federal and state and non-U.S. regulatory landscape applicable to both state-chartered and national banking associations generally and those regulatory authorities whose approval would be required in any acquisition of First Horizon by TD.

Following this discussion, the board considered and discussed the general landscape for financial services mergers and acquisitions. The First Horizon board also considered alternatives to the TD proposal, including remaining independent or engaging in mergers and acquisitions activity that could enhance long-term value for First Horizon’s shareholders in light of the increasing need for scale and investments in technology in the financial services industry and the business and regulatory environment. Morgan Stanley gave an overview of recent consolidation transactions and mergers of equals transactions in the financial services industry. The First Horizon board also reviewed and discussed a list of other potential counterparties that potentially might be willing to engage in a strategic business combination with First Horizon, including potential mergers of equals transaction counterparties. First Horizon management and representatives of Morgan Stanley also reviewed and discussed strategic alternatives, including remaining independent, which alternatives were discussed among the First Horizon board. Representatives of Morgan Stanley also provided the First Horizon board with an overview of TD’s business, financial position and geographic footprint. Following these discussions, the First Horizon board directed First Horizon management, with the assistance of Morgan Stanley and Sullivan & Cromwell, to continue to explore a potential transaction with TD.

Following discussion between Messrs. Jordan and Masrani, as well as between representatives of Morgan Stanley and J.P. Morgan, on January 28, 2022, Mr. Jordan confirmed in a letter to Mr. Masrani that First Horizon was willing to proceed with discussions of a potential transaction on the basis of a purchase price of $25.00 per share of First Horizon common stock, and outlined the position of the First Horizon board with respect to the terms of the potential issuance of the First Horizon series G preferred stock and the aggregate amount of potential retention payments to First Horizon employees. Following initial discussions over the previous few days, the letter included an expense reimbursement mechanism if the potential transaction did not occur under certain circumstances. This formed the basis of First Horizon’s and TD’s agreement to pay the other $25,000,000 to reimburse expenses incurred if the merger agreement was terminated, among other circumstances, in connection

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with the failure to receive regulatory approvals (in which case First Horizon would receive the payment) or to obtain the approval of First Horizon shareholders (in which case TD would receive the payment).

On January 29, 2022, Mr. Jordan, the same directors Mr. Jordan had previously contacted regarding TD’s proposal prior to the Frist Horizon board meeting on January 24, 2022, and representatives of Morgan Stanley and Sullivan & Cromwell met to discuss TD’s proposal. The group discussed the current terms of the proposal, including the potential issuance of the First Horizon series G preferred stock, as well as the legal and regulatory implications of any transaction with TD.

Later that day, on January 29, 2022, the First Horizon board held a meeting to further consider and discuss TD’s proposal. Members of First Horizon management and representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. Morgan Stanley provided the board with an overview of the proposed transaction framework and the potential timing of any transaction. Representatives of Morgan Stanley then provided the board with an overview of the proposed financial terms, including the transaction valuation, TD’s investment in the First Horizon series G convertible preferred stock and the increase in the proposed purchase price of $25.00 per share of First Horizon common stock by an agreed amount for each day after the nine-month anniversary of signing until the closing, retention programs for First Horizon employees and a proposed $40 million contribution to a new foundation focused on the Memphis, Tennessee metro area and the other communities in First Horizon’s footprint. Representatives of Morgan Stanley then discussed certain pricing multiples implied by the proposed transaction and discussed and considered with the board TD’s current businesses and operations in the United States.

The next day, on January 30, 2022, the First Horizon board held a subsequent meeting to further consider TD’s proposal and continue the prior day’s discussion and evaluation. Members of First Horizon management and representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. The First Horizon board reaffirmed its prior direction to First Horizon management to continue to explore a potential transaction with TD with the assistance of Morgan Stanley and Sullivan & Cromwell, and concluded that further discussions would be facilitated by the exchange of nonpublic information and the expansion of documentary due diligence.

To facilitate these further discussions, First Horizon and TD executed a mutual nondisclosure agreement on February 1, 2022.

On February 2, 2022, First Horizon opened a virtual data room, and First Horizon and TD began exchanging due diligence information and materials.

On February 4, 2022, Messrs. Jordan and Masrani met in Charlotte, North Carolina to continue discussions regarding TD’s proposal. Messrs. Jordan and Masrani discussed the terms of the preferred stock to be issued to TD in connection with a proposed acquisition; TD’s retention of First Horizon employees; the ability of TD to obtain, and the anticipated timing with respect to, the regulatory approvals required for TD to acquire First Horizon; and certain other agreement terms, including the payment by First Horizon of a termination fee if the definitive transaction agreement was terminated in certain circumstances. Mr. Masrani reiterated TD’s desire for Mr. Jordan to remain involved in an executive leadership role with the combined organization following closing, and Messrs. Jordan and Masrani then discussed potential roles for Mr. Jordan with the combined company.

On February 7, 2022, members of First Horizon management, including Mr. Jordan, met with members of TD management, including Leo Salom, Group Head, U.S. Retail, of TD and President and Chief Executive Officer of TD Bank, and representatives of Morgan Stanley and J.P. Morgan in Dallas, Texas, to discuss the businesses and operations of First Horizon in connection with TD’s due diligence of the

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potential transaction. From this date continuing through the execution of the merger agreement, members of First Horizon’s and TD’s management teams, as well as their advisors, met regularly as part of TD’s and First Horizon’s due diligence and reverse due diligence processes. First Horizon’s management team uploaded additional confirmatory due diligence information regarding First Horizon to the virtual data room and responded to due diligence requests by TD and its advisors during this time.

Also on February 7, 2022, Simpson Thacher & Bartlett LLP (which we refer to as “Simpson Thacher”), outside legal counsel to TD, sent an initial draft of the merger agreement to representatives of Sullivan & Cromwell. Thereafter, representatives of Simpson Thacher and Sullivan & Cromwell exchanged drafts of the merger agreement and related documents and, together with First Horizon’s and TD’s respective management teams, negotiated the terms of such documents.

On February 9, 2022, Simpson Thacher sent a term sheet to Sullivan & Cromwell, which outlined the proposed terms of Mr. Jordan’s employment and service with TD following the closing of the potential transaction, including his roles as chairman and special advisor and his compensation for his service in such roles. Following this date, Mr. Jordan and TD, together with their respective legal counsel, continued to discuss such terms, which were later memorialized in the letter agreement between Mr. Jordan and TD as described under “Interests of Certain First Horizon Directors and Executive Officers in the Merger – TD Employment Letter with Mr. Jordan.”

On February 19, 2022, Messrs. Jordan and Masrani discussed by telephone the potential transaction, including the treatment of First Horizon’s equity awards in any transaction and certain non-financial terms of TD’s proposal, including investments in the communities First Horizon serves, regulatory approvals and the retention of First Horizon branches following any proposed acquisition.

Throughout the last two weeks of February 2022, First Horizon’s and TD’s management teams, with the assistance of the parties’ respective financial and legal advisors, continued to negotiate and finalize the merger agreement and other transaction documents, including the definitive documents governing the issuance to TD of the First Horizon series G convertible preferred stock.

On February 22, 2022, the First Horizon board held a meeting to review and consider the current status of the potential transaction with TD. Members of First Horizon management and representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. Morgan Stanley provided the First Horizon board with an overview of the proposed transaction framework and financial terms, including the transaction valuation and TD’s investment in the First Horizon series G convertible preferred stock and the retention programs for First Horizon employees. Representatives of Morgan Stanley and members of First Horizon management then provided the board with an overview of the due diligence review conducted by TD and the potential timeline for entering into the proposed transaction. Representatives of Morgan Stanley then discussed certain financial considerations with respect to the proposed transaction, including the historical share price of First Horizon common stock, and discussed certain pricing multiples implied by the proposed transaction. Representatives of Morgan Stanley also provided the First Horizon board with a preliminary overview of its financial analysis of the proposed transaction. Representatives of Sullivan & Cromwell summarized the key terms of the then-current draft merger agreement. Mr. Jordan also described the nature of his expected role and associated financial and compensation arrangements associated with his expected role with the combined organization. At the conclusion of the meeting, the First Horizon board authorized First Horizon senior management, including Mr. Jordan, to continue to pursue and negotiate the terms of the potential transaction with TD.

On February 25, 2022, during an executive session of a regularly scheduled meeting of the audit committee of the First Horizon board, which was attended by additional members of the First Horizon board not on the audit committee, the group discussed the potential transaction with TD, including the

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effect of any potential transaction on the filing of First Horizon’s annual report on Form 10-K with the Securities and Exchange Commission.

On the afternoon of February 27, 2022, the First Horizon board met to consider further the terms of the proposed merger and the entry into the merger agreement by First Horizon. Members of First Horizon management and representatives of Morgan Stanley and Sullivan & Cromwell also attended this meeting. Management of First Horizon and representatives of Morgan Stanley updated the First Horizon board on the status of the negotiations and advised that the negotiations of the merger agreement and other definitive transaction documents were substantially complete. Representatives of Morgan Stanley reviewed its financial analysis of the transaction with the First Horizon board of directors and, following discussion, rendered to the First Horizon board its oral opinion (which was subsequently confirmed in writing) that the base per share consideration to be received by holders of the shares of First Horizon common stock pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of First Horizon common stock, based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion. For more information, see the section entitled “The Merger—Opinion of First Horizon’s Financial Advisor” beginning on page [—] of this proxy statement and the full text of the written opinion of Morgan Stanley, dated February 27, 2022, attached as Annex B and incorporated by reference into this proxy statement.

Representatives of Sullivan & Cromwell discussed the directors’ fiduciary duties in the context of their evaluation of the potential merger and strategic alternatives, and also reviewed and discussed the regulatory requirements for approvals of bank and bank holding company acquisition transactions, the regulatory environment for banks in general and for bank merger transactions in particular and the terms of the merger agreement and the stock purchase agreement governing TD’s acquisition of the First Horizon series G convertible preferred stock.

Thereafter, management of First Horizon confirmed its recommendation of the proposed transaction to the First Horizon board. After further discussion and questions from the First Horizon board, the First Horizon board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, are fair and in the best interests of First Horizon and its shareholders, (ii) declared it advisable for First Horizon to enter into the merger agreement, (iii) adopted and approved the merger agreement and the mergers and the other transactions contemplated thereby and (iv) recommended that holders of First Horizon common stock approve the merger agreement and the transactions contemplated thereby.

Following the meeting of the First Horizon board on February 27, 2022, First Horizon and TD executed the merger agreement on the evening of February 27, 2022. The transaction was announced the morning of February 28, 2022, before the opening of the financial markets in New York, in a press release jointly issued by First Horizon and TD.

First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors

In reaching the decision to determine that the merger agreement and the transactions contemplated thereby, including the mergers, are fair and in the best interests of First Horizon and its shareholders, declare it advisable for First Horizon to enter into the merger agreement, adopt and approve the merger agreement and the transactions contemplated thereby, and recommend approval of the merger agreement and the transactions contemplated thereby to the holders of First Horizon common stock, the First Horizon board evaluated the merger agreement, the merger and the other matters contemplated by the merger agreement in consultation with First Horizon senior management, as well as with First Horizon’s legal and financial advisors, and considered a number of factors, including the following:

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•	the First Horizon board’s belief that the base per share merger consideration of U.S.$25.00 per share of issued and outstanding First Horizon common stock provides shareholders with an attractive value for their shares of First Horizon common stock in light of a number of factors, including an approximate 44% premium over the price of First Horizon common stock at the close of financial markets on January 5, 2022, the last trading day prior to the initial indication by TD of the U.S.$25.00 proposal on January 6, 2022, and an approximate 37% premium over the price of First Horizon common stock at the close of financial markets on February 25, 2022, the last trading date prior to the date the merger agreement was announced;

•	the per share merger consideration is all cash, which provides First Horizon stockholders with immediate certainty of the value and liquidity of their shares and enables First Horizon stockholders to realize the value that has been created at First Horizon while eliminating long-term business and execution risk;

•	the likelihood that, if the transaction with TD were terminated, First Horizon’s share price would trade significantly below the base per share merger consideration of U.S.$25.00;

•	the First Horizon board’s belief that the per share merger consideration compares favorably to the potential long-term value of a share of First Horizon common stock if First Horizon were to remain as a stand-alone entity after taking into account the risks and uncertainties associated with this alternative, and that there is no other reasonably likely alternative, including any alternative transactions, that would provide greater value to shareholders;

•	TD’s investment of U.S.$493,569,400 in exchange for 4,935.694 shares of First Horizon series G preferred stock, and the fact that the applicable conversion rate of the First Horizon series G preferred stock into shares of First Horizon common stock is based on the merger consideration of $25 per share of First Horizon common stock if that the merger agreement is terminated under certain circumstances related to the failure to obtain the requisite regulatory approvals;

•	the ability to use the money received from the First Horizon series G preferred stock issuance to fund employee retention;

•	the current financial market conditions and historical market prices, volatility and trading information with respect to First Horizon common stock;

•	each of First Horizon’s and TD’s business, operations, financial condition, stock performance, asset quality, earnings and prospects, and legal and regulatory compliance. In reviewing these factors, including the information obtained through due diligence, the First Horizon board considered TD’s financial condition;

•	the current environment in the financial services industry, including economic conditions and the interest rate and regulatory environments, increased operating costs resulting from regulatory and compliance mandates, increasing competition from both banks and non-bank financial services and financial technology firms and current financial market conditions, and the likely effects of these factors on First Horizon’s potential growth, development, productivity and strategic options;

•	TD’s past record of completing acquisitions in the United States;

•	the oral opinion of Morgan Stanley, subsequently confirmed in Morgan Stanley’s written opinion, that, as of the date of Morgan Stanley’s written opinion, and based upon and subject to the
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various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the base per share consideration to be received by holders of the shares of First Horizon common stock pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of First Horizon common stock. For more information, see the section entitled “The Merger—Opinion of First Horizon’s Financial Advisor” beginning on page [—] of this proxy statement and the full text of the written opinion of Morgan Stanley, dated February 27, 2022, attached as Annex B and incorporated by reference into this proxy statement;

•	the fact that the merger consideration would increase on a daily basis if the closing did not occur (including as a result of a delay in obtaining regulatory approvals) by the date that is nine-months following the execution and delivery of the merger agreement;

•	the fact that the merger would be subject to the approval of the stockholders, and the stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting (although First Horizon may be required to pay the $435.5 million termination fee under certain circumstances if First Horizon subsequently were to enter into a definitive agreement relating to, or to consummate, a competing proposal);

•	TD’s intention to maintain significant business, employment and community engagement in the Memphis, Tennessee metro area following the closing of the merger and the Surviving Corporation’s agreement to contribute $40 million to a new foundation focused on community support in the Memphis, Tennessee metro area and the other markets in which First Horizon Bank operates;

•	the terms of the merger agreement, including:

•	the limited number and nature of the conditions to the closing of the merger;

•	the fact that the merger is not contingent on financing;

•	the fact that First Horizon is entitled to specific performance, subject to the terms and conditions of the merger agreement, to require the TD parties to perform their respective obligations under the merger agreement;

•	under the terms of the merger agreement, First Horizon is permitted to declare and pay its regular quarterly dividends at a rate not in excess of $0.15 per share of First Horizon common stock;

•	TD must pay First Horizon $25 million to reimburse First Horizon for fees and expenses incurred in connection with the transactions contemplated by the merger agreement if, among other things, the merger agreement is terminated in certain circumstances relating to the failure to obtain the requisite regulatory approvals (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement); and

•	although First Horizon is prohibited from soliciting alternative acquisition proposals, First Horizon has the right, subject to the terms and conditions of the merger agreement, to provide information to, and to engage in discussions and negotiations with, third parties who submit an unsolicited, bona fide written proposal and, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal with a third party that is more favorable
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from a financial point of view to First Horizon’s shareholders than the transactions contemplated by the merger agreement and is reasonably likely to be timely consummated on the terms set forth therein, subject to the payment of the termination fee of $435.5 million;

•	in that regard, the First Horizon board determined that the termination fee of $435.5 million is reasonable and customary for transactions similar in size to the transactions contemplated by the merger agreement.

The First Horizon board also considered the potential risks related to the transaction. The board concluded that the anticipated benefits of combining with TD were likely to outweigh these risks substantially. These potential risks included:

•	the diversion of management focus and resources from other strategic opportunities and operational matters while working to implement the transaction;

•	that the stockholders will have no ongoing equity participation in First Horizon following the merger and the stockholders will cease to participate in First Horizon’s future earnings, dividends or growth, if any, and will not benefit from increases, if any, in the value of First Horizon following the merger;

•	certain anticipated merger-related costs;

•	the risk that all conditions to the parties’ obligations to consummate the merger, including obtaining the regulatory and other approvals required in connection with the merger and the bank merger, will not be satisfied on a timely basis or at all and that the merger therefore will be delayed or will not be consummated, and the risk that such regulatory approvals may impose unacceptable conditions;

•	the effect that a failure to consummate the merger could have on the price of First Horizon common stock and on the market’s perceptions of First Horizon’s prospects, resulting in a loss of value to stockholders;

•	the potential delay in obtaining the requisite regulatory approvals and the possibility that regulatory approvals may not be obtained;

•	the restrictions on the conduct of First Horizon’s business during the period between execution of the merger agreement and the consummation of the merger, which could potentially delay or prevent First Horizon from pursuing business opportunities that might arise or from taking certain other actions it might otherwise take;

•	certain other terms of the merger agreement, including:

•	First Horizon is prohibited from soliciting alternative proposals (although, as previously noted, it has the right, subject to the terms and conditions of the merger agreement, to respond to unsolicited proposals under certain circumstances);

•	First Horizon must pay TD $25 million to reimburse TD for fees and expenses incurred in connection with the transactions contemplated by the merger agreement if, among other circumstances, the merger agreement is terminated by either party if the First Horizon requisite vote is not obtained;
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•	First Horizon must pay TD the termination fee of $435.5 million (less any expense reimbursement paid by First Horizon) if it terminates the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal with a third party and or if TD terminates the merger agreement because the First Horizon board has made a recommendation change;

•	the potential for legal claims challenging the merger;

•	the potential effect of the merger on First Horizon’s overall business, including its relationships with customers, employees, suppliers, and regulators; and

•	the other risks described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [—] of this proxy statement.

The foregoing discussion of the information and factors considered by the First Horizon board is not intended to be exhaustive, but includes certain factors considered by the board. In reaching its decision to approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement, the First Horizon board did not quantify or assign any particular weights to the factors considered, and individual directors may have given different weights to different factors. The board considered all these factors as a whole, including discussions with, and questioning of, First Horizon’s management and First Horizon’s financial and legal advisors.

For the reasons set forth above, the First Horizon board (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers and the treatment of the First Horizon preferred stock, are fair and in the best interests of First Horizon and its shareholders, (ii) declared it advisable for First Horizon to enter into the merger agreement, (iii) adopted and approved the merger agreement and the mergers and the other transactions contemplated thereby and (iv) recommended that holders of First Horizon common stock approve the merger agreement and the transactions contemplated thereby.

In considering the recommendation of the First Horizon board, you should be aware that certain directors and executive officers of First Horizon may have interests in the merger that are different from, or in addition to, the interests of shareholders of First Horizon generally and may create potential conflicts of interest. The First Horizon board was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to First Horizon’s shareholders that they vote in favor of the First Horizon merger proposal. See “The Merger—Interests of First Horizon Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement.

It should be noted that this explanation of the reasoning of the First Horizon board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements” on page [—] of this proxy statement.

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Opinion of First Horizon’s Financial Advisor

First Horizon retained Morgan Stanley to provide it with financial advisory services in connection with a possible merger with TD, and, if requested by First Horizon, a financial opinion with respect thereto. First Horizon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of First Horizon. Morgan Stanley rendered to the First Horizon board of directors at its special meeting on February 27, 2022, its oral opinion, subsequently confirmed by delivery of a written opinion dated February 27, 2022, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the base per share consideration to be received by holders of the shares of First Horizon common stock pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of First Horizon common stock.

The full text of the written opinion of Morgan Stanley, dated February 27, 2022, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the First Horizon board of directors and addresses only the fairness, from a financial point of view, to holders of shares of First Horizon common stock of the base per share consideration to be received by holders of shares of First Horizon common stock pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to shareholders of First Horizon as to how to vote at any shareholders meetings held with respect to the First Horizon merger proposal or any other matter or whether to take any other action with respect to the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

For purposes of rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of First Horizon and TD, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning First Horizon;

•	reviewed certain financial projections prepared by the management of First Horizon (for information regarding such financial projections, see “The Mergers—Certain First Horizon Forecasts” beginning on page [—] of this proxy statement);
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•	discussed the past and current operations and financial condition and the prospects of First Horizon with senior executives of First Horizon;

•	reviewed the reported prices and trading activity for First Horizon common stock;

•	compared the financial performance of First Horizon and the prices and trading activity of First Horizon common stock with that of certain other publicly traded companies comparable with First Horizon and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of TD and First Horizon and certain parties and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by First Horizon, and formed a substantial basis for its opinion.

With respect to the financial projections, at First Horizon’s direction, Morgan Stanley’s analysis relating to the business and financial prospects for First Horizon for purposes of its opinion was made on the basis of (i) certain financial projections with respect to First Horizon prepared by the management of First Horizon, which financial projections were extrapolated at the direction of First Horizon for certain fiscal years based on First Horizon’s guidance and reviewed and approved by First Horizon for Morgan Stanley’s use (such financial projections and extrapolations thereof, the “First Horizon Financial Projections”) and (ii) certain financial projections with respect to First Horizon that were primarily derived from a consensus of selected Wall Street equity research financial forecasts identified by the management of First Horizon, which financial projections were extrapolated at the direction of First Horizon for certain fiscal years based on First Horizon’s guidance and reviewed and approved by First Horizon for Morgan Stanley’s use (such financial projections and extrapolations thereof, the “First Horizon Street Forecasts”). Morgan Stanley was advised by First Horizon, and assumed, with the consent of First Horizon, that the First Horizon Financial Projections reflected the best currently available estimates of the future financial performance of First Horizon and the First Horizon Street Forecasts were reasonable bases upon which to evaluate the business and financial prospects of First Horizon. Morgan Stanley expressed no view as to the First Horizon Financial Projections or the First Horizon Street Forecasts or the assumptions on which they were based, including the selection of the equity research financial forecasts from which the First Horizon Street Forecasts were derived.

In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver or amendment of any terms or conditions and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is not an expert in the evaluation of allowance for credit losses, and it neither made an independent evaluation of the adequacy of the allowance for credit losses at First Horizon, nor did it examine any individual loan credit files of First Horizon nor was it requested to conduct such a review, and, as a result, Morgan Stanley assumed that the aggregate allowance for credit losses of First Horizon is adequate. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of First Horizon and TD and their legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of First Horizon’s officers, directors or employees, or any class of such persons, relative

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to the consideration to be paid to the holders of shares of the First Horizon common stock in the transaction. Morgan Stanley expressed no opinion with respect to the terms of the Series G preferred stock of First Horizon to be issued by First Horizon to TD pursuant to a securities purchase agreement entered into by First Horizon and TD concurrently with the entry into the merger agreement. At First Horizon’s direction, Morgan Stanley did not include in any of its analyses certain additional amounts that the holders of shares of First Horizon common stock may be eligible to receive in the event the merger occurs after the date that is nine months after the date of the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of First Horizon, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, February 27, 2022. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated February 27, 2022. The various financial analyses summarized below were based on closing prices of First Horizon common stock as of February 25, 2022, the last full trading day preceding the day of the special meeting of the First Horizon board of directors to consider, approve, adopt and authorize the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

First Horizon Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which is designed to provide an implied trading value of a company by comparing it to selected companies with similar characteristics to the company. Morgan Stanley compared certain financial information of First Horizon with publicly available information for a group of selected companies. The selected companies were chosen based on Morgan Stanley’s knowledge of the industry and because these companies have businesses that may be considered similar to First Horizon’s.

The group of selected companies consisted of all publicly traded banks in the United States with total assets between $50 billion and $250 billion and greater than 250 branches. The selected companies consisted of:

•	Fifth Third Bancorp

•	Citizens Financial Group, Inc.

•	KeyCorp

•	Huntington Bancshares Incorporated

•	Regions Financial Corporation

•	M&T Bank Corporation

•	Comerica Incorporated

•	Zions Bancorporation, National Association

•	First Citizens BancShares, Inc.

•	Synovus Financial Corporation

In all instances, multiples were based on closing stock prices on February 25, 2022. For each of the following analyses performed by Morgan Stanley, financial and market data for the group of selected companies were based on the most recent publicly available information and Wall Street consensus estimates.

With respect to the group of selected companies, the information Morgan Stanley presented included:

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•	multiple of price to estimated diluted earnings per share for 2022, or Price / 2022E EPS;

•	multiple of price to estimated diluted earnings per share for 2023, or Price / 2023E EPS; and

•	multiple of price to tangible book value per share, or Price / Tangible Book Value.

	Selected Companies’ Top Quartile	Selected Companies’ Median	Selected Companies’ Bottom Quartile	First Horizon
Price / 2022E EPS	14.0x	12.0x	11.7x	12.2x
Price / 2023E EPS	12.3x	10.8x	10.7x	10.5x
Price / Tangible Book Value	2.0x	1.9x	1.8x	1.7x

Based on the analysis of the relevant metrics for each of the selected banks, Morgan Stanley selected a range of multiples and applied this range of multiples to the relevant financial statistics for First Horizon. For purposes of this analysis, Morgan Stanley utilized estimated earnings per share for 2022 and 2023 as set forth in the First Horizon Street Forecasts and the First Horizon Financial Projections.

Morgan Stanley estimated the implied trading value per share of First Horizon common stock as of February 25, 2022, as follows, in each case rounded to the nearest $0.10:

	First Horizon Metric	Multiple Statistic Range	Implied Value Per Share of First Horizon Common Stock
Price / 2022E EPS (First Horizon Street Forecasts)	$1.50	11.0x – 13.0x	$16.50 – $19.50
Price / 2022E EPS (First Horizon Financial Projections)	$1.52	11.0x – 13.0x	$16.70 – $19.80
Price / 2023E EPS (First Horizon Street Forecasts)	$1.73	9.8x – 11.8x	$17.00 – $20.40
Price / 2023E EPS (First Horizon Financial Projections)	$1.85	9.8x – 11.8x	$18.10 – $21.80
Price / Tangible Book Value	$11.00	1.8x – 2.0x	$19.80 – $22.00

Morgan Stanley also performed a regression-based analysis based on Price / Tangible Book Value versus 2023 return on tangible common equity for each of the selected companies. The range of estimated regression-based analysis implied values represents +/- 10% of the value implied by the regression line equation. Utilizing a 2023 return on tangible common equity estimate for First Horizon of 15.2%, as set forth in the First Horizon Street Forecasts, the low-end range of $18.80 represents the implied value if First Horizon were valued at 90% of the value implied by the regression line and the high-end range of $23.00 represents the implied value if First Horizon were valued at 110% of the value implied by the regression line. Utilizing a 2023 return on tangible common equity estimate for First Horizon of 15.6%, as set forth in the First Horizon Financial Projections, the low-end range of $19.20 represents the implied value if First Horizon were valued at 90% of the value implied by the regression line and the high-end range of $23.40 represents the implied value if First Horizon were valued at 110% of the value implied by the regression line.

No company in the public trading comparables analysis is identical to First Horizon. In evaluating the group of selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of First Horizon, such as the impact of competition on the business of First Horizon or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of First Horizon or

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the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

First Horizon Dividend Discount Analysis

Using the First Horizon Street Forecasts for 2022 and 2023 and the First Horizon Financial Projections for 2022 and 2023 and assuming, at the direction of First Horizon management, 5.0% annual growth thereafter and that First Horizon would make distributions of capital in excess of the amount necessary to achieve a 9.75% common equity Tier 1 ratio level, Morgan Stanley performed a dividend discount analysis for First Horizon on a standalone basis. Morgan Stanley calculated a range of implied values per share of First Horizon common stock based on the sum of the discounted present values of (a) projected dividends on shares of First Horizon common stock as of December 31, 2021 through December 31, 2026 and (b) a projected terminal value of First Horizon common stock as of December 31, 2026.

Morgan Stanley based its analysis on a range of terminal forward multiples of 11.0x to 13.0x to the terminal year 2026 estimated forward earnings, 7.8% to 9.8% discount rates, using the capital asset pricing model, and a 1.0% opportunity cost of cash. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of First Horizon common stock ranging from $19.04 to $23.33 using the First Horizon Street Forecasts and $20.02 to $24.62 using the First Horizon Financial Projections.

First Horizon Analyst Price Targets Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed future public market trading price targets for First Horizon common stock prepared and published by research analysts prior to February 25, 2022, as reported by Capital IQ. These forward targets reflected each analyst’s estimate of the future public market trading price of First Horizon common stock. The range of such analyst price targets per share for First Horizon common stock discounted for one year back to February 25, 2022, at a rate of 8.8%, such discount rate selected by Morgan Stanley, upon the application of the capital asset pricing model together with its professional judgment, to reflect First Horizon’s cost of equity as of February 25, 2022, in each case rounded to the nearest $0.10, was $17.00 to $21.10 per share.

The public market trading price targets published by research analysts do not necessarily reflect current market trading prices for First Horizon common stock, and these estimates are subject to uncertainties, including the future financial performance of First Horizon and future financial market conditions.

General

In connection with the review of the merger by First Horizon’s board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of First Horizon. In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the control of First Horizon. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to holders of First Horizon common stock of the base per share consideration to be received by the

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holders of shares of First Horizon common stock pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to First Horizon’s board of directors. These analyses do not purport to be an appraisal or to reflect the price at which First Horizon common stock might actually trade. Morgan Stanley expressed no opinion or recommendation as to how the shareholders of First Horizon should vote at the shareholders’ meetings to be held in connection with the merger. The consideration to be received by the holders of shares of First Horizon common stock was determined through arm’s-length negotiations between First Horizon and TD and was approved by First Horizon’s board of directors. Morgan Stanley provided advice to First Horizon during these negotiations but did not, however, recommend any specific form, mix or amount of consideration to First Horizon, or that any specific form, mix or amount of consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to First Horizon’s board of directors was one of many factors taken into consideration by First Horizon’s board of directors in deciding to approve, adopt and authorize the merger agreement and approve the transactions contemplated thereby, including the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of First Horizon’s board of directors with respect to the consideration to be received by the holders of shares of First Horizon common stock pursuant to the merger agreement or of whether First Horizon’s board of directors would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

First Horizon’s board of directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of First Horizon, TD or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

Under the terms of its engagement letter, as compensation for its services relating to the merger, First Horizon has agreed to pay Morgan Stanley a fee of $82 million in the aggregate, $8 million of which was payable upon the rendering of its opinion and $74 million of which is contingent upon the consummation of the merger. First Horizon has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred in performing its services. In addition, First Horizon has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. During the two years preceding the date of delivery of Morgan Stanley’s written opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to First Horizon for which Morgan Stanley and its affiliates have received aggregate fees of approximately $15-35 million, and Morgan Stanley and its affiliates have provided financing services to TD for which Morgan Stanley and its affiliates have received aggregate fees of less than $2 million. Morgan Stanley may also seek to provide financial advisory and financing services to First Horizon, TD and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Unaudited Financial Forecasts

First Horizon does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.

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However, in connection with the merger, First Horizon senior management prepared or approved for use the First Horizon Financial Projections and the First Horizon Street Forecasts (collectively, the “First Horizon forecasts”). The First Horizon forecasts were provided to Morgan Stanley, TD and First Horizon’s board of directors and used by Morgan Stanley for the purpose of performing its financial analysis in connection with its opinion, as described in this proxy statement under the heading “The Mergers—Opinion of First Horizon’s Financial Advisor” beginning on page [—] of this proxy statement.

The First Horizon forecasts were not prepared for the purposes of, or with a view toward, public disclosure (except in the case of the publicly available Wall Street equity research financial forecasts) or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles. A summary of certain significant elements of this information is set forth below, and is included in this proxy statement solely for the purpose of providing First Horizon shareholders access to certain nonpublic information made available to First Horizon’s financial advisor for the purpose of performing financial analyses in connection with its opinion.

Although presented with numeric specificity, the First Horizon forecasts reflect numerous estimates and assumptions made by First Horizon senior management at the time such First Horizon forecasts were prepared or approved for use by First Horizon’s financial advisor and represent First Horizon senior management’s evaluation of First Horizon’s expected future financial performance on a stand-alone basis, without reference to the mergers. These and the other estimates and assumptions underlying the First Horizon forecasts involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which First Horizon operates and the risks and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [—] of this proxy statement and in the reports that First Horizon files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of First Horizon and will be beyond the control of TD following completion of the mergers. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the First Horizon forecasts, whether or not the mergers are completed. Further, these assumptions do not include all potential actions that the senior management of First Horizon could or might have taken during these time periods. The inclusion in this proxy statement of the unaudited prospective financial information below should not be regarded as an indication that First Horizon or its board of directors or financial advisor considered, or now consider, these projections and First Horizon forecasts to be material information to any First Horizon shareholder, particularly in light of the inherent risks and uncertainties associated with those projections and First Horizon forecasts. The First Horizon forecasts are not fact and should not be relied upon as being necessarily indicative of actual future results, and this information should not be relied on as such. The First Horizon forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change and do not take into account any circumstances or events occurring after the date they were prepared. No assurances can be given that if these First Horizon forecasts and the underlying assumptions had been prepared as of the date of this proxy statement, similar assumptions would be used. In addition, the First Horizon financial forecasts may not reflect the manner in which TD would operate after the mergers.

KPMG LLP (First Horizon’s independent registered public accounting firm) has not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these First Horizon forecasts and, accordingly, KPMG LLP has not expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the prospective financial information. The report of the independent registered public accounting firm incorporated by reference in this proxy statement relates to the historical financial information of First Horizon. Such reports do not extend to the First Horizon forecasts and should not be read to do so. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these First Horizon forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

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By including in this proxy statement a summary of the First Horizon forecasts, neither First Horizon nor any of First Horizon’s representatives has made or makes any representation to any person regarding the ultimate performance of First Horizon compared to the information contained in the First Horizon forecasts. Neither First Horizon nor, after completion of the mergers, TD undertakes any obligation to update or otherwise revise the First Horizon forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The First Horizon forecasts summarized in this section are not being included in this proxy statement in order to induce any First Horizon shareholder to vote in favor of the First Horizon merger proposal or any of the other proposals to be voted on at the First Horizon special meeting.

In light of the foregoing, and taking into account that the First Horizon special meeting will be held several months after the First Horizon forecasts were prepared, as well as the uncertainties inherent in any forecasted information, First Horizon shareholders are strongly cautioned not to place unwarranted reliance on such information, and First Horizon urges all First Horizon shareholders to review First Horizon’s most recent SEC filings for descriptions of First Horizon’s reported financial results. See “Where You Can Find More Information” beginning on page [—] of this proxy statement.

The following table presents certain prospective financial information with respect to First Horizon used by Morgan Stanley at First Horizon management’s direction in performing its financial analyses with respect to First Horizon on a stand-alone basis as described in “The Mergers—Opinion of First Horizon’s Financial Advisor” beginning on page [—] of this proxy statement. Such prospective financial information reflects prospective financial information with respect to First Horizon provided by First Horizon management for calendar years 2022 and 2023.

First Horizon Street Forecasts:

(in millions, except share data)	2022E	2023E
Earnings per Share – Core Excluding One-Time Charges	$1.50	$1.73
Net Income Available to Common Shareholders – Core Excluding One-Time Charges	$808	$897
Net Income Available to Common Shareholders – GAAP	$779	$897
Risk Weighted Assets	$66,379	$69,655

First Horizon Financial Projections:

(in millions, except share data)	2022E	2023E
Earnings per Share – Core Excluding One-Time Charges	$1.52	$1.85
Net Income Available to Common Shareholders – Core Excluding One-Time Charges	$809	$961
Net Income Available to Common Shareholders – GAAP	$754	$961
Risk Weighted Assets	$67,669	$71,877

For purposes of extrapolating First Horizon’s financial results, First Horizon management provided Morgan Stanley with an estimated long-term annual growth rate of 5.0%. For the First Horizon Street Forecasts, First Horizon management provided a 2023 return on tangible common equity estimate for First Horizon of 15.2%. For the First Horizon Financial Projections, First Horizon management provided a 2023 return on tangible common equity estimate for First Horizon of 15.6%.

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Closing and Effective Time of Merger

The merger will occur only if the closing conditions contained in the merger agreement are satisfied or waived. The merger will be completed legally at the time the appropriate certificates or articles of merger have been duly filed with and accepted for record by the Secretary of State of the State of Delaware and the Secretary of State of the State of Tennessee, as applicable, or at such later time as may be agreed by the parties and specified in the certificates or articles of merger. However, there can be no assurance as to when or if the merger or the other transactions contemplated by the merger agreement will occur.

Subject to the fulfillment or waiver of the conditions to the merger, the merger is expected to be completed in the first quarter of TD’s 2023 fiscal year (beginning on November 1, 2022).

Delivery of Merger Consideration

At or prior to the effective time, TD will deposit, or will cause to be deposited by TD US Holding Company or TD Merger Sub, with the exchange agent for the benefit of the holders of old certificates, for exchange in accordance with the merger agreement, cash in an amount sufficient to allow the exchange agent to pay the merger consideration to the holders of the First Horizon common stock issued and outstanding immediately prior to the effective time of the merger (other than the holders of the exception shares) (the “exchange fund”). The exchange agent will invest any cash included in the exchange fund as directed by TD, provided that no such investment or losses thereon will affect the amount of merger consideration payable to the holders of old certificates representing shares of First Horizon common stock as of immediately prior to the effective time, including book-entry account statements (“old certificates”). Any interest and other income resulting from such investments will be paid to TD or TD US Holding Company, or as otherwise directed by TD.

As promptly as practicable after the effective time, but in no event later than five business days thereafter, TD will cause the exchange agent to mail to each person who was, immediately prior to the effective time, a holder of record of one or more old certificates representing shares of First Horizon common stock:

•	a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the old certificates will pass, only upon proper delivery of the old certificates to the exchange agent); and

•	instructions for use in effecting the surrender of the old certificates in exchange for the consideration for which such person may be entitled pursuant to the merger agreement.

Upon proper surrender of an old certificate or old certificates for exchange and cancellation to the exchange agent, together with such properly completed letter of transmittal, duly executed, the holder of such old certificate or old certificates will be entitled to receive in exchange therefor a check representing the amount of cash to which such holder is entitled pursuant to the merger agreement, and the old certificate or old certificates so surrendered will be cancelled. No interest will be paid or accrued with respect to any merger consideration to be delivered upon surrender of old certificates.

In the event any old certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such old certificate to be lost, stolen or destroyed and, if required by TD, the posting by such person of a bond in such amount as TD may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed old certificate the merger consideration.

Interests of Certain First Horizon Directors and Executive Officers in the Merger

In considering the recommendation of the First Horizon board of directors to vote to approve the First Horizon merger proposal, holders of First Horizon common stock should be aware that the directors and executive officers of First Horizon may have interests in the merger that are different from, or in addition to, the interests of holders of First Horizon common stock generally. The First Horizon board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and approving the merger agreement, and in recommending to holders of First Horizon common stock that they vote to approve the

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First Horizon merger proposal. For more information, see the sections entitled “The Mergers—Background of the Merger” and “The Mergers—First Horizon’s Reasons for the Merger; Recommendation of First Horizon’s Board of Directors” beginning on pages [—] and [—] of this proxy statement, respectively. Any such interests are described in more detail below.

Treatment of First Horizon Equity Awards

The First Horizon options, First Horizon restricted shares, First Horizon RSUs, First Horizon PSUs and First Horizon Director RSUs held by First Horizon’s directors and executive officers immediately prior to the effective time will be treated in the same manner as those First Horizon equity awards held by other employees of First Horizon.

First Horizon options.

At the effective time, each outstanding First Horizon option under the stock plans, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon option to receive (without interest), as soon as reasonably practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (i) the number of shares of First Horizon common stock subject to such First Horizon option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of First Horizon common stock of such First Horizon option, less applicable taxes required to be withheld with respect to such payment. For the avoidance of doubt, any First Horizon option which has an exercise price per share of First Horizon common stock that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

First Horizon Restricted Shares.

At the effective time, each outstanding First Horizon restricted share award under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon restricted share award to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon restricted share award immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment.

At the effective time, each outstanding First Horizon restricted share award under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon restricted share award immediately prior to the effective time (including any accelerated vesting upon a qualifying termination of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon restricted share award will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock subject to such First Horizon restricted share award immediately prior to the effective time multiplied by (y) the exchange ratio.

First Horizon RSUs.

At the effective time, each outstanding First Horizon RSU under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon RSU to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon RSU immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment; provided, that, with respect to any First Horizon RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment shall

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be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

At the effective time, each outstanding First Horizon RSU under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon RSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon RSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such First Horizon RSU immediately prior to the effective time, multiplied by (y) the exchange ratio.

First Horizon PSUs

At the effective time, each outstanding open performance First Horizon PSU under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such open performance First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such open performance First Horizon PSU will no longer be subject to performance-based vesting conditions, and such open performance First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such open performance First Horizon PSU immediately prior to the effective time, assuming achievement of applicable performance goals at target level, multiplied by (y) the exchange ratio.

At the effective time, each outstanding closed performance First Horizon PSU under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such closed performance First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such closed performance First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such closed performance First Horizon PSU immediately prior to the effective time, based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the First Horizon compensation committee, in accordance with the terms of the applicable award agreement, multiplied by (y) the exchange ratio.

At the effective time, each outstanding deferred First Horizon PSU outstanding under the stock plans, will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such deferred First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable First Horizon stock plan or applicable award agreement), except that such deferred First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such deferred First Horizon PSU immediately prior to the effective time, multiplied by (y) the exchange ratio.

First Horizon LTI Units

At the effective time, each outstanding First Horizon LTI unit granted under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon LTI unit immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon LTI unit will no longer be subject to performance-based vesting conditions and will only entitle the holder of such First Horizon LTI unit to receive an amount in cash equal to (i) the number of First Horizon LTI units that would be earned based on target performance through the effective time multiplied by (ii) the designated per unit value of such award; provided, that any First Horizon LTI unit for which the applicable performance period is complete but remains subject to service-based vesting conditions will instead convert based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the First Horizon compensation committee in accordance with the terms of the applicable award agreement.

First Horizon Director RSUs

At the effective time, each First Horizon Director RSU, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon Director RSU to receive (without interest), as soon as reasonably practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (i) the number of shares of First Horizon common stock subject to such Director RSU immediately prior to the effective time multiplied by (ii) the merger consideration; provided, that, with respect to any First Horizon Deferred Director RSUs that are not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

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For an estimate of the amounts that would be realized by each of First Horizon’s named executive officers upon the effective time and upon a qualifying termination (as defined in the applicable First Horizon stock plan or award agreement) immediately following the effective time in respect of their unvested First Horizon equity awards that are outstanding on April 1, 2022, see the section entitled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to First Horizon’s Named Executive Officers” beginning on page [—] of this proxy statement.

The estimated aggregate amount that would be realized by the five First Horizon executive officers who are not named executive officers (each, referred to as a “non-NEO”) upon the effective time and upon a qualifying termination (as defined in the applicable stock plan or award agreement) immediately following the effective time in respect of their unvested First Horizon equity awards that are outstanding on April 1, 2022 (including associated dividends accrued thereon) if the merger were to be completed and they experienced a qualifying termination on November 1, 2022 is $17,041,350.

The estimated aggregate amount that would be realized by the fifteen non-employee directors of First Horizon in connection with the vesting of their unvested First Horizon Director RSUs that are outstanding on April 1, 2022 (including associated dividends accrued thereon) if the merger were to be completed on November 1, 2022 is $2,420,844.

These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the closing and do not reflect any First Horizon equity awards that are expected to vest in accordance with their terms prior to November 1, 2022. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by First Horizon’s non-NEOs and First Horizon’s non-employee directors may materially differ from the amounts set forth above.

TD Employment Letter with Mr. Jordan

In connection with the execution of the merger agreement, TD and Mr. Jordan entered into a letter agreement the (“Jordan letter agreement”) with respect to the terms of Mr. Jordan’s employment following the closing. The Jordan letter agreement provides for the following:

•	Mr. Jordan will serve as Chairman of the Board of TD US Holding Company, of TD Bank, N.A., and of TD Bank USA, National Association and as Vice Chair of TD (collectively, with TD US Holding Company and its affiliates, the “TD Company Group”), reporting directly to the Chief Executive Officer of TD (the “TD CEO”).

•	If (i) the TD CEO and Mr. Jordan mutually agree that Mr. Jordan’s services are no longer required for the successful integration of First Horizon into the TD Company Group or (ii) prior to the third anniversary of the closing date, Mr. Jordan’s employment with the TD Company Group is terminated by the TD Company Group without “cause,” (other than due to death or disability) or by Mr. Jordan for “good reason” (each as defined in the Jordan letter agreement), Mr. Jordan will provide consulting services as a special advisor to the TD CEO through the third anniversary of the closing date. Following the second anniversary of the closing date, Mr. Jordan may elect to terminate his services as special advisor for any reason upon written notice to the TD CEO (the “year two reassessment”), but may not otherwise terminate his services as special advisor for any reason before such time.

•	While employed with the TD Company Group, Mr. Jordan will be entitled to receive a total annual target compensation of $7 million for each complete fiscal year of the TD Company Group (i.e., fiscal year ending October 31) during the 36-month period immediately following the closing date, consisting of the following: (i) annual base salary of $1,030,000 and (ii) annual variable compensation with a target of $5,970,000 consisting of a cash bonus with a target of $2,388,000 and equity incentive awards with a target of $3,582,000.

•	The consulting fee payable in respect of Mr. Jordan’s service as a special advisor will be the then unpaid portion of his total annual target compensation, which will continue to be awarded, paid and/or provided and, to the extent applicable, will continue to vest as if Mr. Jordan’s service continued through the end of the applicable vesting schedule. In the event Mr. Jordan’s special advisor services are terminated (x) by TD and its affiliates for cause or due to Mr. Jordan’s death or disability, in each case, any
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then-unpaid portion of the aforementioned special advisor fee will be forfeited upon the termination of such services and outstanding TD equity awards will be treated in accordance with their respective terms, or (y) upon a year two reassessment, the then-unpaid portion of the aforementioned special advisor fees will be forfeited (but he will remain eligible for the severance and retention award described below) and outstanding TD equity awards will be treated in accordance with their respective terms.

•	If Mr. Jordan’s employment with the TD Company Group is terminated (i) by the TD Company Group without “cause” (other than due to death or disability), (ii) by Mr. Jordan for “good reason” or (iii) due to Mr. Jordan’s retirement on or following the third anniversary of closing or if Mr. Jordan terminates his services as a special advisor due to a year two reassessment, then subject to his execution and non-revocation of a release of claims in favor of the TD Company Group and his compliance with the restrictive covenants noted below (collectively, the “severance conditions”), Mr. Jordan will receive a $3 million lump-sum severance payment upon the later of the third anniversary of the closing date and such termination of employment and the TD equity awards granted to Mr. Jordan will continue to vest as if his service continued through the applicable vesting schedule.

•	As of the closing date, TD will grant Mr. Jordan a $9,000,000 retention award in the form of restricted stock units that will vest in equal installments on each of the first three anniversaries of the closing date, subject to his continued employment with the TD Company Group through each such date. In the event Mr. Jordan’s employment with the TD Company Group is terminated by the TD Company Group without “cause”, due to death or disability, or by Mr. Jordan for “good reason” or Mr. Jordan’s special advisor services are terminated due to a year two reassessment, subject to satisfaction of the severance conditions, the unvested installments of the retention award will vest and be paid on the original payment dates (except that any then-unvested installments will vest in full upon death).

•	Mr. Jordan has agreed to be bound by certain restrictive covenants, including non-competition, non-solicitation and no-hire covenants that apply during the term of his employment with the TD Company Group and for one year thereafter. He will also be subject to indefinite non-disparagement and confidentiality covenants.

•	Under the Jordan letter agreement, “good reason” includes, without Mr. Jordan’s prior written consent, (i) a material adverse change in his authority, reporting, duties or responsibilities with the TD Company Group, (ii) on the nine-month anniversary of the closing date (but in no event later than December 31, 2023), Mr. Jordan and the TD CEO have not mutually agreed to a continuing executive role; (iii) a material reduction in Mr. Jordan’s aggregate base salary or annual target incentive opportunity (including any material adverse change in the formula for such annual target incentive opportunity); (iv) the failure by the TD Company Group to provide Mr. Jordan with compensation and benefit plans that provide benefits in the aggregate, which failure would materially adversely affect Mr. Jordan; (v) the TD Company Group’s requiring Mr. Jordan to be based at an office that is greater than 25 miles from its then-current location; and (vi) a material breach of the terms of the Jordan letter agreement by TD US Holding Company or TD.

The Jordan letter agreement does not affect the severance and other benefits payable under Mr. Jordan’s Change in Control Severance Agreement as described below under “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Change in Control Severance Agreements.” These amounts will be paid to Mr. Jordan on the closing date.

Chairman Letter Agreement with Mr. Byrd

In connection with the First Horizon merger of equals with IBERIABANK Corporation (“IBKC”), First Horizon and Mr. Byrd entered into a letter agreement (the “Byrd letter agreement”) with respect to the terms of Mr. Byrd’s employment with and service to First Horizon following the closing of that transaction. The Byrd letter agreement provides for the following:

•	Mr. Byrd will serve as the Executive Chairman of the First Horizon board of directors through July 1, 2022 (which is the second anniversary of the closing of the IBKC merger of equals) or such earlier time that Mr. Byrd and Mr. Jordan jointly determine (or 75% of First Horizon’s board of directors resolve) that an Executive Chairman is no longer required for the successful integration of First Horizon and IBKC (the
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“chairman succession date”). For the period commencing upon the chairman succession date and ending on July 1, 2025 (which is the fifth anniversary of the closing date of the IBKC merger of equals), Mr. Byrd will serve as special advisor to the Chief Executive Officer of First Horizon.

•	Mr. Byrd will be employed by First Horizon through July 1, 2022 (which is the second anniversary of the closing date of the IBKC merger of equals) (the “employment period”) and Mr. Byrd’s annual target direct compensation and form of long-term incentive awards will be in the same amounts and on the same terms, and with the same payout determinations and amounts, as those that apply to Mr. Jordan, as the Chief Executive Officer of First Horizon (subject to certain exceptions, including that Mr. Byrd’s base salary and target annual incentive will not be less than each as provided immediately before the closing date of the IBKC merger of equals). During the employment period, Mr. Byrd will be eligible to participate in the same employee benefit plans as are made available to similarly situated executives of First Horizon and he will continue to receive the same perquisites as were made available to him as of immediately prior to the closing of the IBKC merger of equals.

•	For the thirty-six-month period immediately following the employment period (the “consulting period”), Mr. Byrd will serve as a consultant to First Horizon and will receive an annual consulting fee equal to (i) $3,750,000 for each of the first two years and (ii) $3,500,000 for the third year. Through the end of the consulting period, Mr. Byrd will continue to have access to administrative support, office space and security arrangements provided by First Horizon.

•	In connection with the closing date of the IBKC merger of equals, the combined company granted Mr. Byrd a one-time cash integration and continuity award in the amount of $5,000,000, payable in quarterly installments over five years; provided that any unpaid portion of the award will be paid to him in a lump sum at the time that Mr. Byrd transitions from Executive Chairman to special advisor or upon Mr. Byrd’s earlier termination other than by First Horizon for “cause” or by Mr. Byrd without “good reason” (each as defined in the Byrd letter agreement). Any paid portion of the integration and continuity award will be subject to repayment and recovery in full by First Horizon and any unpaid portion will be forfeited upon a (i) termination for “cause,” (ii) resignation other than for “good reason” or (iii) material violation of the restrictive covenants in the Byrd letter agreement (as described below).

•	If Mr. Byrd’s employment or consulting service, as applicable, is terminated by First Horizon other than for “cause” or by him for “good reason,” such termination will not affect the compensation to be provided to him under the Byrd letter agreement, subject to his continued compliance with restrictive covenants. If Mr. Byrd dies during the employment period or the consulting period, any remaining unpaid amounts due to him under the Byrd letter agreement (determined assuming target performance) will be paid to his estate, to the extent such unpaid amounts exceed the value of incremental life insurance benefits.

•	Mr. Byrd has agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation covenants, for the five-year period following the closing date. He will also be subject to indefinite non-disparagement and confidentiality covenants.

•	Under the Byrd letter agreement, “good reason” means a material violation by First Horizon of the terms of the Byrd letter agreement that has not been cured within 30 days after written notice has been given by Mr. Byrd to the Chief Executive Officer of First Horizon (provided that such notice must be given within 30 days of Mr. Byrd becoming aware of such event). Mr. Byrd will also not be found to have engaged in “cause” or to have materially violated any of the restrictive covenants in the Byrd letter agreement until he has had delivered to him a resolution duly adopted by the vote of not less than three-quarters (75%) of the entire membership of the First Horizon board of directors that he was guilty of such conduct constituting cause or the material violation and specifying the particulars thereof in detail.

The Byrd letter agreement does not affect the severance and other benefits under the terms of his prior employment agreement (the “Byrd employment agreement”), dated December 31, 2008, by and among IBKC, IBERIABANK and Mr. Byrd, which together with the integration and continuity award described above, are considered fully vested and non-forfeitable and have been funded and are being maintained in a rabbi trust. The severance and other benefits

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due to Mr. Byrd upon a termination without “cause” or for “good reason” under the Byrd employment agreement will be paid to Mr. Byrd in connection with his future “separation from service” with First Horizon, which would occur upon the commencement of his service as special advisor. Mr. Byrd’s cash severance is equal to 100% of his “280G maximum” (generally defined as 2.99 times the applicable executive’s average compensation over the previous five years). Under the Byrd employment agreement, Mr. Byrd is also entitled to the continuation of the group insurance, life insurance, health and accident, disability and other employee benefits provided to Mr. Byrd prior to his termination for thirty-nine months following termination at no cost to Mr. Byrd. Mr. Byrd is also entitled to the reimbursement of excise taxes incurred under Section 4999 of the Code, including with respect to amounts and benefits paid to him in connection with the Byrd letter agreement.

Executive Change in Control Severance Plan

Ms. Dmuchowski, Mr. Restel and three of the First Horizon non-NEOs participate in the First Horizon Executive Change in Control Severance Plan (the “CIC Plan”), which provides for the following benefits if the executive officer’s employment is terminated (i) by First Horizon (or its successor) other than for “cause”, death, or disability, or (ii) by the executive for “good reason,” in each case following the initial public announcement of, and within twenty-four months following, a change in control of First Horizon, such as the merger:

•	a lump sum cash payment equal to two and a half times the sum of (i) the greater of the executive officer’s base salary in effect as of (x) immediately before the change in control of First Horizon and (y) the executive officer’s termination date plus (ii) the “bonus amount” (which is the average of the annual bonuses received for the five fiscal years prior to the date of termination after excluding the highest and lowest of such full-year annual bonuses; provided, however (A) if the executive received at least three but fewer than five full-year bonuses, the amount will be an average of the three most recent full-year bonuses the executive received; (B) if the executive received fewer than three full-year bonuses, the amount will be the average of any full-year bonuses received and 100% of the target bonus in effect for the year of termination; and (C) if any full-year bonus referred to above was determined using a formula based on a percentage of the executive’s business unit pre-tax income or other similar measure of business unit operating results, including awards made under a pool arrangement where the pool was determined based on business unit pre-tax income or other similar measure, the bonus for purpose of this calculation shall not exceed the greater of 100% of the executive’s base salary in effect immediately prior to the executive’s date of termination or 100% of the executive’s annual base salary in effect immediately prior to the change in control;

•	a payment in respect of the executive officer’s target annual bonus, prorated based on the number of days the executive officer remained employed during the fiscal year in which the date of termination occurs and reduced by any amounts actually paid from First Horizon’s annual incentive plan for the fiscal year in which the date of termination occurs;

•	continued medical, dental and life insurance benefits (as in effect immediately prior to the termination date or the change in control, whichever is more favorable for the executive) for a period terminating on the earliest of (i) eighteen months following the date of termination, (ii) the executive’s commencement of equivalent benefits from a new employer or (iii) the executive reaching normal retirement age, provided that the executive officer continues to pay an amount no higher than the executive officer’s contribution as in effect prior to the date of termination, or, at First Horizon’s election, a cash payment equivalent to the cost of eighteen months of medical, dental and life insurance benefit continuation; and

•	reasonable outplacement services for the shorter of (i) the period ending on the last day of the second calendar year following the calendar year during which the executive officer’s termination of employment occurs and (ii) the period ending when the executive obtains new employment, subject to a maximum of $25,000.

The CIC Plan includes a “net-better” cutback provision, which provides that, if the total payments to the executive officer upon a termination would exceed the applicable threshold under the Code, then those payments will be

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reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for the executive officer.

Payments of amounts under the CIC Plan are contingent upon the executive officer’s execution and non-revocation of a release of claims in favor of First Horizon, as well as the executive’s compliance with non-disparagement, confidentiality, cooperation and non-solicitation covenants.

For an estimate of the value of the payments and benefits described above that would be payable to Ms. Dmuchowski and Mr. Restel under the CIC Plan upon a qualifying termination in connection with the merger, see the section entitled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to First Horizon’s Named Executive Officers” beginning on page [—] of this proxy statement. The estimated aggregate amount that would be payable or provided to First Horizon’s three non-NEOs under the CIC Plan in respect of (i) cash severance, (ii) pro-rata annual bonus, (iii) continued medical, dental and life insurance benefits and (iv) outplacement services if the merger were to be completed and they were to experience a qualifying termination on November 1, 2022, based on base salary rate, target bonus, and benefits as of April 1, 2022, is $8,796,930.

Change in Control Severance Agreements

Each of Messrs. Jordan and Popwell and two of the non-NEOs are party to a Change in Control Severance Agreement with First Horizon (the “CIC agreements”), which provide for the following benefits if the executive officer’s employment is terminated (i) by First Horizon other than for “cause,” disability or retirement or (ii) by the executive for “good reason,” in each case within thirty-six months following a change in control of First Horizon, such as the merger:

•	a lump sum cash payment equal to three times (two times for one non-NEO) the sum of (i) the executive officer’s highest annual rate of base salary during the twelve months prior to the date of termination plus (ii) the bonus amount (as described above under “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Executive Change in Control Severance Plan” beginning on page [—] of this proxy statement);

•	a pro rata portion of the executive officer’s annual bonus, based on the product of (i) the executive’s bonus amount and (ii) the number of days the executive officer remained employed during the fiscal year in which the date of termination occurs, reduced by any amounts paid from First Horizon’s annual incentive plan for the fiscal year in which the date of termination occurs;

•	continued medical, dental and life insurance benefits (as in effect immediately prior to the termination date or the change in control, whichever is more favorable for the executive) for a period terminating on the earliest of (i) eighteen months following the date of termination, (ii) the executive’s commencement of equivalent benefits from a new employer or (iii) the executive reaching normal retirement age, provided that the executive officer continues to pay an amount equal to the executive officer’s contribution as in effect prior to the date of the change in control or the date of termination, as applicable;

•	full vesting of any unvested equity awards upon the date of termination;

•	reasonable outplacement services through the last day of the second calendar year following the calendar year during which the executive officer’s termination of employment occurred; and

•	for Messrs. Jordan, a gross-up payment covering any excise taxes imposed by Section 4999 of the Code and for Mr. Popwell and the two other non-NEOs party to a CIC agreement, a “net-better” cutback provision, which provides that, if the total payments to the executive officer upon a termination would exceed the applicable threshold under the Code, then those payments will be reduced by an amount that is less than the greater of (x) 5% of the portion of such payments treated as “parachute payments” under Section 280G of
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the Code and (y) $50,000, to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for the executive officer.

For an estimate of the value of the payments and benefits described above that would be payable to First Horizon’s named executive officers upon a qualifying termination in connection with the merger, see the section entitled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to First Horizon’s Named Executive Officers” beginning on page [—] of this proxy statement. The estimated aggregate amount that would be payable or provided in respect of (i) cash severance, (ii) pro-rata annual bonus, (iii) continued medical, dental and life insurance benefits and (iv) outplacement services to First Horizon’s two non-NEOs under their CIC agreements if the merger were to be completed and they were to experience a qualifying termination on November 1, 2022, based on base salary rate, target bonus, and benefits as of April 1, 2022, is $4,448,822.

Retention Program

In connection with the merger, First Horizon intends to establish a retention program to promote retention and incentive efforts to consummate the merger and effectuate a successful integration. Awards under this retention program will be granted in the form of First Horizon RSUs that vest in equal tranches on each of the first three anniversaries of the closing date, subject to continued employment through such date (or upon an earlier qualifying termination of employment). First Horizon’s executive officers (including certain of First Horizon’s named executive officers other than Mr. Jordan) will be eligible to participate in this retention program. However, as of the date of this proxy statement, no determinations have been made as to any executive officer who will receive any such retention award or the amount of such awards.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, from and after the effective time, TD will cause the Surviving Corporation to indemnify certain persons, including First Horizon’s directors and executive officers. In addition, for a period of six years from the effective time, the Surviving Corporation will maintain the current insurance policy (or a substitute policy as described in the merger agreement) for the benefit of certain persons, including First Horizon’s directors and executive officers. For additional information, see “The Merger Agreement—Additional Agreements—Indemnification; Directors’ and Officers’ Insurance” beginning on page [—] of this proxy statement.

Quantification of Payments and Benefits to First Horizon’s Named Executive Officers

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each named executive officer of First Horizon that is based on, or otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules and in this section such term is used to describe the merger-related compensation payable to First Horizon’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of holders of First Horizon common stock, as described in the section entitled “Proposals Submitted to First Horizon Shareholders—Proposal 2: The First Horizon Compensation Proposal” beginning on page [—] of this proxy statement. The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of First Horizon’s named executive officers would receive, using the following assumptions:

•	the effective time will occur on November 1, 2022 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•	Messrs. Jordan and Popwell will each experience a termination by First Horizon without “cause” under the terms of each executive officer’s respective CIC agreement and each of Ms. Dmuchowski and Mr. Restel will experience a termination by First Horizon without “cause” under the CIC Plan;

•	Mr. Byrd will experience a termination of his service as a special advisor by First Horizon without “cause” under the Byrd letter agreement;
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•	the named executive officers’ base salary rate, annual target bonus, and benefits remain unchanged from those in place as of April 1, 2022 ;

•	the named executive officers’ equity awards remain unchanged from those that are outstanding as of April 1, 2022;

•	merger consideration of $25.00 per share of First Horizon common stock;

•	all outstanding open performance First Horizon PSUs held by the named executive officers as of April 1, 2022 are open performance First Horizon PSUs as of November 1, 2022 (and therefore are settled based on target performance); and

•	for the unvested [First Horizon restricted shares], First Horizon RSUs and First Horizon PSUs, set forth in the table, includes associated dividends or dividend equivalent rights accrued thereon.

The calculations in the table do not include amounts that First Horizon’s named executive officers were already entitled to receive or vested in as of the date of this proxy statement, including the severance and other benefits payable to Mr. Byrd under the Byrd employment agreement, which, as described above under “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Chairman Letter Agreement with Mr. Byrd” beginning on page [—] of this proxy statement, are fully vested and non-forfeitable. The calculations in the table do not include any payments or other post-closing compensation entitlements pursuant to the Jordan letter agreement (including the retention award described therein), which are compensation for Mr. Jordan’s post-closing employment and service and based on his post-closing service to TD Company Group under a bona fide employment agreement (see the section entitled “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—TD Employment Letter with Mr. Jordan” beginning on page [—] of this proxy statement for a description of the Jordan letter agreement). In addition, these amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the merger and do not reflect any First Horizon equity or other incentive awards that are expected to vest in accordance with their terms prior to November 1, 2022. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, and the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Tax Reimbursements ($)(4)	Total ($)
D. Bryan Jordan	8,243,375	25,249,530	118,720	7,852,621	41,464,246
Hope Dmuchowski	2,766,434	1,815,277	62,579	—	4,644,290
Daryl G. Byrd	9,750,000	15,285,678	—	—	25,035,678
Anthony J. Restel	3,801,101	6,339,596	62,688	—	10,203,385
David T. Popwell	4,355,009	6,668,917	51,076	—	11,075,002
Michael J. Brown(5)	—	2,939,406	—	—	2,939,406
William C. Losch III(6)	—	—	—	—	—

(1)	The “double-trigger” cash amounts payable to each of Mr. Jordan and Mr. Popwell pursuant to their CIC agreements include a (i) lump sum cash severance payment equal to three times the sum of (A) the named executive officer’s highest annual rate of base salary during the twelve months prior to the date of termination plus (B) the bonus amount and (ii) a pro rata portion of the named executive officer’s annual bonus, based on the product of (A) the named executive officer’s bonus amount and (B) the number of days the named executive officer remained employed during the fiscal year in which the date of termination occurs, reduced by any amounts paid from First Horizon’s annual incentive plan for the fiscal year in which the date of termination occurs. The “double-trigger” cash amounts payable to each of Ms. Dmuchowski
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and Mr. Restel under the CIC Plan include a (i) lump sum cash severance payment equal to two and a half times the sum of (A) the greater of the named executive officer’s base salary in effect as of (x) immediately before the merger and (y) the named executive officer’s termination date plus (B) the bonus amount and (ii) a pro rata portion of the named executive officer’s target annual bonus, based on the product of (A) the named executive officer’s target annual bonus and (B) the number of days the named executive officer remained employed during the fiscal year in which the date of termination occurs, reduced by any amounts paid from First Horizon’s annual incentive plan for the fiscal year in which the date of termination occurs. The cash amount payable to Mr. Byrd reflects the remainder of his consulting fee payable under the Byrd letter agreement described above under “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Chairman Letter Agreement with Mr. Byrd” beginning on page [—] of this proxy statement.

Name	Cash Severance ($)	Pro Rata Bonus ($)	Total ($)
D. Bryan Jordan	7,143,700	1,099,675	8,243,375
Hope Dmuchowski	2,341,667	424,767	2,766,434
Anthony J. Restel	3,218,088	583,014	3,801,101
David T. Popwell	3,865,000	490,009	4,355,009

(2)	As described above under “The Mergers—Interests of Certain First Horizon Directors and Executive Officers in the Merger—Treatment of First Horizon Equity Awards” beginning on page [—] of this proxy statement, (i) upon the closing, certain outstanding equity awards will vest in accordance with the terms and conditions that were applicable to such award immediately prior to such time and all outstanding First Horizon options will be cancelled in exchange for a cash payment equal to the merger consideration less the applicable exercise price of such option (i.e., “single trigger vesting”) and (ii) all other unvested First Horizon equity awards held by the named executive officers will become vested and settled upon a qualifying termination that occurs thereafter (“double trigger vesting”). Set forth below are the values of each type of unvested First Horizon equity award (and any dividends and dividend equivalents accrued thereon) that would vest and become payable assuming that the merger was consummated and each named executive officer experienced a qualifying termination on November 1, 2022. Such values are based on a merger consideration of $25.00 and assume that all outstanding First Horizon PSUs as of April 1, 2022 are settled based on target performance.

Name	Unvested First Horizon Options ($)(a)	Unvested First Horizon Restricted Shares ($)(a)	Unvested First Horizon RSUs ($)(b)	Unvested First Horizon Open Performance PSUs ($)	Accrued Dividends ($)	Total ($)
D. Bryan Jordan	851,407	—	6,923,625	16,404,350	1,070,148	25,249,530
Hope Dmuchowski	—	—	1,062,250	746,250	6,777	1,815,277
Daryl G. Byrd	250,219	1,185,525	6,069,500	7,547,850	232,584	15,285,678
Anthony J. Restel	73,556	348,600	3,519,800	2,307,675	89,964	6,339,596
David T. Popwell	351,754	—	2,395,650	3,739,300	182,213	6,668,917
Michael J. Brown	—	372,775	1,302,575	1,189,300	74,756	2,939,406

(a)	The amounts shown for each of Messrs. Byrd, Restel and Brown are attributable to “single-trigger” vesting:

(b)	The following amounts are attributable to “single-trigger” vesting: Mr. Byrd ($3,723,675), Mr. Restel ($1,256,050), and Mr. Brown ($1,302,575).

(3)	Reflects the value of continued medical, dental and life insurance benefits for eighteen months and reasonable outplacement services through the last day of 2024.
(4)	Mr. Jordan’s CIC agreement provides for a gross-up payment covering any excise tax imposed by Section 4999 of the Code. After taking into account those First Horizon equity awards that will, per their terms, vest prior to November 1, 2022 (the assumed date of the effective time for purposes of this disclosure), the gross-up payable to Mr. Jordan would be reduced by approximately $2 million.
(5)	Mr. Brown retired as President – Regional Banking effective October 31, 2021 and has been included in the above table in accordance with the requirements of Item 402(t) of Regulation S-K. Mr. Brown will not receive any compensation that is based on or otherwise relates to the merger (other than payment in respect of any outstanding equity awards held by Mr. Brown pursuant to the terms of the merger agreement).
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(6)	Mr. Losch stepped down as First Horizon’s Chief Financial Officer effective July 31, 2021 and has been included in the above table in accordance with the requirements of Item 402(t) of Regulation S-K. Mr. Losch will not receive any compensation that is based on or otherwise relates to the merger.

Material U.S. Federal Income Tax Consequences of the Mergers

The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the merger to U.S. Holders and Non-U.S. Holders (each as defined below) of First Horizon common stock that exchange their shares of First Horizon common stock for the merger consideration and holders of First Horizon preferred stock (other than the First Horizon series G preferred stock) that exchange their publicly traded preferred stock of First Horizon, as applicable, for TD US Holding Company preferred stock, as applicable, in the second step merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax In addition, this discussion does not address all aspects of U.S. federal income taxation, such as the alternative minimum tax or the net investment income tax. This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those holders of First Horizon common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock) that hold such shares of stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	a pass-through entity (or an investor in a pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of First Horizon common stock that received First Horizon common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that has a functional currency other than the U.S. dollar;

•	a real estate investment trust;

•	a regulated investment company; or

•	a holder of First Horizon common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock) that holds such shares of stock as part of a hedge, straddle, constructive sale, wash sale, conversion or other integrated transaction.
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If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds First Horizon common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock), the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding First Horizon common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock), you should consult your tax advisor regarding the consequences to you of the merger or the second step merger, as applicable.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger or the second step merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER OR THE SECOND STEP MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE. LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock or First Horizon preferred stock (other than the First Horizon series G preferred stock) that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Consequences of the Merger to U.S. Holders of Common Stock

The receipt of cash by a U.S. Holder in exchange for shares of First Horizon common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of First Horizon common stock surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of First Horizon common stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of First Horizon common stock is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of our common stock.

Consequences of the Merger to Holders of First Horizon Preferred Stock (Other Than the First Horizon Series G Preferred Stock)

The second step merger is expected to qualify as a reorganization for federal income tax purposes. Accordingly, U.S. Holders of First Horizon preferred stock (other than the First Horizon series G preferred stock) generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of First Horizon preferred

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stock (other than the First Horizon series G preferred stock), as applicable, for preferred shares of TD US Holding Company, as applicable, in the second step merger.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our shares of common stock or preferred stock (other than the First Horizon series G preferred stock) that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Consequences of the Merger to Non-U.S. Holders of First Horizon Common Stock

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•	First Horizon is or has been a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of the shares of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are or have been during the relevant period a USRPHC.

Consequences of the Second Step Merger to Non-U.S. Holders of First Horizon Preferred Stock (other than the First Horizon Series G Preferred Stock)

The second step merger is expected to qualify as a reorganization for U.S. federal income tax purposes. Accordingly, Non-U.S. Holders of First Horizon preferred stock (other than the First Horizon series G preferred stock) generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of First Horizon preferred stock (other than the First Horizon series G preferred stock), as applicable, for preferred shares of TD US Holding Company, as applicable, in the second step merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

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Withholding on Foreign Entities

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“ FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of shares of our common stock or preferred stock (other than the First Horizon series G preferred stock). In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Holders of shares of our common stock or preferred stock (other than the First Horizon series G preferred stock) are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of such shares of stock pursuant to the merger or the second step merger.

THE FOREGOING DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE SECOND STEP MERGER IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER AND THE SECOND STEP MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER AND THE SECOND STEP MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS OF THE MERGER AND THE SECOND STEP MERGER TO THEIR SITUATION, INCLUDING THE APPLICATION OF STATE, LOCAL AND NON-U.S. TAX LAWS.

Commitments to the Community

Prior to the closing date, First Horizon will establish a new charitable foundation incorporating the name “TD” or “Toronto-Dominion” (with such name to be selected by TD) (the “new foundation”), under the laws of the State of Delaware, focused on community support in the Memphis, Tennessee metro area and the other markets in which First Horizon Bank operates as of February 27, 2022. The Surviving Corporation has committed to make a $40,000,000.00 contribution to the new foundation on the closing date (and immediately following the merger).

Regulatory Approvals

To complete the mergers, First Horizon and the TD are required to obtain approvals or consents from, or make filings with, a number of Canadian and U.S. federal and state bank and other regulatory authorities. Subject to the terms of the merger agreement, First Horizon and the TD have agreed to, and to cause their respective subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, promptly prepare and file all necessary documentation, to effect all applications, notices, petitions, registrations and any other filings with respect to the requisite regulatory approvals listed below, and to make such filings within thirty days of February 27, 2022 (subject to the timely receipt by TD of all necessary information from First Horizon and First Horizon’s subsidiaries as TD may reasonably request for the preparation of such filings), promptly prepare all documentation (including in response to information requests from regulatory agencies and governmental entities), and make all filings, obtain as promptly as practicable all permits, consents, approvals, waivers and any other authorizations of all third parties, regulatory agencies and governmental entities (and the expiration or termination of all statutory waiting periods in respect thereof) in each case which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the mergers) as timely as possible, and comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. The term “requisite regulatory approvals” includes:

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•	U.S. bank regulatory approvals or non-objection notices in respect of the mergers, including from (a) the Federal Reserve Board, (b) the OCC, (c) the TDFI, and any filings required to comply with state banking authorities pursuant to Section 44 of the Federal Deposit Insurance Act (12 U.S.C. 1831u) in connection therewith;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

•	the approval of a change of control of each of First Horizon Advisors, Inc. and FHN Financial Securities Corp., including from the Financial Industry Regulatory Authority (“FINRA”), and any filings, notices or approvals required to comply with state authorities, in respect of First Horizon Advisors, Inc. and FHN Financial Securities Corp., as a result of the change of control;

•	the approval of the Superintendent of Financial Institutions (Canada) pursuant to s. 468(6) of the Bank Act (Canada);

•	non-objection from the Canadian securities commissions (or equivalent) under Section 11.9(1)(a) of National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations in respect of the deemed acquisition, for the first time, by the applicable subsidiaries of TD of ten percent or more of the voting securities of First Horizon and its applicable subsidiaries;

•	approval from the Ontario District Council of the Investment Industry Regulatory Organization of Canada (“IIROC”) under IIROC dealer member rule 2206(1) to permit TD to form and maintain an interest in new “associates”; and

•	notice to IIROC under IIROC dealer member rule 2215(2) to permit TD to own an interest in new entities that do not carry on “securities related business”.

Under the terms of the merger agreement, TD, TD US Holding Company, First Horizon and their respective subsidiaries will not be required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of governmental entities and regulatory agencies that would have a material adverse effect on TD and its subsidiaries, taken as a whole (measured on a pro forma basis after giving effect to the transactions contemplated by the merger agreement, including the merger and the bank merger) (a “materially burdensome regulatory condition”).

The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by First Horizon shareholders in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

Although each of First Horizon and TD does not know of any reason related to it or its respective subsidiaries, as applicable, why the requisite regulatory approvals will not be received to permit the consummation of the merger on a timely basis, First Horizon and TD cannot be certain when or if the requisite regulatory approvals will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the mergers.

Federal Reserve Board and the OCC

The merger is subject to the approval of the Federal Reserve Board pursuant to section 3 of the BHC Act and the bank merger is subject to the approval of the OCC pursuant to section 18(c)(2)(A) of the Federal Deposit Insurance Act (the “Bank Merger Act”). The Federal Reserve Board and the OCC take into consideration a number of factors when acting on applications under section 3 of the BHC Act and the Bank Merger Act, respectively. These factors include the effect of the merger on competitiveness in affected banking markets, the financial and managerial resources of the companies and banks involved (including consideration of the capital adequacy, liquidity, and

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earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the combined organization. The Federal Reserve Board and the OCC also consider the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. Neither the Federal Reserve Board nor the OCC may approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In considering an application under section 3 of the BHC Act and the Bank Merger Act, respectively, the Federal Reserve Board and the OCC each also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), pursuant to which the Federal Reserve Board and the OCC must also take into account the record of performance of each of First Horizon and TD in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by their depository institution subsidiaries. As part of the review process in merger transactions, the Federal Reserve Board and the OCC each frequently receive protests from community groups and others. In their most recent CRA performance evaluations, First Horizon Bank received an overall “satisfactory” rating and TD Bank, N.A. received an overall “outstanding” rating.

In addition, in connection with an interstate merger and bank merger transaction, such as the merger and bank merger, the Federal Reserve Board and the OCC each consider certain additional factors under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended (the “Riegle-Neal Act”), including the capital position of the acquiring bank holding company or bank, as the case may be, state laws regarding the minimum age of the bank to be acquired, the concentration of deposits on a nationwide and statewide basis, and compliance with any applicable state community reinvestment and antitrust laws. Under the Riegle-Neal Act, the OCC may approve an interstate bank merger transaction only if each constituent bank is adequately capitalized at the time the relevant application for such transaction is filed, and it determines that the resulting bank will be well capitalized and well managed upon the consummation of the transaction.

Furthermore, the BHC Act and the Bank Merger Act require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board and the OCC. Each of the Federal Reserve Board and the OCC takes into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. Each of the Federal Reserve Board and the OCC is also authorized to hold one or more public hearings or meetings if it determines that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review.

The initial submission of the applications to the Federal Reserve Board and the OCC occurred on March 21, 2022.

TDFI

Approval by the TDFI under Section 0180-15-.03(1) of the Tennessee Rules and Regulations is required for the merger and the resulting indirect acquisition by TD US Holding Company of First Horizon Bank. Notice to the TDFI pursuant to Section 0180-15-.06 of the Tennessee Rules and Regulations and Section 45-2-1409 of the Tennessee Code is also required for the bank merger. Furthermore, the Tennessee Rules and Regulations require published notice of, and the opportunity for public comment on, the application to the TDFI. The initial filing of an application for prior approval by the TDFI under Section 0180-15-.03(1) of the Tennessee Rules and Regulations and notice to the TDFI under Section 45-2-1409 of the Tennessee Code occurred on March 21, 2022.

The initial filing of the application to the TDFI occurred on March 21, 2022.

Department of Justice

In addition to the Federal Reserve Board and the OCC, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and

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determine whether the merger would result in a violation of the antitrust laws. Transactions approved under Section 3 of the BHC Act or the Bank Merger Act generally may not be completed until thirty days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the OCC, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or the OCC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

Superintendent of Financial Institutions (Canada)

The approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”) is required pursuant to s. 468(6) of the Bank Act (Canada) since TD will be acquiring a significant interest in, and control of, First Horizon Bank, a Tennessee state chartered bank and an entity whose activities fall within s. 468(1)(j) of the Bank Act (Canada). Factors that the Superintendent will consider include:

•	the rationale for the transaction;

•	the effect of the transaction on the financial position and risk profile of TD; and

•	the integration plan.

The initial filing of the application to the Office of the Superintendent of Financial Institutions occurred on March 21, 2022.

Canadian Securities Commissions

Prior non-objection from the securities commissions (or equivalent) in Canada is required. In assessing whether to grant this non-objection, the securities commissions (or equivalent) will consider whether the merger is likely to, within any Canadian jurisdiction:

•	give rise to a conflict of interest;

•	hinder a registrant in Canada from complying with applicable securities, commodity futures, or derivatives legislation in Canada or the rules of any self-regulatory organization in Canada of which it is a member;

•	be inconsistent with an adequate level of investor protection; or

•	be otherwise prejudicial to the public interest.

The initial filing of the notice to the securities commissions (or equivalent) occurred on March 23, 2022.

Ontario District Council of the Investment Industry Regulatory Organization of Canada (“IIROC”)

Prior approval of the merger from the Ontario District Council of IIROC (the “Ontario District”) is required. In assessing whether to grant this approval, the Ontario District will consider whether the merger is likely to, within any Canadian jurisdiction:

•	give rise to a conflict of interest;
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•	hinder an IIROC dealer member from complying with applicable securities, commodity futures, or derivatives legislation in Canada or the IIROC dealer member rules;

•	be inconsistent with an adequate level of investor protection; or

•	be otherwise prejudicial to the public interest.

The initial filing of the application to IIROC occurred on March 23, 2022.

Additional Regulatory Approvals and Notices

Additional notifications and/or applications requesting approval may be submitted to various other federal, state and Canadian regulatory authorities and self-regulatory organizations, including notifications and/or applications to certain state financial services and banking regulators with respect to TD Bank, N.A. maintaining the existing First Horizon Bank offices in those states.

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THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to, and is incorporated by reference into, this proxy statement. This summary does not purport to be complete and does not contain all of the information about the merger agreement that may be important to you. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the transactions contemplated by the merger agreement. This section is not intended to provide you with any factual information about First Horizon. Such information can be found elsewhere in this proxy statement and in the public filings First Horizon makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about First Horizon contained in this proxy statement or in the public reports of First Horizon filed with the SEC may supplement, update or modify the factual disclosures about First Horizon contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by First Horizon, TD, TD US Holding Company and TD Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by First Horizon, TD, TD US Holding Company and TD Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the confidential disclosure schedules that First Horizon and TD delivered in connection with the merger agreement, which disclosures are not reflected in the merger agreement, and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement. Accordingly, the representations, warranties and covenants in the merger agreement or any description thereof should not be relied on by any persons as characterizations of the actual state of facts about First Horizon, TD, TD US Holding Company and TD Merger Sub or any of their respective subsidiaries or affiliates at the time they were made or otherwise.

Structure of the Mergers

The merger agreement provides for the merger of TD Merger Sub with and into First Horizon, with First Horizon as the Surviving Corporation (the “merger”), upon the terms, and subject to the conditions, set forth in the merger agreement. At the effective time of the merger (the “effective time”), the separate corporate existence of TD Merger Sub will terminate. As the Surviving Corporation, First Horizon will continue its corporate existence under the laws of the State of Tennessee.

The charter and bylaws of the Surviving Corporation will be amended to be the certificate of incorporation and bylaws of TD Merger Sub in effect immediately prior to the effective time (in each case except that the name of the Surviving Corporation will be “First Horizon Corporation”), with such customary changes to the existing charter and bylaws of First Horizon to reflect the effect of the merger (including to implement the terms of the merger agreement providing that each outstanding share of First Horizon preferred stock (other than the First Horizon series G preferred stock) will remain issued and outstanding as a share of preferred stock of the Surviving Corporation) and the fact that Surviving Corporation will be a closely held, Tennessee corporation.

The merger agreement also provides for, if TD so elects, the merger of the Surviving Corporation with and into TD US Holding Company, with TD US Holding Company as the surviving corporation (the “second step merger”), upon the terms, and subject to the conditions, set forth in the merger agreement. At the effective time of the second step merger (the “second step effective time”), the separate corporate existence of the Surviving Corporation will terminate. As the surviving corporation in the second step merger, TD US Holding Company will continue its corporate existence under the laws of the State of Delaware.

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If, at the option of TD, the second step merger occurs, the certificate of incorporation and bylaws of TD US Holding Company, as the surviving corporation in the second step merger, will be amended to be the certificate of incorporation and bylaws of TD US Holding Company immediately prior to the effective time, with such customary changes to reflect the effect of the second step merger (including to implement the terms of the merger agreement providing that each outstanding share of First Horizon preferred stock (other than the First Horizon series G preferred stock) will be automatically converted into a share of a newly created, corresponding series of preferred shares of TD US Holding Company, as discussed further below).

The merger agreement also provides for, at such time as TD determines after the effective time, the merger of First Horizon Bank with and into TD Bank, N.A., with TD Bank, N.A. as the surviving bank upon the terms, and subject to the conditions, set forth in the bank merger agreement.

Closing and Effective Time of the Mergers

Subject to the terms and conditions of the merger agreement, the closing of the merger (the “closing”) will take place at 10:00 a.m., New York City time, on the third business day following the date on which all of the conditions set forth in the merger agreement have been satisfied or waived (such date, the “closing date”), provided that if the foregoing would otherwise require the closing to occur five business days or less from the end of a month, then the closing will instead occur on the first business day of the immediately following month.

On or prior to the closing date, TD and First Horizon, respectively, will cause to be filed a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Tennessee with respect to the merger (collectively, the “certificates of merger”). The merger will become effective at such time specified in the certificates of merger in accordance with the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and the Tennessee Business Corporation Act (the “TBCA”) or at such other time as shall be provided by applicable law.

On a date following the closing date to be determined by TD in its sole discretion, TD US Holding Company and the Surviving Corporation, respectively, may, if TD so elects, cause to be filed a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Tennessee with respect to the second step merger (collectively, the “second step certificates of merger”). The second step merger will become effective at such time specified in the second step certificates of merger in accordance with the relevant provisions of the DGCL and TBCA, or at such other time as shall be provided by applicable law.

At such time as TD determines after the effective time, as provided for in the bank merger agreement and in accordance with applicable law, Surviving Corporation, as the sole voting shareholder of First Horizon Bank, will cause First Horizon Bank, and TD US Holding Company, as sole shareholder of TD Bank, N.A., will cause TD Bank, N.A., to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the bank merger.

Merger Consideration

The Merger

At the effective time, each share of First Horizon common stock issued and outstanding immediately prior to the effective time, except for shares of First Horizon common stock owned by First Horizon, TD, TDGUS, or TD US Holding Company (in each case other than shares of First Horizon common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or (ii) held, directly or indirectly, in respect of a debt previously contracted (collectively, the “exception shares”)), will be converted into the right to receive from TD US Holding Company (or, at the election of TD, TD Merger Sub) $25.00 in cash, without interest (the “base per share merger consideration”), and the additional per share consideration (together with the base per share merger consideration, the “merger consideration”). The additional per share consideration is payable if (and only if) the effective time occurs after the date that is nine months after February 27, 2022, and will equal $0.0017808 in cash per share of First Horizon common stock (other than the exception shares) for each day during the period commencing on, and including, the date that is nine months after February 27, 2022, and ending on, and including, the day immediately prior to the closing date.

All of the shares of First Horizon common stock converted into the right to receive the merger consideration pursuant to the merger agreement will no longer be outstanding and will automatically be cancelled and will cease to

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exist as of the effective time, and each old certificate (as defined below) previously representing any such shares of First Horizon common stock will thereafter represent only the right to receive the merger consideration which the shares of First Horizon common stock represented by such old certificate have been converted into the right to receive pursuant to the merger agreement, without any interest thereon.

At the effective time, all shares of First Horizon common stock that are owned by (i) First Horizon (in each case other than the exception shares) will be cancelled and will cease to exist and neither the merger consideration nor any other consideration will be delivered in exchange therefor and (ii) TD, TDGUS, or TD US Holding Company (in each case other than the exception shares) will be converted into such number and type of shares of the Surviving Corporation as is agreed by TD, TDGUS or TD US Holding Company, as applicable, and the Surviving Corporation, and, upon such conversion, each such share of First Horizon common stock will no longer be outstanding and will automatically be cancelled and will cease to exist.

At the effective time, each share of the common stock of TD Merger Sub issued and outstanding immediately prior to the effective time will be converted into and become an issued and outstanding share of common stock of the Surviving Corporation.

The Second Step Merger

At the second step effective time, each share of common stock of the Surviving Corporation that is issued and outstanding immediately prior to the second step effective time will automatically be cancelled and retired for no consideration and will cease to exist.

The shares of TD US Holding Company stock issued and outstanding immediately prior to the second step effective time will not be affected by the second step merger, and, accordingly, each share of TD US Holding Company stock issued and outstanding immediately prior to the second step effective time will, at and after the second step effective time, remain issued and outstanding.

First Horizon Preferred Stock

The Merger

At the effective time:

•	each share of First Horizon series B preferred stock will remain issued and outstanding;

•	each share of First Horizon series C preferred stock will remain issued and outstanding;

•	each share of First Horizon series D preferred stock will remain issued and outstanding immediately;

•	each share of First Horizon series E preferred stock will remain issued and outstanding; and

•	each share of First Horizon series F preferred stock will remain issued and outstanding.

At the effective time, each share of First Horizon series G preferred stock issued and outstanding immediately prior to the effective time will automatically be converted into such number of common shares of the Surviving Corporation as have a value at the effective time equal to $100,000.00 and, upon such conversion, the First Horizon series G preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time.

The Second Step Merger

At the second step effective time:

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•	each share of First Horizon’s Series B preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the Series B preferred stock and, upon such conversion, the Series B preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time;

•	each share of First Horizon’s Series C preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the Series C preferred stock and, upon such conversion, the Series C preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time;

•	each share of First Horizon’s Series D preferred stock issued and outstanding prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D preferred stock and, upon such conversion, the Series D preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time;

•	each share of First Horizon’s Series E preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having terms that are not materially less favorable than those of the Series E preferred stock and, upon such conversion, the Series E preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time; and

•	each share of First Horizon’s Series F preferred stock issued and outstanding immediately prior to the second step effective time will automatically be converted into a share of a newly created series of preferred shares of TD US Holding Company having terms that are not materially less favorable than those of the Series F preferred stock and, upon such conversion, the Series F preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time.

Treatment of First Horizon Equity Awards

The First Horizon options, First Horizon restricted shares, First Horizon RSUs, First Horizon PSUs and First Horizon Director RSUs held by First Horizon’s directors and executive officers immediately prior to the effective time will be treated in the same manner as those First Horizon equity awards held by other employees of First Horizon.

First Horizon options

At the effective time, each outstanding First Horizon option under the stock plans, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon option to receive (without interest), as soon as reasonably practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (i) the number of shares of First Horizon common stock subject to such First Horizon option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of First Horizon common stock of such First Horizon option, less applicable taxes required to be withheld with respect to such payment. For the avoidance of doubt, any First Horizon option which has an exercise price per share of First Horizon common stock that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

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First Horizon Restricted Shares

At the effective time, each outstanding First Horizon restricted share award under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon restricted share award to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon restricted share award immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment.

At the effective time, each outstanding First Horizon restricted share award under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon restricted share award immediately prior to the effective time (including any accelerated vesting upon a qualifying termination of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon restricted share award will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock subject to such First Horizon restricted share award immediately prior to the effective time multiplied by (y) the exchange ratio.

First Horizon RSUs

At the effective time, each outstanding First Horizon RSU under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon RSU to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon RSU immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment; provided, that, with respect to any First Horizon RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

At the effective time, each outstanding First Horizon RSU under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon RSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement) except that such First Horizon RSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such First Horizon RSU immediately prior to the effective time, multiplied by (y) the exchange ratio.

First Horizon DCUs

At the effective time, each outstanding First Horizon DCU under the First Horizon benefit plans will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon DCU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable First Horizon benefit plan or applicable award agreement).

First Horizon PSUs

At the effective time, each outstanding open performance First Horizon PSU under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such open performance First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such open performance First Horizon PSU will no longer be subject to performance-based vesting conditions, and such open performance First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such open performance First Horizon PSU immediately prior to the effective time, assuming achievement of applicable performance goals at target level, multiplied by (y) the exchange ratio.

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At the effective time, each outstanding closed performance First Horizon PSU under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such closed performance First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such closed performance First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such closed performance First Horizon PSU immediately prior to the effective time, based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the First Horizon compensation committee, in accordance with the terms of the applicable award agreement, multiplied by (y) the exchange ratio.

At the effective time, each outstanding deferred First Horizon PSU outstanding under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such deferred First Horizon PSU immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable First Horizon stock plan or applicable award agreement), except that such deferred First Horizon PSU will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such deferred First Horizon PSU immediately prior to the effective time, multiplied by (y) the exchange ratio.

First Horizon LTI Units

At the effective time, each outstanding First Horizon LTI unit granted under the stock plans will, automatically and without any required action on the part of the holder thereof, be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon LTI unit immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon LTI unit will no longer be subject to performance-based vesting conditions and will only entitle the holder of such First Horizon LTI unit to receive an amount in cash equal to (i) the number of First Horizon LTI units that would be earned based on target performance through the effective time multiplied by (ii) the designated per unit value of such award; provided, that any First Horizon LTI unit for which the applicable performance period is complete but remains subject to service-based vesting conditions will instead convert based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the First Horizon compensation committee in accordance with the terms of the applicable award agreement.

First Horizon Director RSUs

At the effective time, each First Horizon Director RSU, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon Director RSU to receive (without interest), as soon as reasonably practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (i) the number of shares of First Horizon common stock subject to such First Horizon Director RSU immediately prior to the effective time multiplied by (ii) the merger consideration; provided, that, with respect to any First Horizon Deferred Director RSUs that are not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

First Horizon Phantom Awards.

At the effective time, each outstanding First Horizon phantom award under the stock plans that will become vested at the effective time in accordance with its terms will, automatically and without any required action on the part of the holder thereof, be cancelled and will only entitle the holder of such First Horizon phantom award to receive (without interest), as soon as practicable after the effective time (but in any event no later than three business days after the effective time), an amount in cash equal to (x) the number of shares of First Horizon common stock subject to such First Horizon phantom award immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment; provided, that, with

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respect to any First Horizon phantom award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable stock plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code. At the effective time, each outstanding First Horizon phantom award under the stock plans that will not become vested at the effective time in accordance with its terms will be assumed by TD and will be subject to the same terms and conditions applicable to such First Horizon phantom award immediately prior to the effective time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable stock plan or applicable award agreement), except that such First Horizon phantom award will be in respect of a number of TD common shares that is equal to (x) the number of shares of First Horizon common stock underlying such First Horizon phantom award immediately prior to the effective time, multiplied by (y) the exchange ratio.

Delivery of Merger Consideration

At or prior to the effective time, TD will deposit, or will cause to be deposited by TD US Holding Company or TD Merger Sub, with a bank or trust company designated by TD (the “exchange agent”), for the benefit of the holders of old certificates representing shares of First Horizon common stock as of immediately prior to the effective time, including book-entry account statements (“old certificates”), for exchange in accordance with the merger agreement, cash in an amount sufficient to allow the exchange agent to make all payments required pursuant to the merger agreement (the “exchange fund”). The exchange agent will invest any cash included in the exchange fund as directed by TD, provided that no such investment or losses thereon will affect the amount of merger consideration payable to holders of old certificates. Any interest and other income resulting from such investments will be paid to TD or TD US Holding Company, or as otherwise directed by TD.

As promptly as practicable after the effective time, but in no event later than five business days thereafter, TD will cause the exchange agent to mail to each person who was, immediately prior to the effective time, a holder of record of one or more old certificates representing shares of First Horizon common stock, a form of letter of transmittal and instructions for use in effecting the surrender of the old certificates in exchange for the consideration for which such person may be entitled pursuant to the merger agreement. Upon proper surrender of an old certificate or old certificates for exchange and cancellation to the exchange agent, together with such properly completed and duly executed letter of transmittal, the holder of such old certificate or old certificates will be entitled to receive a check representing the amount of cash to which such holder is entitled pursuant to the merger agreement, and the old certificate or old certificates so surrendered will be cancelled. No interest will be paid or accrued with respect to any merger consideration to be delivered upon surrender of old certificates. Until surrendered as contemplated by the merger agreement, each old certificate will be deemed at any time after the effective time to represent only the right to receive, upon surrender, the merger consideration.

After the effective time, there will be no transfers on the stock transfer books of First Horizon of the shares of First Horizon common stock that were issued and outstanding immediately prior to the effective time.

Any portion of the exchange fund that remains unclaimed by the holders of First Horizon common stock for one year after the effective time will be paid to the Surviving Corporation. Any former holders of First Horizon common stock who have not exchanged their old certificate pursuant to the merger agreement will look only to the Surviving Corporation for payment of the merger consideration, without any interest thereon. None of TD, First Horizon, the Surviving Corporation, the exchange agent or any other person will be liable to any former holder of shares of First Horizon common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

TD will be entitled to deduct and withhold, or cause its subsidiaries, including TD US Holding Company or TD Merger Sub, or the exchange agent to deduct and withhold, from the merger consideration or any other amounts otherwise payable pursuant to the merger agreement to any holder of First Horizon common stock or First Horizon equity awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. If TD determines that it or any of its subsidiaries is required to deduct or withhold any amount from any payment to be made pursuant to the merger agreement, TD will provide notice to First Horizon of TD’s intent to deduct or withhold such amount and the basis for such deduction or withholding at least fifteen days before any such deduction or withholding is made to the extent reasonably

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practicable, or will otherwise provide such notice as promptly as reasonably practicable, and TD will reasonably cooperate with First Horizon in order to eliminate or to reduce any such deduction or withholding, including providing a reasonable opportunity for First Horizon to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

In the event any old certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact and, if required by TD, the posting of a bond in such amount as TD may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed old certificate the merger consideration.

Representations and Warranties

The merger agreement contains representations and warranties made by First Horizon to TD that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the First Horizon or TD disclosure schedules or in certain reports furnished or filed by First Horizon or TD with the SEC between January 1, 2020 and February 26, 2022. In particular, certain of these representations and warranties are subject to materiality or “material adverse effect” qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on First Horizon, as further described in the section entitled “The Merger Agreement—Representations and Warranties” beginning on page [—] of this proxy statement). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect if certain officers of First Horizon or TD, respectively, did not have actual knowledge of such representations being untrue, inaccurate or incomplete.

In the merger agreement, First Horizon made representations and warranties to TD regarding, among other things:

•	(i) First Horizon’s and its subsidiaries’ due organization, valid existence, good standing and authority to carry on their businesses and to own or lease their properties or assets, (ii) subject to specified exceptions, there are no restrictions on the ability of First Horizon and its subsidiaries to pay dividends or distributions, (iii) First Horizon’s status as a duly registered bank holding company and treatment as a financial holding company, (iv) First Horizon Bank’s status as the only depository institution subsidiary of First Horizon, and (v) that deposit accounts of First Horizon Bank are insured by the FDIC to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened;

•	the capitalization and indebtedness of First Horizon, including First Horizon restricted shares, First Horizon options, First Horizon RSUs and First Horizon Director RSUs, open performance First Horizon PSUs, deferred First Horizon PSUs, First Horizon preferred stock, First Horizon DCUs, First Horizon phantom awards and First Horizon LTI units, the absence of certain restrictions or encumbrances with respect to the equity interests of First Horizon, the currentness of all dividends payable on outstanding shares of First Horizon preferred stock, the absence of bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of First Horizon may vote, the absence of certain other First Horizon securities, the absence of voting trusts, shareholder agreements, proxies or other agreements in effect to which First Horizon or any of its subsidiaries is a party with respect to the voting or transfer of First Horizon common stock, capital stock or other voting or equity securities or ownership interests of First Horizon or granting any shareholder or other person any registration rights, and First Horizon’s ownership of all issued and outstanding shares of capital stock or other equity ownership interests of each First Horizon subsidiary;

•	the corporate power and authority of First Horizon to execute, deliver and perform its obligations under the merger agreement and, subject to the First Horizon shareholder approval and the adoption and approval of
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the bank merger agreement by First Horizon as First Horizon Bank’s sole voting shareholder, to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against First Horizon (except for certain enforceability exceptions as described in the merger agreement);

•	the First Horizon board’s declaration of advisability of the merger agreement, approval of the merger agreement and the transactions contemplated by the merger agreement and the First Horizon board’s direction that the merger agreement be submitted for consideration at the shareholders meeting and adoption of a resolution to the foregoing effect;

•	the vote of First Horizon shareholders necessary to approve the merger agreement;

•	the absence of conflicts with, or violations of, laws or organizational or governing documents of First Horizon and the absence of any conflicts with or defaults under agreements to which First Horizon or any of its subsidiaries is a party, in each case as a result of First Horizon executing, delivering and performing, or consummating the transactions contemplated by, the merger agreement;

•	consents or approvals of, or filings with, certain governmental authorities required in connection with entering into or consummating the transactions contemplated by the merger agreement;

•	First Horizon’s and its subsidiaries’ filings with the SEC since January 1, 2020, and payment of fees and assessments in connection with such filings, and that no regulatory agency has initiated or has pending any proceeding or investigation into the business or operations of First Horizon or any of its subsidiaries since January 1, 2020, and there is no unresolved violation, criticism, or exception by any regulatory agency with respect to any report or statement relating to any examinations or inspections of First Horizon or any of its subsidiaries and there have been no formal or informal inquiries by, or disagreements or disputes with, any regulatory agency with respect to the business, operations, policies or procedures of First Horizon or any of its subsidiaries since January 1, 2020;

•	that the financial statements of First Horizon and its subsidiaries included in the First Horizon reports filed with the SEC since January 1, 2020, have been prepared from, and are in accordance with, books and records, fairly present the consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of cash flows, consolidated statements of equity and consolidated statements of condition, complied with applicable accounting requirements and with the published rules and regulations of the SEC and have been prepared in accordance with GAAP consistently applied during the periods involved;

•	that no independent public accounting firm of First Horizon has resigned (or informed First Horizon that it intends to resign) or been dismissed as independent public accountants of First Horizon as a result of or in connection with any disagreements with First Horizon on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

•	the absence of certain undisclosed liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due);

•	the ownership of First Horizon and its subsidiaries of the means by which records, systems, controls, data and information are recorded, stored, maintained and operated, internal disclosure controls and procedures, and disclosure of significant deficiencies, material weaknesses and fraud;

•	the absence since January 1, 2020, of (i) a complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of First Horizon or any of its subsidiaries or their respective internal accounting controls, and (ii) reported evidence of a violation of securities laws or banking laws, breach of fiduciary duty or similar violation;
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•	the absence of any broker’s or finder’s fees, with the exception of fees incurred by the engagement of Morgan Stanley in connection with the merger agreement;

•	the absence of a material adverse effect since December 31, 2020, and the conduct of business in all material respects in the ordinary course of business consistent between December 31, 2020, and February 27, 2022;

•	the absence of (i) outstanding, pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations challenging the validity or propriety of the transactions contemplated by the merger agreement, and (ii) an injunction, order, judgment, decree, or regulatory restriction imposed upon First Horizon, any of its subsidiaries or the assets of First Horizon or any of its subsidiaries (or that, upon consummation of the mergers, would apply to the surviving corporation or any of its affiliates);

•	certain tax matters affecting First Horizon and its subsidiaries;

•	First Horizon’s and its subsidiaries’ employee benefit plans;

•	First Horizon’s filings with the SEC since January 1, 2020, and the accuracy of the information contained in those documents;

•	with respect to First Horizon and its subsidiaries, since January 1, 2020, licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of First Horizon’s and its subsidiaries’ businesses and ownership of their respective properties, rights and assets;

•	compliance with applicable laws, including the Foreign Corrupt Practices Act of 1977, as amended, or any similar law;

•	during the past three years, First Horizon Bank’s Community Reinvestment Act rating being no lower than “Satisfactory”;

•	First Horizon’s written information privacy and security program, measures to protect IT assets and personal data used in its business against any security breach, the absence of a security breach since January 1, 2020, and the absence of data security or other technological vulnerabilities, viruses, malware or other corruptants with respect to the IT assets owned by and used in First Horizon’s business;

•	the absence of the use of funds of First Horizon or any of its subsidiaries for various unlawful or fraudulent purposes, and any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department;

•	First Horizon’s and First Horizon Bank’s status as “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator) as of February 27, 2022, and the absence of any fact, event or circumstance that would result in First Horizon and First Horizon Bank not being “well-capitalized” within one year from February 27, 2022;

•	the proper administration by First Horizon and its subsidiaries of all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law, and the absence of any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account;

•	First Horizon’s and its subsidiaries’ material contracts and the absence of any breach or default under the terms of any material contract;
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•	the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any conflicts with or defaults under contracts to which First Horizon or any of its subsidiaries is a party, in each case as a result of First Horizon executing, delivering and performing, or consummating the transactions contemplated by, the merger agreement;

•	the absence of certain actions by regulatory agencies relating to First Horizon and its subsidiaries;

•	certain environmental matters relating to First Horizon and its subsidiaries;

•	First Horizon’s and its subsidiaries’ title to all securities and commodities owned by it (except those sold under repurchase agreements), including the absence of any liens not permitted by the merger agreement and the valuation of such securities and commodities on the books of First Horizon in accordance with GAAP;

•	matters relating to First Horizon’s and its subsidiaries’ owned and leased property, including the absence of any liens not permitted by the merger agreement, and the absence of condemnations;

•	matters relating to First Horizon’s and its subsidiaries’ owned intellectual property, including the absence of any liens not permitted by the merger agreement, absence of infringement, misappropriation or other violations, registration and abandonment, cancellation or unenforceability;

•	the absence of certain related-party transactions;

•	the inapplicability of any anti-takeover statutes, laws or regulations to the merger agreement and the transactions contemplated by the merger agreement;

•	the receipt of a fairness opinion from Morgan Stanley;

•	the accuracy of information relating to First Horizon and its subsidiaries included in certain filings, including the information supplied by First Horizon in this proxy statement and any documents incorporated by reference into this proxy statement;

•	matters relating to First Horizon’s and its subsidiaries’ loan portfolio;

•	matters relating to First Horizon’s and its subsidiaries’ insurance policies;

•	matters relating to certain subsidiaries of First Horizon that are registered, licensed or qualified, or are required to be registered, licensed or qualified, in connection with the provision of investment management, investment advisory or sub-advisory services;

•	matters relating to First Horizon agents and First Horizon insurance subsidiaries;

•	matters relating to First Horizon broker-dealer subsidiaries; and

•	matters relating to certain risk management instruments.

In the merger agreement, TD, TD US Holding Company and TD Merger Sub (each a “TD party”) made representations and warranties to First Horizon regarding, among other things:

•	(i) each TD party’s due organization, valid existence, good standing and authority to carry on their businesses, to own or lease their properties or assets, and restrictions on the ability to pay dividends or distributions, and (ii) TD’s status as a Schedule I bank, duly registered bank holding company and treatment as a financial holding company;
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•	capitalization of TD;

•	the corporate power and authority of each TD party to execute, deliver and perform its obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against each TD party (except for certain enforceability exceptions as described in the merger agreement);

•	each TD party board’s declaration that the merger agreement is in the best interests of such TD party and its shareholders, each TD party board’s approval of the merger agreement, and TD US Holding Company’s direction that the merger agreement be submitted to its sole stockholder for approval of a resolution to the foregoing effect;

•	the absence of conflicts with, or violations of, laws or organizational or governing documents of each TD party and the absence of any conflicts with or defaults under agreements where any TD party or any of their subsidiaries is a party, in each case as a result of any TD party executing, delivering and performing, or consummating the transactions contemplated by, the merger agreement;

•	consents or approvals of, or filings with, certain governmental authorities required in connection with entering into or consummating the transactions contemplated by the merger agreement;

•	with respect to TD, TD US Holding Company or any of their respective subsidiaries, the absence of any broker’s or finder’s fees, with the exception of fees incurred by the engagement of J.P. Morgan Securities LLC in connection with the merger agreement;

•	with respect to TD, TD US Holding Company or any of their respective subsidiaries, the absence of (i) outstanding, pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations challenging the validity or propriety of the transactions contemplated by the merger agreement, and (ii) an injunction, order, judgment, decree, or regulatory restriction imposed upon TD, TD US Holding Company, or any of their subsidiaries or their assets;

•	with respect to TD, TD US Holding Company or any of their respective subsidiaries, since January 1, 2020, licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of TD’s, TD US Holding Company’s and their respective subsidiaries’ businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith);

•	with respect to TD, TD US Holding Company or any of their respective subsidiaries, compliance with applicable laws, including the Foreign Corrupt Practices Act of 1977, as amended, or any similar law;

•	during the past three years, TD Bank, N.A.’s Community Reinvestment Act rating being no lower than “Outstanding”;

•	as of February 27, 2022, the absence of any dispute or other proceeding pending between TD or TD Bank, N.A. or any of their subsidiaries and any community groups relating to TD or TD Bank, N.A., and the absence of any threat of any such dispute or other proceeding, in each case, that could reasonably be expected to delay the receipt of, or impair the ability to obtain, all of the requisite regulatory approvals;

•	the absence of the use of funds of TD, TD US Holding Company or any of their subsidiaries for various unlawful or fraudulent purposes, and any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department;

•	TDGUS’ and TD Bank, N.A.’s status as “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator) as of February 27, 2022, and the absence of any fact, event or circumstance that would result in TDGUS and TD Bank, N.A. not being “well-capitalized” within one year from February 27, 2022;
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•	the absence of certain actions by regulatory agencies relating to TD, TD US Holding Company or any of their subsidiaries;

•	the accuracy of information relating to TD and its subsidiaries included in certain filings, including the information supplied by TD for inclusion in this proxy statement and any documents incorporated by reference; and

•	as of February 27, 2022, the sufficiency of TD’s funds, or access thereto, and at closing TD will have immediately available funds in cash, to pay all amounts payable by TD under the merger agreement and fulfill its obligations under the merger agreement.

Certain representations and warranties of First Horizon and the TD parties are qualified as to “materiality” or “material adverse effect”. For purposes of the merger agreement, a “material adverse effect”, when used in reference to either First Horizon, TD or Surviving Corporation, means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole or (2) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

However, with respect to clause (1), a material adverse effect will not be deemed to include the impact of:

•	changes, after February 27, 2022, in GAAP or applicable regulatory accounting requirements;

•	changes, after February 27, 2022, in laws, rules or regulations (including the pandemic measures) of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

•	changes, after February 27, 2022, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries (including any such changes arising out of a pandemic or any pandemic measures);

•	changes, after February 27, 2022, resulting from hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or from any outbreak of any disease or other public health event or public health conditions (including a pandemic and related pandemic measures);

•	public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated thereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated thereby; or

•	a decline in the trading price of a party’s stock in and of itself or the failure, in and of itself, to meet earnings projections or internal financial forecasts;

except, with respect to the first, second, third and fourth bullets described above, to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.

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Covenants and Agreements

First Horizon Forbearances

First Horizon has agreed that, prior to the effective time or earlier termination of the merger agreement, except as (i) expressly contemplated or permitted by the merger agreement, subject to specified exceptions, (ii) required by law, (iii) may be necessary or commercially reasonable in response to a pandemic or pandemic measures, subject to First Horizon providing TD with advance notice in respect of any such action, unless it is not reasonably practicable under the circumstances to provide such prior notice, in which case First Horizon will provide notice to TD as soon as reasonably practicable, or (iv) consented to in writing by TD, such consent not to be unreasonably withheld, conditioned or delayed, First Horizon will, and will cause each of its subsidiaries to, (A) conduct its business in the ordinary course in all material respects and (B) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships.

In addition, prior to the effective time or earlier termination of the merger agreement, subject to specified exceptions, First Horizon will not, and will not permit any of its subsidiaries to, without the prior written consent of TD (not to be unreasonably withheld, conditioned or delayed), take any of the following actions:

•	other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of First Horizon or any of its wholly owned subsidiaries to First Horizon or any of its wholly owned subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•	adjust, split, combine or reclassify any capital stock;

•	make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any securities of First Horizon or First Horizon subsidiary, except (A) regular quarterly cash dividends by First Horizon at a rate not in excess of $0.15 per share of First Horizon common stock, (B) dividends paid by any First Horizon subsidiaries to First Horizon or any of its wholly owned subsidiaries, (C) dividends provided for and paid on First Horizon preferred stock in accordance with the terms of such First Horizon preferred stock and (D) the acceptance of shares of First Horizon common stock as payment for the exercise price of First Horizon options or for withholding taxes incurred in connection with the exercise of First Horizon options or the vesting or settlement of other First Horizon equity awards, in each case, in accordance with past practice and the terms of the applicable First Horizon stock plans and award agreements thereunder;

•	grant any stock options, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire (or any right to payment the amount of which is determined in whole or in part based on the value of) any securities of First Horizon or any First Horizon subsidiary;

•	issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any securities of First Horizon or any First Horizon subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any securities of First Horizon or any First Horizon subsidiary, except pursuant to the exercise of First Horizon options or the settlement of other First Horizon equity awards, in each case, which are outstanding as of February 27, 2022, in accordance with their terms as in effect as of February 27, 2022;
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•	sell, transfer, mortgage, encumber, abandon, allow to lapse, license, lease or otherwise dispose of any of its material properties, rights or assets or any business to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than in the ordinary course of business or pursuant to contracts or agreements in force on February 27, 2022;

•	except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case, other than a wholly owned First Horizon subsidiary;

•	in each case, except for transactions in the ordinary course of business, (i) terminate, materially amend, or waive any material provision of, any material contract, or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to First Horizon or its subsidiaries or (ii) enter into (or thereafter terminate, materially amend, or waive any material provision of) any contract that would constitute a material contract if it were in effect on the date of the merger agreement, except entry into any contract to replace a material contract that First Horizon does not reasonably expect will materially reduce the expected business or economic benefits to, or impose additional material obligations on, First Horizon and its subsidiaries under such contract;

•	except as required under applicable law or the terms of any First Horizon benefit plan existing as of February 27, 2022, as applicable: (i) enter into, establish, adopt, amend or terminate any First Horizon benefit plan, or any arrangement that would be a First Horizon benefit plan if in effect on February 27, 2022, other than routine administrative amendments that would not materially increase the benefits provided thereunder or the cost thereof to First Horizon and its subsidiaries, (ii) increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant, other than increases to current employees and officers (w) in connection with a promotion or change in responsibilities permitted under clause (viii) of this bullet and to a level consistent with similarly situated peer employees, (x) in base salary or wages or target annual cash bonus opportunity that is in the ordinary course of business consistent with past practice and with respect to an employee who is not an “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act), (y) the payment of incentive compensation for completed performance periods based upon corporate performance, the performance of such employee and, if applicable, such employee’s business or (z) changes in health and welfare benefits that are generally applicable to all First Horizon employees in the ordinary course, in each case determined in accordance with the terms of the applicable First Horizon benefit plan and in the ordinary course of business consistent with past practice, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation to any current or former employee, officer, director or individual consultant, other than contemplated by clause (ii)(z) above, (iv) accelerate the payment, vesting or funding of or under any First Horizon benefit plan or of any compensation or benefit, (v) grant to any current or former employee, officer, director or individual consultant any right to reimbursement, indemnification or payment for any taxes, including any taxes incurred under Section 409A or 4999 of the Code, (vi) with respect to any First Horizon benefit plan, (x) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any First Horizon benefit plan or (y) except as may be required by GAAP, change any actuarial or other assumption used to calculate the funding obligations with respect to such First Horizon benefit plan or change the manner in which contributions are made or the basis on which contributions are calculated with respect to such First Horizon benefit plan, in each case, except in the ordinary course of business consistent with past practice, (vii) terminate the employment or services of any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act), other than for cause or (viii) hire any employee, or promote any employee to a position of “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act);
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•	enter into, establish or adopt any collective bargaining or similar agreement with any union, works council, or other labor organization, or recognize any union, works council, or other labor organization as the representative of any of the employees of First Horizon or any of its subsidiaries;

•	settle any material claim, suit, action or proceeding, except for such settlements involving monetary remedies not in excess of $5,000,000.00 individually or $10,000,000.00 in the aggregate (in each case excluding payment of any net insurance proceeds) and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its subsidiaries or the surviving corporation after consummation of the mergers;

•	amend its charter, its bylaws or comparable governing documents of its subsidiaries that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC;

•	materially restructure or materially change its investment securities, wholesale funding, BOLI or derivatives portfolios or its interest rate exposure, through purchases, sales or otherwise, or the manner in which any such portfolio is classified or reported;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

•	enter into any material new line of business or, other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity and ordinary course changes to policies or practices in response to changes in the market for similar items;

•	(i) make, change or revoke any tax election, (ii) change an annual tax accounting period, (iii) adopt or change any tax accounting method, (iv) file any amended tax return, (v) enter into any closing agreement with respect to taxes, (vi) settle any tax claim, audit, assessment or dispute or surrender any right to claim a refund of taxes, (vii) initiate any voluntary disclosure with, or request any ruling from, any governmental entity or (viii) incur any material amount of tax outside of the ordinary course of business;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

•	make any loans or extensions of credit, except in the ordinary course of business consistent with past practice, or new loans or extensions of credit in excess of $150,000,000.00 in a single transaction or renewals of loans or extensions of credit in excess of $150,000,000.00, in each case, except pursuant to existing commitments;

•	make application for the opening, relocation or closing of any, or open, relocate or close any, branch or automated banking facility of First Horizon Bank, other than those pending or planned as of the date of the merger agreement;

•	incur any capital expenditures or any obligations or liabilities in respect thereof, except (i) as may be required pursuant to any material contract, (ii) any other capital expenditures not to exceed $50,000,000.00 in the aggregate or (iii) capital expenditures necessary for safety and soundness purposes;

•	make any material adverse change to the security or operation of the IT assets used in its business or its posted privacy policies, except as required by applicable law;

•	take any action that is intended or expected to result in certain of the conditions to the merger not being satisfied;
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•	knowingly take any action (including a business acquisition, sale or other strategic transaction) that would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by the merger agreement, including the merger, or impair First Horizon’s ability to perform its obligations under the merger agreement or consummate the transactions contemplated by the merger agreement, including the merger, on a timely basis; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the section of the merger agreement relating to First Horizon forbearances.

TD Forbearances

Prior to the effective time or earlier termination of the merger agreement, subject to certain exceptions, as expressly contemplated or permitted by the merger agreement or as required by law, TD will not, and will not permit any of its subsidiaries to, without the prior written consent of First Horizon (such consent not to be unreasonably withheld, conditioned or delayed):

•	amend the constituent documents of TD or any of its subsidiaries in a manner that would impair TD’s or TD US Holding Company’s ability to perform its obligations under the merger agreement or consummate the transactions contemplated thereby, including the merger and the bank merger, on a timely basis;

•	take any action that is intended or expected to result in certain conditions to the merger not being satisfied;

•	knowingly take any action (including a business acquisition, sale or other strategic transaction) that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement, including the merger, or materially impair TD’s or TD US Holding Company’s ability to perform its obligations under the merger agreement or consummate the transactions contemplated by the merger agreement, including the merger, on a timely basis; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the section of the merger agreement relating to TD forbearances.

Additional Agreements

Regulatory Matters

Subject to the terms of the merger agreement, First Horizon and the TD have agreed to, and to cause their respective subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, promptly prepare and file all necessary documentation, to effect all applications, notices, petitions, registrations and any other filings with respect to the requisite regulatory approvals (as defined in the section “The Mergers—Regulatory Approvals” beginning on page [—] of this proxy statement), and to make such filings within thirty days of February 27, 2022 (subject to the timely receipt by TD of all necessary information from First Horizon and First Horizon’s subsidiaries as TD may reasonably request for the preparation of such filings), promptly prepare all documentation (including in response to information requests from regulatory agencies and governmental entities), and make all filings, obtain as promptly as practicable all permits, consents, approvals, waivers and any other authorizations of all third parties, regulatory agencies and governmental entities (and the expiration or termination of all statutory waiting periods in respect thereof) in each case which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the mergers) as timely as possible, and comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. The term “requisite regulatory approvals” includes:

•	U.S. bank regulatory approvals or non-objection notices in respect of the mergers, including from (a) the Federal Reserve Board, (b) the OCC, (c) TDFI, and any filings required to
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comply with state banking authorities pursuant to Section 44 of the Federal Deposit Insurance Act (12 U.S.C. 1831u) in connection therewith;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	the approval of a change of control of each of First Horizon Advisors, Inc. and FHN Financial Securities Corp., including from the Financial Industry Regulatory Authority, and any filings, notices or approvals required to comply with state authorities, in respect of First Horizon Advisors, Inc. and FHN Financial Securities Corp., as a result of the change of control;

•	the approval of the Superintendent of Financial Institutions (Canada) pursuant to s. 468(6) of the Bank Act (Canada);

•	non-objection from the Canadian securities commissions (or equivalent) under Section 11.9(1)(a) of National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations in respect of the deemed acquisition, for the first time, by the applicable subsidiaries of TD of ten percent or more of the voting securities of First Horizon and its applicable subsidiaries;

•	approval from the Ontario District Council of the Investment Industry Regulatory Organization of Canada (“IIROC”) under IIROC dealer member rule 2206(1) to permit TD to form and maintain an interest in new “associates”; and

•	notice to IIROC under IIROC dealer member rule 2215(2) to permit TD to own an interest in new entities that do not carry on “securities related business”.

In exercising the foregoing right, First Horizon and each TD party will act reasonably and as promptly as practicable. First Horizon and each TD party agree that they will consult with each other with respect to obtaining all permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated in the merger agreement, and each party will consult with the other in advance of any meeting or conference with any regulatory agency or governmental entity in connection with the transactions contemplated by the merger agreement and, to the extent permitted by such regulatory agency or governmental entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; provided, that each party will promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any regulatory agency or governmental entity in connection with or affecting the transactions contemplated by the merger agreement which the other party does not attend or participate in, to the extent permitted by such regulatory agency or governmental entity and subject to applicable law and the provision of the merger agreement relating to confidential supervisory information.

In furtherance and not in limitation of the previous paragraphs and bullets under this section “The Merger Agreement—Additional Agreements—Regulatory Matters” beginning on page [—] of this proxy statement, each party will use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing. Notwithstanding the foregoing, nothing contained in the merger agreement will be deemed to require TD, TD US Holding Company, First Horizon or their respective subsidiaries (and First Horizon and its subsidiaries will not be permitted without the prior written consent of TD) to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of governmental entities and regulatory agencies that would have a material adverse effect on TD and its subsidiaries, taken as a whole (measured on a pro forma basis after giving effect to the transactions contemplated by the merger agreement, including the merger and the bank merger).

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TD, TD US Holding Company and First Horizon will, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the requisite regulatory approvals, this Proxy Statement or any other statement, filing, notice or application made by or on behalf of TD, TD US Holding Company and First Horizon or any of their respective subsidiaries to any governmental entity in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement.

TD, TD US Holding Company and First Horizon will promptly advise each other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by the merger agreement that causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained, or that the receipt of any such approval will be materially delayed.

Access to Information

To the extent permitted by applicable laws and as may be reasonable in light of pandemic measures, for the purposes of verifying the representations and warranties of First Horizon and preparing for the merger, the second step merger, the bank merger and the other matters contemplated by the merger agreement, First Horizon will, and will cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of TD and TD US Holding Company, access upon prior reasonable notice, during normal business hours during the period prior to the effective time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each will cooperate with TD and TD US Holding Company in preparing to execute after the effective time the conversion or consolidation of systems and business operations generally, and, during such period, First Horizon will, and will cause its subsidiaries to, make available to TD and TD US Holding Company:

•	a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than certain reports or documents that First Horizon is not permitted to disclose); and

•	all other information concerning its business, properties, information technology systems and personnel as TD or TD US Holding Company may reasonably request. TD will use commercially reasonable efforts to minimize any interference with First Horizon’s regular business operations during any such access. Neither First Horizon nor any of its subsidiaries will be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of First Horizon’s customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to February 27, 2022. The parties thereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

TD and TD US Holding Company will hold all information furnished by or on behalf of First Horizon or any of its subsidiaries or representatives pursuant to the merger agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality letter agreement, dated February 1, 2022, by and between TD and First Horizon. No investigation by any party or their respective representatives will affect or be deemed to modify or waive the representations and warranties of the other set forth in the merger agreement. Nothing contained in the merger agreement will give either TD or First Horizon, directly or indirectly, the right to control or direct the operations of the other party prior to the effective time. Prior to the effective time, each party will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.

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First Horizon Shareholder Approval

First Horizon will call, give notice of, convene and hold a special meeting of its shareholders as soon as reasonably practicable after this proxy statement is mailed (and in no event later than forty days after such mailing) for the purpose of obtaining (a) the approval of the merger agreement by the affirmative vote of a majority of all votes entitled to be cast on the First Horizon merger proposal by the holders of First Horizon common stock (the “requisite First Horizon vote”) required in connection with the merger agreement and the merger, and (b) if so desired and agreed by TD, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated by the merger agreement.

Legal Conditions to Merger

Subject to certain sections of the merger agreement, each of First Horizon and TD will, and will cause its subsidiaries to, use its or their reasonable best efforts:

•	to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the merger and the bank merger and, subject to the conditions set forth in the merger agreement, to consummate the transactions contemplated by the merger agreement; and

•	to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any regulatory agency, governmental entity and any other third party that is required to be obtained by First Horizon or TD or any of their respective subsidiaries in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement; provided, that with respect to any such third-party consents, in no event will First Horizon or its subsidiaries be required to (and, without the consent of TD, will not) make or agree to make any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any contract to which it is a party to or bound or commence, defend or participate in any action, in each case in connection with obtaining such third-party consents.

Stock Exchange Delisting

First Horizon will cooperate with TD and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the New York Stock Exchange to enable the delisting of the First Horizon common stock and First Horizon preferred stock (other than the First Horizon series G preferred stock) from the New York Stock Exchange and the deregistration of the First Horizon common stock and First Horizon preferred stock (other than the First Horizon series G preferred stock) under the Exchange Act as promptly as practicable after the effective time. In connection therewith, First Horizon will promptly provide such information that may be reasonably requested by TD (including with respect to the holders of such First Horizon preferred stock (other than the First Horizon series G preferred stock) (or depositary shares in respect thereof) to the extent reasonably available). First Horizon will also provide such other approvals or instructions under the applicable depositary agreements with respect to the First Horizon preferred stock (other than the First Horizon series G preferred stock) that may be reasonably requested by TD in connection with the transactions contemplated by the merger agreement.

Employee Benefit Plans

During the period commencing at the effective time and ending on the earlier of (x) the first anniversary of the effective time and (y) December 31, 2023 (the “continuation period”), TD will cause the Surviving Corporation to provide:

•	each employee of First Horizon or any of its subsidiaries as of the effective time who remains employed by TD or any of its affiliates (including the Surviving Corporation and its subsidiaries) following the effective time (a “continuing employee”), with an annual base salary or base wage rate and a target annual cash
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bonus opportunity that are, in each case, no less than that provided to such employee by First Horizon and its subsidiaries immediately prior to the effective time;

•	each continuing employee with an annual long-term equity-based incentive opportunity (excluding any merit, transaction-related, retention, recognition, discretionary or other one-time or special grant or award) that is substantially comparable to that provided to such employees by First Horizon and subsidiaries immediately prior to the effective time; and

•	the continuing employees with other employee benefits (excluding deferred compensation, change-in-control, retention or transaction-related benefits and defined benefit pension and post-retirement welfare benefits) that are substantially comparable in the aggregate to those (subject to the same exclusions as the foregoing) provided to such employees by First Horizon and its subsidiaries immediately prior to the effective time.

During the continuation period (and, for such longer period, to the extent required by the terms of the applicable First Horizon benefit plan), TD will continue to maintain or cause to be maintained, without amendment, First Horizon’s specified severance policies and plans applicable to continuing employees immediately prior to the effective time (the “First Horizon severance plans”) and will provide, or cause to be provided, to each continuing employee whose employment is terminated during the continuation period without “cause”, as such term is defined or concept is used for purposes of the applicable First Horizon severance plan, or who otherwise experiences a severance-qualifying termination under the applicable First Horizon severance plan, with the severance benefits specified in the applicable First Horizon severance plan.

With respect to any employee benefit plans of TD or its subsidiaries in which any employees of First Horizon or its subsidiaries become eligible to participate on or after the effective time (the “new plans”), TD will or will cause the Surviving Corporation to:

•	use commercially reasonable efforts to:

o	waive all pre-existing condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such employee and his or her eligible dependents under any new plans, except to the extent such pre-existing condition limitations, exclusions or waiting periods would apply under the analogous First Horizon benefit plan; and

o	provide each such employee and his or her eligible dependents with credit for the plan year in which the effective time occurs for any co-payments or deductibles paid prior to the effective time under a First Horizon benefit plan (to the same extent that such credit was given under the analogous First Horizon benefit plan prior to the effective time) in satisfying any applicable deductible or out-of-pocket requirements under any new plans for the plan year in which the effective time occurs; and

•	recognize all service of each such employee with First Horizon and its subsidiaries (and their respective predecessors, if applicable) for purposes of vesting under and eligibility to participate in each applicable new plan; provided, that the foregoing service recognition will not apply:

o	to the extent it would result in duplication of benefits for the same period of services;

o	for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits;

o	for newly-established employee benefit plans sponsored or maintained by TD or any of its affiliates for which similarly-situated employees of TD and its affiliates do not receive past service credit;
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o	where such period of service was not recognized or credited with First Horizon and its subsidiaries prior to the effective time; or

o	to any benefit plan that is a frozen plan or provides grandfathered benefits.

If requested by TD in writing at least ten business days prior to the closing date, First Horizon will cause any 401(k) plan sponsored or maintained by First Horizon or any of its affiliates (each a “First Horizon 401(k) plan”) to be terminated effective immediately prior to the closing date and contingent upon the occurrence of the closing. In the event that TD requests that any First Horizon 401(k) plan be terminated:

•	First Horizon will provide TD with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by TD) not later than the day immediately preceding the closing date; and

•	prior to the closing date and thereafter (as applicable), First Horizon and TD will take any and all action as may be required, including amendments to each First Horizon 401(k) plan and/or the corresponding 401(k) plan sponsored or maintained by TD or one of its subsidiaries (a “TD 401(k) plan”) to permit each continuing employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in cash or notes (in the case of loans) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such continuing employee from such First Horizon 401(k) plan to the corresponding TD 401(k) plan upon receipt of a favorable IRS determination letter with respect to the termination of such First Horizon 401(k) plan.

If TD requests termination of the First Horizon 401(k) plan prior to the effective time, the continuing employees will be eligible to participate, effective as of the effective time, in the TD 401(k) plan and, for the avoidance of doubt, would be eligible to receive the same employer matching contributions as provided to participants in the TD 401(k) plan generally (in each case subject to the terms and conditions of such TD 401(k) plan).

From and after the effective time, TD and the Surviving Corporation will honor all obligations and rights under the First Horizon benefit plans in accordance with their terms, subject to certain exceptions described in the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, TD will cause the Surviving Corporation to indemnify and hold harmless and advance expenses as incurred, in each case, to the fullest extent permitted by applicable law, the First Horizon charter, the First Horizon bylaws and the governing or organizational documents of any First Horizon subsidiary, each present and former director, officer or employee of First Horizon or any of its subsidiaries (in each case, when acting in such capacity) (collectively, the “First Horizon indemnified parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of First Horizon or any of its subsidiaries or is or was serving at the request of First Horizon or any of its subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses, any First Horizon indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that the First Horizon indemnified party is not entitled to indemnification. The Surviving Corporation will reasonably cooperate with the First Horizon indemnified parties, and the First Horizon indemnified parties will reasonably cooperate with the Surviving Corporation, in the defense of any such claim, action, suit, proceeding or investigation. Without limiting the indemnification and other rights provided in this paragraph, all rights to indemnification and all limitations on liability existing in favor of the First Horizon indemnified parties as provided in any indemnification agreement in existence on the date of the merger agreement will survive the merger and will continue in full force and effect to the fullest extent permitted by law, and will be honored by the Surviving Corporation and its

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subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto.

For a period of six years after the effective time, the Surviving Corporation will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by First Horizon (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the First Horizon indemnified parties) with respect to claims against the present and former officers and directors of First Horizon or any of its subsidiaries arising from facts or events which occurred at or before the effective time (including the approval of the transactions contemplated by the merger agreement); provided, however, that the Surviving Corporation will not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of February 27, 2022, by First Horizon for such insurance (the “premium cap”) and if such premiums for such insurance would at any time exceed the premium cap, then the Surviving Corporation will cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, TD (or First Horizon, in consultation with, but only upon the consent, of TD) may (and at the request of TD, First Horizon will use its reasonable best efforts to) obtain at or prior to the effective time a six-year “tail” policy under First Horizon’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the premium cap.

The obligations of the Surviving Corporation under the section of the merger agreement related to indemnification and directors’ and officers’ insurance will not be terminated or modified after the effective time in a manner so as to adversely affect any First Horizon indemnified party or any other person entitled to the benefit of the section of the merger agreement related to indemnification and directors’ and officers’ insurance without the prior written consent of the affected First Horizon indemnified party or affected person.

The provisions of the section of the merger agreement related to indemnification and directors’ and officers’ insurance will survive the effective time and are intended to be for the benefit of, and will be enforceable by, each First Horizon indemnified party and his or her heirs and representatives. If the Surviving Corporation, or any of its successors or assigns, consolidates with or merges into any other entity and is not the continuing or Surviving Corporation of such consolidation or merger, transfers all or substantially all its assets or deposits to any other entity or engages in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in the section of the merger agreement related to indemnification and directors’ and officers’ insurance.

Additional Agreements

In case at any time after the effective time any further action is necessary or desirable to carry out the purposes of the merger agreement (including any merger between a subsidiary of TD and a subsidiary of First Horizon) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the merger, the second step merger or bank merger, the proper officers and directors of each party to the merger agreement and their respective subsidiaries will take all such necessary action as may be reasonably requested by TD.

Advice of Changes

Each of TD and First Horizon will promptly advise the other of any effect, fact, change, event, circumstance, condition, occurrence or development:

•	that has had or would have, either individually or in the aggregate, a material adverse effect on such first party; or

•	that such first party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in the
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merger agreement or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in the merger agreement.

Provided, that any failure to give notice in accordance with the foregoing with respect to any breach will not be deemed to constitute a violation of the section of the merger agreement relating to advice of changes, provide a basis for terminating the merger agreement or constitute the failure of certain conditions set forth in the merger agreement to be satisfied, or otherwise constitute a breach of the merger agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of certain conditions set forth in the merger agreement to be satisfied; and provided, further, that the delivery of any notice pursuant to the section of the merger agreement relating to advice of changes will not cure any breach of, or noncompliance with, any other provision of the merger agreement or limit the remedies available to the party receiving such notice.

Shareholder Litigation

Each party will give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by the merger agreement. First Horizon will:

•	give TD the opportunity to participate (at TD’s expense) in the defense or settlement of any such litigation;

•	give TD a reasonable opportunity to review and comment on all filings or responses to be made by First Horizon in connection with any such litigation, and will in good faith take such comments into account; and

•	not agree to settle any such litigation without TD’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

Provided, that TD will not be obligated to consent to any settlement which does not include a full release of TD and its affiliates or which imposes an injunction or other equitable relief after the effective time upon the Surviving Corporation or any of its affiliates.

Commitments to the Community

Prior to the closing date, First Horizon will establish a new charitable foundation incorporating the name “TD” or “Toronto-Dominion” (with such name to be selected by TD) (the “new foundation”) under the laws of the State of Delaware, focused on community support in the Memphis, Tennessee metro area and the other markets in which First Horizon Bank operates as of February 27, 2022, subject to the guidelines and requirements set forth in Annex B to the merger agreement. The initial bylaws of the new foundation will be consistent with Annex B to the merger agreement in a form to be mutually agreed by First Horizon and TD (each acting reasonably); provided¸ that any changes to such bylaws will require the prior approval of TD. The new foundation will provide TD with reports periodically (but not less than semi-annually) regarding the new foundation’s activities, contributions and grants (including the identity of the recipients thereof). The Surviving Corporation in the merger has committed to make a $40,000,000.00 contribution to the new foundation on the closing date (and immediately following the merger). Prior to the closing, First Horizon will not amend, supplement or modify the bylaws or other organizational documents of First Horizon’s existing foundations without the prior written consent of TD. The Surviving Corporation, as the sole member of the existing foundations, will have the right to replace directors or trustees of First Horizon’s existing foundations. Except for the new foundation, prior to the closing, First Horizon will not, and will not permit any of its subsidiaries to, establish any other charitable foundations.

Operations of TD in the Memphis, Tennessee metro area following the merger

TD intends to maintain significant business, employment and community engagement in the Memphis, Tennessee metro area following the closing.

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Public Announcements

Each of the parties agrees that no public release or announcement or statement concerning the merger agreement or the transactions contemplated by the merger agreement will be issued by any party without the prior written consent of the other party (not unreasonably withheld, conditioned or delayed), except:

•	as required by applicable law or the rules or regulations of any applicable governmental entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement will consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance; or

•	for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of the merger agreement in compliance with the section of the merger agreement related to public announcements.

TD will consult in good faith with First Horizon on communications with community groups relating to the transactions contemplated by the merger agreement, which communications will be led by TD with such assistance from First Horizon as may be reasonably requested.

Change of Method

TD will be empowered, at any time prior to the effective time, to change the method or structure of effecting the combination of First Horizon and TD, and, if and to the extent requested by TD, First Horizon will agree to enter into such amendments to the merger agreement as TD may reasonably request in order to give effect to such restructuring; provided, however, that no such change will:

•	alter or change the merger consideration;

•	reasonably be expected (in the sole discretion of TD exercised in good faith) to have a non-de minimis adverse tax or other economic consequence to First Horizon or any of its subsidiaries as compared to the method or structure of effecting such combination as reflected in the merger agreement;

•	require a vote by or approval of the holders of First Horizon common stock; or

•	materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.

Takeover Statute

Neither First Horizon nor its board of directors will take any action that would cause any takeover statute to become applicable to the merger agreement, the merger, the second step merger, the bank merger or any of the other transactions contemplated by the merger agreement, and each will take all necessary steps to exempt (or ensure the continued exemption of) the merger, the second step merger, the bank merger and the other transactions contemplated by the merger agreement from any applicable takeover statute in effect on February 27, 2022, or thereafter. If any takeover statute may become, or may purport to be, applicable to the transactions contemplated by the merger agreement, each party and the members of their respective board of directors will grant such approvals and take such actions within its control as are necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to eliminate or minimize the effects of any takeover statute on any of the transactions contemplated by the merger agreement, including, if necessary, challenging the validity or applicability of any such takeover statute.

Treatment of First Horizon Indebtedness

In connection with the second step merger and/or bank merger, the due and punctual performance and observance of the covenants to be performed by First Horizon or First Horizon Bank, as applicable, under certain indentures will

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be assumed, as applicable, by TD US Holding Company, along with the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby (or, if permitted pursuant to the terms thereof, at TD’s election, retained by the Surviving Corporation). In connection therewith, prior to the effective time, First Horizon, TD and TD US Holding Company will cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties to the merger agreement will cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof, required to make such assumption effective as of the second step effective time or effective time of the bank merger, as applicable.

Exemption from Liability Under Section 16(b)

Prior to the effective time, TD and First Horizon will each take such steps as may be necessary or appropriate to cause any disposition of shares of First Horizon common stock, shares of First Horizon preferred stock or conversion of any derivative securities in respect of such shares of First Horizon common stock or First Horizon preferred stock in connection with the consummation of the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Dividend Reinvestment

First Horizon will take all necessary action to terminate any dividend reinvestment plans and stock purchase plans effective as soon as possible after the date of the merger agreement (taking into account any First Horizon dividends that have been declared but not yet paid as of February 27, 2022). In addition, upon the effective termination of any dividend reinvestment plan, each participant’s account will continue to be maintained with First Horizon’s transfer agent in accordance with the terms of such plan. On March 11, 2022, First Horizon and EQ Shareowner Services, the administrator (the “Plan Administrator”) of the Dividend Reinvestment Plan (the “Plan”) of First Horizon, agreed to suspend the Plan. The Plan will remain suspended until (1) the closing of the proposed acquisition of First Horizon by TD, at which time the Plan will be terminated, or (2) the reinstatement of the Plan by First Horizon and the Plan Administrator if the proposed acquisition is terminated in accordance with the merger agreement.

Advisory Contract Consents

First Horizon will cause each First Horizon advisory subsidiary to use reasonable best efforts to send to each advisory client a consent request (which consent request, to the extent permitted under applicable law and the applicable advisory contract, will be in the form of a negative consent request) to assignment of the applicable contract for investment services provided in its capacity as a First Horizon advisory subsidiary to any person (each such person, an “advisory client” and each such contract, an “advisory contract”), to the extent required by law, which request will be sent in a reasonably timely manner following February 27, 2022. First Horizon agrees to cause each to use reasonable best efforts to obtain the consents of each advisory client to any assignment of the applicable advisory contract, to take effect upon the closing.

Non-Solicitation of Acquisition Proposals

From the date of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger, First Horizon is subject to certain restrictions on its ability to solicit third-party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction. Specifically, First Horizon will not, and will cause its subsidiaries not to, and will use its reasonable best efforts to cause its and their officers, directors, employees, agents, advisors and representatives (collectively, “representatives”), not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement);

•	engage or participate in any negotiations with any person concerning any acquisition proposal;
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•	provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of the related provisions of the merger agreement); or

•	unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an acceptable confidentiality agreement entered into in accordance with the related provisions of the merger agreement) in connection with or relating to any acquisition proposal (“alternative acquisition agreement”).

Notwithstanding the foregoing, prior to receipt of the requisite First Horizon vote, if First Horizon receives an unsolicited bona fide written acquisition proposal not resulting from a breach of the terms of the merger agreement, First Horizon may furnish or cause to be furnished confidential or nonpublic information or data and participate in negotiations or discussions with the person making the acquisition proposal, so long as, in each case, prior to taking such actions:

•	the First Horizon board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; and

•	prior to providing any confidential or nonpublic information, First Horizon has provided the information to TD and has entered into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to First Horizon than the confidentiality agreement and which does not provide such person with any exclusive right to negotiate with First Horizon.

First Horizon and its representatives are required under the merger agreement to immediately cease and terminate any activities, discussions, or negotiations conducted before the date of the merger agreement with any person other than TD with respect to any acquisition proposal.

Promptly, and in any event within 24 hours, First Horizon is required to advise TD following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or acquisition proposal), provide TD with an unredacted copy of any such acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or acquisition proposal, and keep TD apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or acquisition proposal. First Horizon is required to use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party in accordance with the terms thereof.

No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events

In the merger agreement, First Horizon and the First Horizon board of directors agreed to recommend that holders of the First Horizon common stock adopt and approve the merger agreement and the transactions contemplated by the merger agreement (the “First Horizon board recommendation”).

Subject to certain exceptions, First Horizon and the First Horizon board of directors may not engage in any of the following actions or publicly propose to do any of the following (collectively, a “recommendation change”):

•	withhold, withdraw, modify or qualify in a manner adverse to the other party the First Horizon board recommendation;

•	fail to make the First Horizon board recommendation in this proxy statement;
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•	adopt, approve, recommend or endorse an acquisition proposal or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal; or

•	fail to publicly and without qualification recommend against any acquisition proposal or reaffirm the First Horizon board recommendation within ten business days (or such fewer number of days as remains prior to the First Horizon meeting after an acquisition proposal is made public or any request by the other party to do so).

Prior to the time that the requisite First Horizon vote is obtained and so long as First Horizon is not in breach of the non-solicitation obligations under the merger agreement, the First Horizon board of directors may make a recommendation change or submit the merger agreement to its shareholders without a recommendation (in which event the board of directors of First Horizon may communicate the basis for its lack of recommendation to its shareholders in an appropriate amendment or supplement to this proxy statement) (i) in response to a superior proposal if the board determines in good faith, after receiving the advice of its outside counsel and its financial advisors, the proposal constitutes a superior proposal, in which case, the board may also cause First Horizon to terminate the merger agreement for the purpose of entering into an alternative acquisition agreement with respect to such superior proposal (subject to paying the required company termination fee to TD with respect to such termination, as described in the sections entitled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Reimbursement of Expenses” beginning on pages [—] and [—] of this proxy statement, respectively), or (ii) solely in response to an intervening event (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement), in each case, if the First Horizon board of directors determines in good faith that, after receiving the advice of its outside counsel and its financial advisors, failure to take such actions would be inconsistent with its fiduciary duties under applicable law. However, First Horizon and the First Horizon board of directors may not take any such actions unless:

•	First Horizon delivers to TD at least three business days’ prior written notice of its intention to take such action, and furnishes to TD a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an acquisition proposal, the identity of the person making such acquisition proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such acquisition proposal);

•	prior to taking such action, First Horizon negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with TD, during the three-business-day period following First Horizon’s delivery of such notice (to the extent TD desires to so negotiate) any revision to the terms of the merger agreement that TD desires to propose; and

•	after the conclusion of such three-business-day period, the First Horizon board of directors determines in good faith, after giving effect to all of the adjustments or revisions (if any) which may be offered by TD, that such acquisition proposal continues to constitute a superior proposal and it nevertheless would be inconsistent with its fiduciary duties under applicable law to make or continue to make the recommendation to the shareholders of First Horizon.

Notwithstanding any recommendation change, unless the merger agreement has been terminated, First Horizon agreed in the merger agreement that the special meeting will be convened and the merger agreement will be submitted to the shareholders of First Horizon at the special meeting. In addition, unless the merger agreement is terminated in accordance with its terms, First Horizon has agreed that it will not submit any acquisition proposal to its shareholders for approval.

First Horizon agreed in the merger agreement it will only adjourn or postpone the First Horizon special meeting if:

•	On the date of the special meeting, there are insufficient shares of First Horizon common stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of such meeting;
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•	On the date of the special meeting, First Horizon has not received proxies representing a sufficient number of shares of First Horizon common stock necessary for the approval of the merger agreement by the holders of First Horizon common stock; or

•	Required by applicable law to ensure that any required supplement or amendment to this proxy statement is provided to the holders of First Horizon common stock a reasonable amount of time prior to such meeting.

Without the prior written consent of TD, First Horizon may not adjourn or postpone the First Horizon special meeting for more than seven business days in the case of any individual adjournment or postponement or more than twenty business days in the aggregate.

In this proxy statement, we refer to “acquisition proposal” as, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in:

•	any acquisition or purchase, direct or indirect, of twenty-five percent or more of the consolidated assets of First Horizon and its subsidiaries or twenty-five percent or more of any class of equity or voting securities of First Horizon or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent or more of the consolidated assets of First Horizon;

•	any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent or more of any class of equity or voting securities of First Horizon or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent or more of the consolidated assets of First Horizon; or

•	a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving First Horizon or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent or more of the consolidated assets of First Horizon.

In this proxy statement, we refer to “superior proposal” as a bona fide written acquisition proposal that the board of directors of First Horizon determines, in good faith, after taking into account all legal, financial, regulatory and other aspects of such proposal (including the amount, form and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in the merger agreement, expense reimbursement provisions and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is:

•	more favorable from a financial point of view to First Horizon’s shareholders than the transactions contemplated by the merger agreement (taking into account any proposal by TD to amend the terms of the merger agreement pursuant to the section of the merger agreement relating to a recommendation change); and

•	reasonably likely to be timely consummated on the terms set forth therein.

Provided, however, that for purposes of this definition of superior proposal, references to “twenty-five percent” in the definition of acquisition proposal will be deemed to be references to “fifty percent.”

In this proxy statement, we refer to “intervening event” as any material event, change, effect, development, condition, circumstance or occurrence arising after February 27, 2022 that (i) improves or would be reasonably likely to improve the business, financial condition or results of operations of First Horizon and its subsidiaries, taken as a whole, (ii) is not known by, nor reasonably foreseeable to, the board of directors of First Horizon as of February 27, 2022 and (iii) does not relate to any acquisition proposal, the end or reduction of the pandemic or the lifting or expiration of the pandemic measures; provided, that, for the avoidance of doubt, none of the following will be considered or taken into account in determining whether an intervening event has occurred: (x) changes in the trading price or trading volume of the First Horizon common stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or (y) the fact alone

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that First Horizon meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by First Horizon may be taken into account to the extent not otherwise excluded by this definition).

Conditions to the Completion of the Merger

First Horizon’s and each of the TD party’s respective obligations to complete the merger are subject to the satisfaction, at or prior to the effective time, of the following conditions:

•	the requisite First Horizon vote (as defined in the section entitled “The Merger Agreement—Additional Agreements—First Horizon Shareholder Approval” beginning on page [—] of this proxy statement) has been obtained;

•	the requisite regulatory approvals have been obtained and will remain in full force and effect and all statutory waiting periods in respect thereof will have expired or been terminated and no such requisite regulatory approval has resulted in the imposition of any materially burdensome regulatory condition; and

•	no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement will be in effect. No law, statute, rule, regulation, order, injunction or decree will have been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the mergers or any of the other transactions contemplated by the merger agreement.

The obligation of the TD parties to effect the merger is also subject to the satisfaction, or waiver by TD parties, at or prior to the effective time, of the following conditions:

•	other than the representations and warranties described in (ii) of this paragraph, (i) all representations and warranties of First Horizon set forth in the merger agreement (read without giving effect to any qualification as to materiality or material adverse effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to the article of the merger agreement relating to First Horizon’s representations and warranties) shall be true and correct in all respects as of February 27, 2022, and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) certain representations and warranties of First Horizon relating to capitalization and the absence of changes or events (in each case after giving effect to the lead-in to the article of the merger agreement relating to First Horizon’s representations and warranties) shall be true and correct (other than, in the case of the representation relating to capitalization, such failures to be true and correct as are de minimis), in each case, as of February 27, 2022, and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and certain representations and warranties of First Horizon relating to corporate organization of First Horizon, corporate organization of First Horizon’s subsidiaries (but only with respect to First Horizon Bank), First Horizon’s ownership of equity interests in First Horizon subsidiaries (but only with respect to First Horizon Bank) and corporate authority (in each case, after giving effect to the lead-in to the article of the merger agreement relating to First Horizon’s representations and warranties) shall be true and correct in all material respects as of February 27, 2022, and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or material adverse effect set forth in such representations or warranties, has had or would have a material adverse effect on First Horizon or the Surviving Corporation. TD shall have received a certificate dated as of the closing date and signed on behalf of First Horizon by the Chief Executive Officer or the Chief Financial Officer of First Horizon to the foregoing effect; and
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•	First Horizon shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date, and TD shall have received a certificate dated as of the closing date and signed on behalf of First Horizon by the Chief Executive Officer or the Chief Financial Officer of First Horizon to such effect.

The obligation of First Horizon to effect the merger is also subject to the satisfaction, or waiver by First Horizon, at or prior to the effective time, of the following conditions:

•	other than the representations and warranties described in (ii) of this paragraph, (i) all representations and warranties of the TD parties set forth in the merger agreement (read without giving effect to any qualification as to materiality or material adverse effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to the article of the merger agreement relating to the TD parties’ representations and warranties) shall be true and correct in all respects as of February 27, 2022, and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) certain representations and warranties of the TD parties relating to corporate organization and corporate authority (in each case after giving effect to the lead-in to the article of the merger agreement relating to the TD parties’ representations and warranties) shall be true and correct in all material respects as of February 27, 2022, and as of the closing date as though made on and as of the closing date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or material adverse effect set forth in such representations or warranties, has had or would have a material adverse effect on TD. First Horizon shall have received a certificate dated as of the closing date and signed on behalf of TD by the Chief Executive Officer or the Chief Financial Officer of TD to the foregoing effect; and

•	Each TD party shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date, and First Horizon shall have received a certificate dated as of the closing date and signed on behalf of TD by the Chief Executive Officer or the Chief Financial Officer of TD.

Neither First Horizon, TD, TD US Holding Company nor TD Merger Sub can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time, whether before or after receipt of the requisite First Horizon vote (as defined in the section entitled “The Merger Agreement—Additional Agreements—First Horizon Shareholder Approval” beginning on page [—] of this proxy statement) under the following circumstances:

•	by mutual written consent of First Horizon and TD;

•	by either TD or First Horizon if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger, the second step merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction will have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, the second step merger or the bank merger, unless the failure to obtain a requisite regulatory approval will be due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth therein;
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•	by either First Horizon or TD if the merger has not been consummated on or before February 27, 2023 (the “termination date”), unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement; provided, that, at the option of either party (if such party would be permitted to terminate the merger agreement pursuant to this provision of the merger agreement), the termination date may be extended, by giving written notice to the other party, to May 27, 2023, if the requisite regulatory approvals have not yet been obtained;

•	by either First Horizon or TD (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there has been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of First Horizon, in the case of a termination by TD, or TD, in the case of a termination by First Horizon, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of certain conditions set forth in the merger agreement and which are not cured within forty-five days following written notice to First Horizon, in the case of a termination by TD, or TD, in the case of a termination by First Horizon, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•	by TD, if (i) First Horizon or the First Horizon board of directors has made a recommendation change (as defined in the section entitled “The Merger Agreement—Additional Agreements—No Change in Board Recommendation; Alternative Acquisition Agreements and Intervening Events” beginning on page [—] of this proxy statement) or (ii) First Horizon or the First Horizon board of directors willfully breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to First Horizon shareholder approval and the First Horizon board recommendation;

•	by either First Horizon or TD, if the requisite First Horizon vote has not been obtained upon a vote thereon taken at the First Horizon special meeting (including any adjournment or postponement thereof); or

•	prior to the time the requisite First Horizon vote is obtained, by First Horizon in order to enter into an alternative acquisition agreement with respect to a superior proposal if the board of directors of First Horizon authorizes First Horizon to enter into an alternative acquisition agreement in response to a superior proposal, to the extent permitted by the merger agreement, provided that concurrently with such termination, First Horizon pays, or causes to be paid, to TD, in immediately available funds the termination fee pursuant to the merger agreement.

Effect of Termination

If the merger agreement is terminated as provided in the merger agreement, the merger agreement will become void and have no effect, and none of TD, TD US Holding Company, First Horizon, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the merger agreement, or in connection with the transactions contemplated by the merger agreement, except that (1) certain

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provisions of the merger agreement will survive the termination, including those relating to confidentiality, public announcements, the effect of termination, and other general provisions and (2) neither First Horizon nor TD will be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of the merger agreement. “Willful and material breach” means a material breach of, or material failure to perform any of the covenants or other agreements contained in, the merger agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under the merger agreement.

Termination Fee

First Horizon will be required to pay TD a termination payment of $435,500,000.00 in cash (the “termination fee”), if the merger agreement is terminated in the circumstances set forth below. The fee will be reduced by an amount equal to the difference between (i) the aggregate proceeds to be received (upon consummation of a superior proposal) by TD with respect to the shares of First Horizon common stock resulting from the conversion of the First Horizon series G preferred stock held by TD and (ii) $493,569,400.00, the aggregate price paid by TD for the First Horizon series G preferred stock.

For the purposes of this section of the proxy statement, references to “twenty-five percent” in the definition of acquisition proposal will be deemed to be references to “fifty percent.”

•	TD terminates the merger agreement because (i) First Horizon or the First Horizon board of directors has made a recommendation change or (ii) First Horizon or the First Horizon board of directors willfully breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to First Horizon shareholder approval and the First Horizon board recommendation;

•	If, prior to the time the requisite First Horizon vote (as defined in the section entitled “The Merger Agreement—Additional Agreements—First Horizon Shareholder Approval” beginning on page [—] of this proxy statement) is obtained, First Horizon terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	If a bona fide acquisition proposal has been communicated to or otherwise made known to the First Horizon board of directors or First Horizon’s senior management or has been made directly to First Horizon shareholders, or any person has publicly announced (and not publicly withdrawn at least two business days prior to the First Horizon special meeting) an acquisition proposal, in each case, with respect to First Horizon, and

o	the merger agreement is terminated by either First Horizon or TD pursuant to the third bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement without the requisite First Horizon vote having been obtained (and all other conditions set forth in certain sections of the merger agreement were satisfied or were capable of being satisfied prior to such termination) or the fourth bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement as a result of a willful and material breach or thereafter the merger agreement is terminated by First Horizon or TD pursuant to the sixth bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement; and

o	prior to the date that is twelve months after the date of such termination, First Horizon enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal).

In no event shall First Horizon be required to pay the termination fee more than once.

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If First Horizon fails promptly to pay the termination fee (or if First Horizon or TD fail to pay any expense reimbursement) due pursuant to the merger agreement, and, in order to obtain such payment, the other party commences a suit which results in a judgment for the first party to pay the termination fee, expense reimbursement or any portion thereof, as applicable, such first party shall pay the costs and expenses of such other party (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, such first party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full. The termination fee (and any related amounts payable by First Horizon pursuant to this paragraph), except in the case of fraud, shall be the sole remedy of TD in the event of a termination of the merger agreement in accordance with the merger agreement pursuant to which the termination fee is payable by First Horizon.

Reimbursement of Expenses

The merger agreement requires First Horizon to pay TD $25,000,000.00 to reimburse TD and its affiliates for merger-related fees and expenses, which amount if paid will be credited against any termination fee payable by First Horizon, if the merger agreement is terminated:

•	by either TD or First Horizon because any governmental entity that must grant a requisite regulatory approval has denied approval of the merger, the second step merger or the bank merger and such denial has become final and nonappealable or because any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, the second step merger or the bank merger, unless the failure to obtain a requisite regulatory approval was due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth in the merger agreement; or

•	by either TD or First Horizon, if the requisite First Horizon vote is not obtained upon a vote taken thereon at the First Horizon special meeting (including any adjournment or postponement thereof).

The merger agreement requires TD to pay First Horizon $25,000,000.00 to reimburse First Horizon and its affiliates for merger-related fees and expenses if the merger agreement is terminated:

•	by either TD or First Horizon because any governmental entity that must grant a requisite regulatory approval has denied approval of the merger, the second step merger or the bank merger and such denial has become final and nonappealable or because any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, the second step merger or the bank merger, unless the failure to obtain a requisite regulatory approval was due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth in the merger agreement; or

•	by First Horizon or TD pursuant to the third bullet set forth under “The Merger Agreement—Termination of the Merger Agreement” beginning on page [—] of this proxy statement at a time when certain closing conditions in the merger agreement (to the extent any such order, injunction, decree, law, statute, rule or regulation relates to a requisite regulatory approval) have not been satisfied, so long as a breach of the merger agreement by First Horizon did not result in such conditions not being satisfied.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite First Horizon vote; provided, however, that after the receipt of the requisite First Horizon vote, there may not be, without further approval of the shareholders of First Horizon any amendment of the merger agreement that requires such further approval under applicable law. The merger agreement may not be

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amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties thereto.

At any time prior to the effective time, each of the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any certificate delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided, however, that after receipt of the requisite First Horizon vote, there may not be, without further approval of the shareholders of First Horizon, any extension or waiver of the merger agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party thereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

No Third-Party Beneficiaries

The merger agreement is not intended to and does not confer upon any person, other than the parties to the merger agreement, any rights or remedies under or by reason of the merger agreement except as otherwise provided.

Specific Performance

First Horizon and TD will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions of the merger agreement (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity.

Governing Law; Venue

The merger agreement is governed by Delaware law. The exclusive venue for any action or proceeding in respect of any claim arising out of or related to the merger agreement or the transactions contemplated by the merger agreement is the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court in the State of Delaware.

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MARKET INFORMATION

Market Price of First Horizon Common Stock

First Horizon common stock is listed on the NYSE under the symbol “FHN”.

The closing price of First Horizon common stock on the NYSE on February 25, 2022, the last trading day prior to the public announcement of the execution of the merger agreement, was $18.25 per share of First Horizon common stock. On [—], 2022, the most recent practicable date before this proxy statement was mailed to First Horizon shareholders, the closing price of First Horizon common stock on the NYSE was $[—] per share of First Horizon common stock. You are encouraged to obtain current market quotations for First Horizon common stock in connection with voting your shares of First Horizon common stock.

Holders

As of [—], 2022, the record date for the special meeting, there were approximately [—] holders of record of First Horizon common stock.

Dividends

On January 25, 2022, First Horizon declared a dividend of $0.15 per share of First Horizon common stock. The First Horizon common stock dividend was paid on April 1, 2022, to shareholders of record as of the close of business on March 11, 2022.

Pursuant to the merger agreement, First Horizon may not make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any securities of First Horizon or First Horizon subsidiary, except (A) regular quarterly cash dividends by First Horizon at a rate not in excess of $0.15 per share of First Horizon common stock, (B) dividends paid by any First Horizon subsidiaries to First Horizon or any of its wholly owned subsidiaries, (C) dividends provided for and paid on First Horizon preferred stock in accordance with the terms of such First Horizon preferred stock and (D) the acceptance of shares of First Horizon common stock as payment for the exercise price of First Horizon options or for withholding taxes incurred in connection with the exercise of First Horizon options or the vesting or settlement of other First Horizon equity awards, in each case, in accordance with past practice and the terms of the applicable First Horizon stock plans and award agreements thereunder.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Stock

The following table set forth as of December 31, 2021, the number and percentage of shares of First Horizon common stock beneficially owned by:

•	each director and director nominee at the 2022 annual meeting;

•	each of First Horizon’s named executive officers; and

•	all of First Horizon’s directors and executive officers as a group.

The following table also sets forth the number and percentage of shares of First Horizon common stock beneficially owned by each person, known to First Horizon, to be the beneficial owner of more than 5% of the outstanding shares of First Horizon common stock in each case, based solely on, and as of the date of, such person’s filing of Schedule 13D or Schedule 13G (or an amendment thereto) with the SEC:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)(2)	Number		Percentage(3)
Principal Shareholders
BlackRock, Inc.	61,543,301	(4)	11.40%
The Vanguard Group, Inc.	57,729,147	(5)	10.68%
Directors, Director Nominees and Executive Officers:
Harry V. Barton, Jr.	143,373		*
Michael J. Brown(10)	656,815	(7)	*
Kenneth A. Burdick	19,935		*
Daryl G. Byrd	2,292,458	(7) (8)	*
John N. Casbon	94,626		*
John C. Compton	94,152		*
Wendy P. Davidson	16,085		*
Hope Dmuchowski		(7)	*
William H. Fenstermaker	344,827	(8)	*
D. Bryan Jordan	1,247,923	(7)	*
J. Michael Kemp, Sr.	20,719		*
William C. Losch, III(10)	360,670	(7)	*
Rick E. Maples	58,265		*
Vicki R. Palmer	79,938	(6)	*
David T. Popwell	440,956	(7)
Colin V. Reed	127,866		*
Anthony J. Restel	499,307	(7)	*
E. Stewart Shea, III	403,473	(8)	*
Ceclia D. Stewart	34,622		*
Rajesh Subramaniam	23,082		*
Rosa Sugranñes	26,219		*
R. Eugene Taylor	585,036		*
All directors and executive officers as a group (25 persons)(10)	8,306,551	(7)	1.55%

*	Less than one percent. No current individual director, nominee or executive officer beneficially owns more than one percent of First Horizon outstanding common stock or depositary shares.

(1)	Each listed person’s beneficial ownership includes: all shares of First Horizon common stock over which the person has or shares direct or indirect voting or dispositive control and all other shares of First Horizon
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common stock over which the person has the right to acquire direct or indirect voting or dispositive control within 60 days. Unless otherwise described in a footnote below, each person has sole voting and dispositive control over the securities beneficially owned.

(2)	The address of each of the directors and executive officers is c/o First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee 38103.

(3)	Percentages are based on 533,576,766 shares of First Horizon common stock outstanding as of December 31, 2021.

(4)	The information in the table above with respect to BlackRock is based on information set forth in Amendment No. 10 to Schedule 13G, filed with the Securities and Exchange Commission on January 25, 2022, by BlackRock, Inc. on behalf of its subsidiaries BlackRock Life Limited, BlackRock International Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd, 55 East 52nd Street, New York, NY 10055. According to this amendment to Schedule 13G, BlackRock has sole voting power with respect to 59,133,269 shares of First Horizon common stock and sole dispositive power with respect to 61,543,301 shares of First Horizon common stock.

(5)	The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 11 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2022, by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has shared voting power with respect to 290,334 shares of First Horizon common stock, shared dispositive power with respect to 758,368 shares of First Horizon common stock and sole dispositive power with respect to 56,970,779 shares of First Horizon common stock.

(6)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (7) and (8).

(7)	Includes the following shares as to which the named non-employee director has the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2021: Ms. Palmer—11,715.

(8)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Brown—14,911; Mr. Byrd—47,421; Ms. Dmuchowski—0; Mr. Jordan—0; Mr. Losch—0; Mr. Popwell—0; Mr. Restel —13,944; and the director and executive officer group—93,208. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2021: Mr. Brown—44,547; Mr. Byrd—710,606; Ms. Dmuchowski—0; Mr. Jordan—290,934; Mr. Losch—0; Mr. Popwell—104,095; Mr. Restel—153,574; and the director and executive officer group—1,485,382. Also includes shares held at December 31, 2021 in 401(k) Savings Plan accounts.

(9)	Includes 714,361, 199,573 and 92,133 shares pledged by Messrs. Byrd, Fenstermaker and Shea, respectively, on loans from unaffiliated parties.

(10)	Mr. Losch stepped down as our CFO effective July 31, 2021, and Mr. Brown retired as our President--Regional Banking effective October 31, 2021. The beneficial ownership of each is shown as of those dates. The director and executive officer group does not include either Mr. Losch or Mr. Brown.

No current director or executive officer beneficially owns any of the First Horizon series G preferred stock or any of the depositary shares of First Horizon preferred stock, except

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for Mr. Restel, who owns 3,050 depositary shares representing interests in shares of First Horizon series C preferred stock.

EXPECTED TIMING OF THE MERGER

First Horizon and TD expect to consummate the merger in the first quarter of TD’s 2023 fiscal year (beginning on November 1, 2022).

APPRAISAL RIGHTS

Pursuant to Tennessee law, no dissenters’ or appraisal rights are available to shareholders in connection with the mergers or the other transactions contemplated by the merger agreement.

DELISTING AND DEREGISTRATION OF FIRST HORIZON COMMON STOCK AND FIRST HORIZON PREFERRED STOCK (OTHER THAN THE FIRST HORIZON SERIES G PREFERRED STOCK)

If the merger is completed, First Horizon will cooperate with TD and use reasonable best efforts to enable the delisting of the First Horizon common stock and First Horizon preferred stock (other than the First Horizon series G preferred stock) from the New York Stock Exchange and the deregistration of the First Horizon common stock and First Horizon preferred stock (other than the First Horizon series G preferred stock) under the Exchange Act as promptly as practicable after the effective time.

OTHER MATTERS

As of the date of this proxy statement, the First Horizon board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proxy Statement Proposals. If you intend to submit a shareholder proposal for inclusion in First Horizon’s proxy materials for the 2023 annual meeting in accordance with Rule 14a-8 under the Exchange Act, it must be received by the Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee, 38103, not later than November 14, 2022.

Proxy Access. If you would like to nominate a director for inclusion in the proxy materials for First Horizon’s 2023 annual meeting in accordance with Section 3.16 of First Horizon’s Bylaws (our proxy access bylaw), such nomination must be submitted to the Corporate Secretary, 165 Madison Avenue, Memphis, Tennessee 38103 no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that First Horizon mailed its proxy statement for the prior year’s annual meeting of shareholders. First Horizon’s mailing date for the 2022 annual meeting is March 14, 2022, so a proxy access nomination would have to be submitted not earlier than October 15, 2022, and not later than November 14, 2022. If First Horizon’s annual meeting is not scheduled to be held within 30 days before or 30 days after the first anniversary date of the previous year’s annual meeting, the nomination must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date such annual meeting date is first publicly announced or disclosed.

Other Proposals and Nominations. Sections 2.8 and 3.6 of First Horizon’s Bylaws provide that a shareholder who wishes to bring before a shareholder meeting a director nomination or other proposal, outside the processes that permit them to be included in First Horizon’s proxy statement, must comply with certain procedures. These procedures require written notification to First Horizon, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. Such shareholder proposals and nominations must be submitted to the Corporate Secretary. Section 2.4 of First Horizon’s Bylaws provides that First Horizon’s annual meeting of shareholders will be held each year on the date and at the time fixed by the First Horizon board of directors. The First Horizon board of directors has determined that First Horizon’s 2023 annual meeting will be held on April 25, 2023. Thus, shareholder proposals and director nominations submitted outside the processes that permit them to be included in

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First Horizon’s proxy statement must be submitted to the Corporate Secretary between December 26, 2022, and January 25, 2023, or the proposals will be considered untimely. If First Horizon gives fewer than 100 days’ notice or public disclosure of a shareholder meeting date to shareholders, then First Horizon must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Untimely proposals may be excluded by the Chairman of the First Horizon board, or First Horizon’s proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the First Horizon’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 25, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to First Horizon shareholders residing at the same address, unless such shareholders have notified First Horizon of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact First Horizon at the address identified below. First Horizon will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee 38103 or by telephone to (901) 523-4444.

WHERE YOU CAN FIND MORE INFORMATION

First Horizon files annual, quarterly and current reports, proxy statements and other information with the SEC. First Horizon’s public filings are available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review First Horizon’s SEC filings on its web site at www.firsthorizon.com. Information included on First Horizon’s website is not a part of this proxy statement.

The SEC allows First Horizon to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that First Horizon has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about First Horizon and its financial condition.

The following documents listed below that First Horizon has previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	Amendment No. 1 to the Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2021, filed with the SEC on March 4, 2022;

•	Definitive Proxy Statement on Form DEF 14A, filed with the SEC on March 14, 2022; and
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•	Current Reports on Form 8-K, filed with the SEC on March 3, 2022, and March 11, 2022.

All documents that First Horizon files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements, shall also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of First Horizon’s Current Reports on Form 8-K and any other information which is furnished to, but not filed with, the SEC, including the related exhibits, is not deemed to be incorporated herein by reference.

You may obtain any of the documents incorporated by reference from the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from First Horizon without charge, upon request in writing or by telephone at the following address and telephone number:

First Horizon Corporation

165 Madison Avenue

Memphis, Tennessee, 38103

Attn: Corporate Secretary

Telephone: (901) 523-4444

If you would like to request documents, please do so by [—], 2022, to receive them before the special meeting. If you request any incorporated documents, First Horizon will strive to mail them to you by first class mail, or another equally prompt means, within one business day of receipt of your request.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations should not be relied upon as having been authorized by First Horizon or any other person. This proxy statement is dated [—], 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not and will not create any implication to the contrary.

Annex A	Agreement and Plan of Merger, dated February 27, 2022, by and among First Horizon Corporation, The Toronto-Dominion Bank, TD Bank US Holding Company, and Falcon Holdings Acquisition Co.

Annex B	Opinion of Morgan Stanley & Co. LLC, dated February 27, 2022
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Annex A

AGREEMENT AND PLAN OF MERGER

by and among

FIRST HORIZON CORPORATION,

THE TORONTO-DOMINION BANK,

TD BANK US HOLDING COMPANY

and

FALCON HOLDINGS ACQUISITION CO.

Dated as of February 27, 2022

A-1

A-2

A-3

Annex A – Requisite Regulatory Approvals

Annex B – Foundation Operating Guidelines

A-4

INDEX OF DEFINED TERMS

Page

Acceptable Confidentiality Agreement	Section 6.13(a)
Acquisition Proposal	Section 6.13(b)
Additional Per Share Consideration	Section 1.5(a)
Advisory Client	Section 6.21
Advisory Contract	Section 6.21
affiliate	Section 9.6
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.13(a)
Bank Merger	Recitals
Bank Merger Agreement	Section 1.11
Base Per Share Merger Consideration	Section 1.5(a)
BHC Act	Section 3.1(a)
business day	Section 9.6
CARES Act	Section 3.10
Certificates of Merger	Section 1.3
Chosen Courts	Section 9.9(b)
Closed Performance Company PSU	Section 1.8(e)(ii)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 1.8(c)
Company	Preamble
Company 401(k) Plan	Section 6.6(c)
Company Advisory Subsidiary	Section 3.26(a)
Company Agent	Section 3.27(a)
Company Bank	Recitals
Company Benefit Plans	Section 3.11(a)
Company Board Recommendation	Section 6.3(a)
Company Broker-Dealer Subsidiary	Section 3.28(a)
Company Bylaws	Section 3.1(a)
Company Charter	Section 3.1(a)
Company Common Stock	Section 1.5(a)
Company Compensation Commitee	Section 1.8(e)(ii)
Company DCU	Section 1.8(d)
Company Disclosure Schedule	Article III
Company Dividend Equivalents	Section 1.8(i)
Company Equity Awards	Section 1.8(j)
Company ERISA Affiliate	Section 3.11(a)
Company Indemnified Parties	Section 6.7(a)
Company Insurance Subsidiary	Section 3.27(a)
Company LTI Unit	Section 1.8(f)
Company Meeting	Section 6.3(a)
Company Option	Section 1.8(a)
Company Owned Properties	Section 3.18
Company Phantom Award	Section 1.8(i)
Company Preferred Stock	Section 1.7(a)(v)
Company PSU	Section 1.8(e)(i)
Company Qualified Plans	Section 3.11(c)
Company Real Property	Section 3.18
Company Regulatory Agreement	Section 3.15
Company Reports	Section 3.12
Company Restricted Share	Section 1.8(b)(i)
Company RSU	Section 1.8(c)
Company SEC-Registered Subsidiaries	Section 3.28(a)
Company Securities	Section 3.2(a)
Company Severance Plans	Section 6.6(a)
Company Subsidiary	Section 3.1(b)
Confidentiality Agreement	Section 6.2(b)
Constituent Documents	Section 9.16
Continuation Period	Section 6.6(a)
Continuing Employee	Section 6.6(a)
Deferred Company PSU	Section 1.8(e)(iii)
Deferred Director RSUs	Section 1.8(g)
Delaware Secretary	Section 1.3
DGCL	Section 1.1
Director RSU	Section 1.8(g)
Effective Time	Section 1.3
Enforceability Exceptions	Section 3.3(a)
Environmental Laws	Section 9.16
ERISA	Section 3.11(a)
Exception Shares	Section 1.5(a)
Exchange Act	Section 9.16
Exchange Agent	Section 2.1
Exchange Fund	Section 2.1
FDIC	Section 9.16
Federal Reserve Board	Section 9.16
FINRA	Section 9.16
GAAP	Section 9.16
Governmental Entity	Section 9.16
Holdco	Preamble
Intellectual Property	Section 9.16
Intervening Event	Section 9.16
Investment Advisers Act	Section 3.26(b)
IRS	Section 3.11(b)
IT Assets	Section 3.13(d)
knowledge	Section 9.6
Liens	Section 9.16
Loans	Section 3.24(a)
made available	Section 9.6
Material Adverse Effect	Section 9.16
Material Contract	Section 3.14(a)
Materially Burdensome Regulatory Condition	Section 6.1(c)
Merger	Recitals
Merger Consideration	Section 1.5(a)
Merger Sub	Preamble
Mergers	Recitals
MSRB	Section 3.28(a)
Multiemployer Plan	Section 3.11(a)
Multiple Employer Plan	Section 3.11(e)
New Foundation	Section 6.11

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New Holdco Preferred Shares	Section 1.7(a)(v)
New Holdco Series B Preferred Shares	Section 1.7(a)(i)
New Holdco Series C Preferred Shares	Section 1.7(a)(ii)
New Holdco Series D Preferred Shares	Section 1.7(a)(iii)
New Holdco Series E Preferred Shares	Section 1.7(a)(iv)
New Holdco Series F Preferred Shares	Section 1.7(a)(v)
New Plans	Section 6.6(b)
OCC	Section 9.16
Old Certificate	Section 1.5(b)
Open Performance Company PSU	Section 1.8(e)(i)
OSFI	Section 9.16
Pandemic	Section 9.16
Pandemic Measures	Section 9.16
Parent	Preamble
Parent 401(k) Plan	Section 6.6(c)
Parent Bank	Recitals
Parent Disclosure Schedule	Article IV
Parent Parties	Preamble
Parent Regulatory Agreement	Section 4.8
PBGC	Section 3.11(d)
Permitted Encumbrances	Section 9.16
person	Section 9.6
Personal Data	Section 3.13(b)
Premium Cap	Section 6.7(b)
Proxy Statement	Section 3.4
Recommendation Change	Section 6.3(b)
Regulatory Agencies	Section 9.16
Representatives	Section 6.13(a)
Requisite Company Vote	Section 3.3(a)
Requisite Regulatory Approvals	Section 6.1(b)
Sarbanes-Oxley Act	Section 3.6(c)
SEC	Section 9.16
Second Step Certificates of Merger	Section 1.10(a)
Second Step Effective Time	Section 1.10(a)
Second Step Merger	Recitals
Securities Act	Section 9.16
Security Breach	Section 3.13(d)
Series B Preferred Stock	Section 1.7(a)(i)
Series C Preferred Stock	Section 1.7(a)(ii)
Series D Preferred Stock	Section 1.7(a)(iii)
Series E Preferred Stock	Section 1.7(a)(iv)
Series F Preferred Stock	Section 1.7(a)(v)
Series G Convertible Preferred Stock	Recitals
Series G Convertible Preferred Stock Purchase Agreement	Recitals
SRO	Section 9.16
Subsidiary	Section 9.16
Superior Proposal	Section 6.13(c)
Surviving Bank	Recitals
Surviving Corporation	Recitals
Takeover Statutes	Section 3.21
Tax	Section 9.16
Tax Return	Section 9.16
Taxes	Section 9.16
TBCA	Section 1.1
TDGUS	Section 1.5(a)
Tennessee Secretary	Section 1.3
Termination Date	Section 8.1(c)
Termination Fee	Section 8.2(b)

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2022 (this “Agreement”), by and among The Toronto-Dominion Bank, a Canadian chartered bank (“Parent”), First Horizon Corporation, a Tennessee corporation (“Company”), and TD Bank US Holding Company, a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Holdco”) and Falcon Holdings Acquisition Co., a Delaware corporation and a direct subsidiary of Holdco (“Merger Sub” and together with Parent and Holdco, “Parent Parties”).

RECITALS

A. The Boards of Directors of each of Parent, Holdco, Merger Sub and Company have determined that it is in the best interests of their respective companies and, in the case of Holdco, Merger Sub and Company, their shareholders, to consummate the strategic business combination transaction provided for in this Agreement, pursuant to which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Company (the “Merger”), so that Company is the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”), and, following the Merger as set forth herein, the Surviving Corporation may, at Parent’s election and subject to the terms and conditions set forth herein, merge with and into Holdco (the “Second Step Merger”), so that Holdco is the surviving corporation in the Second Step Merger;

B. In furtherance thereof, the respective Boards of Directors of Parent, Holdco, Merger Sub and Company have approved the Merger and adopted this Agreement and Company has resolved to submit this Agreement to its shareholders for approval and to recommend that its shareholders approve this Agreement;

C. At a date and time following the Closing as determined by Parent, First Horizon Bank, a Tennessee state-chartered bank and wholly owned subsidiary of Company (“Company Bank”) will, subject to the terms and conditions set forth herein and in the Bank Merger Agreement, merge with and into TD Bank, National Association, a national banking association and wholly owned subsidiary of Holdco (“Parent Bank” and such merger, the “Bank Merger” and together with the Merger and the Second Step Merger, the “Mergers”), so that Parent Bank is the surviving bank in the Bank Merger (hereinafter sometimes referred to in such capacity as the “Surviving Bank”);

D. As an inducement to and condition of Company’s willingness to enter into this agreement, concurrently with the entry of the parties into this Agreement, Parent and Company have entered into a Securities Purchase Agreement (the “Series G Convertible Preferred Stock Purchase Agreement” ), pursuant to which Parent is acquiring $493,569,450 aggregate liquidation preference (such payment, the “Series G Convertible Preferred Stock Payment”) of Company’s Perpetual Convertible Preferred Stock, Series G (the “Series G Convertible Preferred Stock”); and

E. In this Agreement, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

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NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

Article I

THE MERGER

Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”) and the Tennessee Business Corporation Act (the “TBCA”), at the Effective Time, Merger Sub shall merge with and into Company. Company shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Tennessee. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents at 10:00 a.m., New York City time, on the third (3rd) business day following the date on which all of the conditions set forth in Article VII hereof have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) unless another date, time or place is agreed to in writing by Parent and Company; provided that if the foregoing would otherwise require the Closing to occur five (5) business days or less from the end of a month, then the Closing shall instead occur on the first (1st) business day of the immediately following month. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.3 Effective Time. On or (if agreed by Company and Parent) prior to the Closing Date, Parent and Company, respectively, shall cause to be filed a certificate of merger with the Secretary of State of the State of Delaware (the “Delaware Secretary”) and articles of merger with the Secretary of State of the State of Tennessee (the “Tennessee Secretary”) with respect to the Merger (collectively, the “Certificates of Merger”). The Merger shall become effective at such time specified in the Certificates of Merger in accordance with the relevant provisions of the DGCL and TBCA, or at such other time as shall be provided by applicable law (such time, the “Effective Time”).

Section 1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL, the TBCA and this Agreement.

Section 1.5 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Holdco, Company or the holder of any securities of Parent, Holdco or Company:

(a) Each share of the common stock, par value $0.625 per share, of Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”) (except for shares of Company Common Stock owned by Company, Parent, TD Group Holdings US LLC (“TDGUS”) or Holdco (in each case other than shares of Company Common Stock

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(i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or (ii) held, directly or indirectly, in respect of a debt previously contracted (collectively, the “Exception Shares”))) shall be converted into the right to receive from Holdco (or, at the election of Parent, Merger Sub) an amount in cash equal to the sum of $25.00, without interest (the “Base Per Share Merger Consideration”), and the Additional Per Share Consideration, if any (together, the “Merger Consideration”). For purposes of this Agreement, “Additional Per Share Consideration” shall be payable if (and only if) the Effective Time occurs after the date that is nine (9) months after the date hereof and shall be an amount in cash equal to $0.0017808 per share of Company Common Stock (other than the Exception Shares) for each day during the period commencing on, and including, the date that is nine (9) months after the date hereof, and ending on, and including, the day immediately prior to the Closing Date.

(b) All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate”, it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2, without any interest thereon.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by (i) Company (in each case other than the Exception Shares) shall be cancelled and shall cease to exist and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor and (ii) Parent, TDGUS or Holdco (in each case other than the Exception Shares) shall be converted into such number and type of shares of the Surviving Corporation as is agreed by Parent, TDGUS or Holdco, as applicable, and the Surviving Corporation, and, upon such conversion, each such share of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

Section 1.6 Surviving Corporation Common Stock. At the Effective Time, each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become an issued and outstanding share of common stock of the Surviving Corporation.

Section 1.7 Company Preferred Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Holdco, Merger Sub, Company or the holder of any securities of such companies:

(i) each share of Company’s 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) shall remain issued and outstanding;

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(ii) each share of Company’s 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) shall remain issued and outstanding;

(iii) each share of Company’s 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”) shall remain issued and outstanding immediately;

(iv) each share of Company’s Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”) shall remain issued and outstanding; and

(v) each share of Company’s Non-Cumulative Perpetual Preferred Stock, Series F (the “Series F Preferred Stock” and together with the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series G Convertible Preferred Stock, the “Company Preferred Stock”) shall remain issued and outstanding.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the following securities, each share of Series G Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into such number of common shares of the Surviving Corporation as have a value at the Effective Time equal to $100,000 and, upon such conversion, the Series G Convertible Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

Section 1.8 Treatment of Company Equity Awards.

(a) Company Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a “Company Option”) under the Stock Plans, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Option to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock of such Company Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Option which has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) Company Restricted Shares.

(i) At the Effective Time, each outstanding restricted stock award (a “Company Restricted Share”) under the Stock Plans that will become vested at the Effective Time in accordance with its terms shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of

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such Company Restricted Share to receive (without interest), as soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company Restricted Share immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

(ii) At the Effective Time, each outstanding Company Restricted Share under the Stock Plans that will not become vested at the Effective Time in accordance with its terms shall be assumed by Parent and will be subject to the same terms and conditions applicable to such Company Restricted Share immediately prior to the Effective Time (including any accelerated vesting upon a qualifying termination of employment as set forth in the applicable Stock Plan or applicable award agreement), except that such Company Restricted Share shall be in respect of a number of Parent Common Shares that is equal to (x) number of shares of Company Common Stock subject to such Company Restricted Share immediately prior to the Effective Time multiplied by (y) the Exchange Ratio.

(c) Company RSUs.

(i) At the Effective Time, each outstanding restricted stock unit (a “Company RSU”) under the Stock Plans that will become vested at the Effective Time in accordance with its terms shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company RSU to receive (without interest), as soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(ii) At the Effective Time, each outstanding Company RSU under the Stock Plans that will not become vested at the Effective Time in accordance with its terms shall be assumed by Parent and will be subject to the same terms and conditions applicable to such Company RSU immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Stock Plan or applicable award agreement) except that such Company RSU shall be in respect of a number of Parent Common Shares that is equal to (x) the number of shares of Company Common Stock underlying such Company RSU immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio.

(d) Company DCUs. At the Effective Time, each outstanding deferred cash unit (a “Company DCU”) under the Company Benefit Plans shall be assumed by Parent and will be

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subject to the same terms and conditions applicable to such Company DCU immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Company Benefit Plan or applicable award agreement).

(e) Company PSUs.

(i) At the Effective Time, each outstanding performance-based stock unit (each, a “Company PSU”) granted under the Stock Plans for which the applicable performance period is not complete (each, an “Open Performance Company PSU”) shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and will be subject to the same terms and conditions applicable to such Open Performance Company PSU immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Stock Plan or applicable award agreement), except that such Open Performance Company PSU shall no longer be subject to performance-based vesting conditions, and such Open Performance Company PSU shall be in respect of a number of Parent Common Shares that is equal to (x) the number of shares of Company Common Stock underlying such Open Performance Company PSU immediately prior to the Effective Time, assuming achievement of applicable performance goals at target level, multiplied by (y) the Exchange Ratio.

(ii) At the Effective Time, each outstanding Company PSU granted under the Stock Plans for which the applicable performance period is complete but remains subject to service-based vesting conditions (each, a “Closed Performance Company PSU”) shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and will be subject to the same terms and conditions applicable to such Closed Performance Company PSU immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Stock Plan or applicable award agreement), except that such Closed Performance Company PSU shall be in respect of a number of Parent Common Shares that is equal to (x) the number of shares of Company Common Stock underlying such Closed Performance Company PSU immediately prior to the Effective Time, based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the compensation committee of the Company Board (the “Company Compensation Committee” ) in accordance with the terms of the applicable award agreement, multiplied by (y) the Exchange Ratio.

(iii) At the Effective Time, each outstanding Company PSU granted under the Stock Plans that is subject to a deferral arrangement (a “Deferred Company PSU”) shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and will be subject to the same terms and conditions applicable to such Deferred Company PSU immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Stock Plan or applicable award agreement), except that such Deferred Company PSU shall be in respect of a number of Parent Common Shares that is equal to (x) the number of shares of Company Common Stock underlying such Deferred Company PSU immediately prior to the

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Effective Time, assuming achievement of applicable performance goals at target level, multiplied by (y) the Exchange Ratio.

(f) Company LTI Units. At the Effective Time, each outstanding performance-based long term incentive unit (each, a “Company LTI Unit”) granted under the Stock Plans shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and will be subject to the same terms and conditions applicable to such Company LTI Unit immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Stock Plan or applicable award agreement), except that such Company LTI Unit shall no longer be subject to performance-based vesting conditions and shall only entitle the holder of such Company LTI Unit to receive an amount in cash equal to (i) the number of Company LTI Units that would be earned based on target performance through the Effective Time multiplied by (ii) the designated per unit value of such award; provided, that any Company LTI Unit for which the applicable performance period is complete but remains subject to service-based vesting conditions shall instead convert based on achievement of applicable performance goals at the higher of target performance and actual performance as reasonably determined by the Company Compensation Committee in accordance with the terms of the applicable award agreement.

(g) Director RSUs. At the Effective Time, each Company RSU held by a current or former non-employee director of Company (a “Director RSU”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Director RSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (i) the number of shares of Company Common Stock subject to such Director RSU immediately prior to the Effective Time multiplied by (ii) the Merger Consideration; provided, that, with respect to any Director RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code (the “Deferred Director RSUs”) and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(h) Company Phantom Awards.

(i) At the Effective Time, each outstanding cash-based award measured by reference to a share of Company Common Stock (a “Company Phantom Award”) under the Stock Plans that will become vested at the Effective Time in accordance with its terms shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Phantom Award to receive (without interest), as soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company Phantom Award immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company Phantom Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at

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the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(ii) At the Effective Time, each outstanding Company Phantom Award under the Stock Plans that will not become vested at the Effective Time in accordance with its terms shall be assumed by Parent and will be subject to the same terms and conditions applicable to such Company Phantom Award immediately prior to the Effective Time (including any accelerated vesting upon qualifying terminations of employment as set forth in the applicable Stock Plan or applicable award agreement) except that such Company Phantom Award shall be in respect of a number of Parent Common Shares that is equal to (x) the number of shares of Company Common Stock underlying such Company Phantom Award immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio.

(i) Any dividend equivalent rights associated with any Company Restricted Share, Company RSU, Company PSU, Director RSU or Company Phantom Award (collectively, the “Company Dividend Equivalents”) (i) credited in the form of additional Company Restricted Shares, Company RSUs, Company PSUs, Director RSUs or Company Phantom Awards, as applicable, shall be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with this Section 1.8 and (ii) credited in the form of cash shall be paid at the same time or times the award to which such dividend equivalent rights relate is paid or settled in accordance with this Section 1.8, in each case, consistent with the terms of the applicable Stock Plan immediately prior to the Effective Time.

(j) At or prior to the Effective Time, the Company and the Company Board (and the Company Compensation Committee), as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of Company Options, Company Restricted Shares, Company RSUs, Company DCUs, Company PSUs, Company LTI Units, Director RSUs, Company Phantom Awards and Company Dividend Equivalents (collectively, the “Company Equity Awards”) pursuant to Section 1.8(a) through Section 1.8(i).

(k) Notwithstanding anything in Section 1.8(a) through Section 1.8(i) to the contrary, but subject to Section 7.1(a), to the extent the terms of any Company Equity Award (i) granted on or after the date of this Agreement and not in violation of this Agreement or (ii) mutually agreed by the Parties and a holder of any Company Equity Award expressly provide for treatment in connection with the occurrence of the Effective Time that is different from the treatment prescribed by this Section 1.8, then in each case of clause (i) and (ii), the terms of such Company Equity Award, as applicable or so agreed by the Parties and such holder, shall control (and the applicable provisions of this Section 1.8 shall not apply).

(l) At Parent’s election, the Surviving Corporation will enter into an agreement with Parent and/or one or more of Parent’s affiliates pursuant to which the Surviving Corporation will reimburse directly or indirectly Parent for expenses associated with the obligations assumed by Parent pursuant to Section 1.8.

Section 1.9 Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of the Surviving Corporation shall by

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virtue of the Merger be amended to be identical to the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time (in each case except that the name of the Surviving Corporation shall be “First Horizon Corporation”), until duly amended in accordance with the respective terms thereof and applicable law.

Section 1.10 Second Step Merger.

(a) On a date following the Closing Date to be determined by Parent in its sole discretion, Holdco and the Surviving Corporation, respectively, may (if Parent so elects) cause to be filed a certificate of merger with the Delaware Secretary and articles of merger with the Tennessee Secretary with respect to the Second Step Merger (collectively, the “Second Step Certificates of Merger”). The Second Step Merger shall become effective at such time specified in the Second Step Certificates of Merger in accordance with the relevant provisions of the DGCL and TBCA, or at such other time as shall be provided by applicable law (such time, the “Second Step Effective Time”).

(b) Subject to the terms and conditions of this Agreement, in accordance with the DGCL and the TBCA, at the Second Step Effective Time, the Surviving Corporation shall merge with and into Holdco. Holdco shall be the surviving corporation in the Second Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second Step Merger, the separate corporate existence of the Surviving Corporation shall terminate.

(c) At and after the Second Step Effective Time, the Second Step Merger shall have the effects set forth in the applicable provisions of the DGCL, the TBCA and this Agreement.

(d) At the Second Step Effective Time, by virtue of the Second Step Merger and without any action on the part of Parent, Holdco, Surviving Corporation or the holder of any securities of Parent, Holdco or Surviving Corporation, each share of common stock of the Surviving Corporation that is issued and outstanding immediately prior to the Second Step Effective Time, shall automatically be cancelled and retired for no consideration and shall cease to exist.

(e) The shares of Holdco stock issued and outstanding immediately prior to the Second Step Effective Time shall not be affected by the Second Step Merger, and, accordingly, each share of Holdco stock issued and outstanding immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, remain issued and outstanding.

(f) At the Second Step Effective Time, by virtue of the Second Step Merger and without any action on the part of Parent, Holdco, Merger Sub, Company or the holder of any securities of such companies:

(i) each share of Company’s Series B Preferred Stock issued and outstanding immediately prior to the Second Step Effective Time shall automatically be converted into a share of a newly created series of preferred shares of Holdco having powers, preferences and special rights that are not materially less favorable than the Series B Preferred Stock (all shares of each such newly created series, collectively, the “New Holdco Series B Preferred Shares”) and, upon such conversion, the Series B Preferred Stock shall no longer

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be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time;

(ii) each share of Company’s Series C Preferred Stock issued and outstanding immediately prior to the Second Step Effective Time shall automatically be converted into a share of a newly created series of preferred shares of Holdco having powers, preferences and special rights that are not materially less favorable than the Series C Preferred Stock (all shares of each such newly created series, collectively, the “New Holdco Series C Preferred Shares”) and, upon such conversion, the Series C Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time;

(iii) each share of Company’s Series D Preferred Stock issued and outstanding prior to the Second Step Effective Time shall automatically be converted into a share of a newly created series of preferred shares of Holdco having powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D Preferred Stock (all shares of each such newly created series, collectively, the “New Holdco Series D Preferred Shares”) and, upon such conversion, the Series D Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time;

(iv) each share of Company’s Series E Preferred Stock issued and outstanding immediately prior to the Second Step Effective Time shall automatically be converted into a share of a newly created series of preferred shares of Holdco having terms that are not materially less favorable than those of the Series E Preferred Stock (all shares of each such newly created series, collectively, the “New Holdco Series E Preferred Shares”) and, upon such conversion, the Series E Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time; and

(v) each share of Company’s Series F Preferred Stock issued and outstanding immediately prior to the Second Step Effective Time shall automatically be converted into a share of a newly created series of preferred shares of Holdco having terms that are not materially less favorable than those of the Series F Preferred Stock (all shares of each such newly created series, collectively, the “New Holdco Series F Preferred Shares”, and together with the New Holdco Series B Preferred Shares, the New Holdco Series C Preferred Shares, the New Holdco Series D Preferred Shares and the New Holdco Series E Preferred Shares, the “New Holdco Preferred Shares”) and, upon such conversion, the Series F Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

(g) The certificate of incorporation and bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws of Holdco as in effect immediately prior to the Second Step Effective Time, until duly amended in accordance with the respective terms thereof and applicable law.

Section 1.11 Bank Merger. At such time as Parent determines after the Effective Time, Company Bank shall merge with and into Parent Bank. Parent Bank shall be the Surviving

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Bank in the Bank Merger and, following the Bank Merger, the separate corporate existence of Company Bank shall terminate. The parties to this Agreement agree that the Bank Merger shall become effective at such date and time following the Effective Time as Parent shall specify as provided for in the Bank Merger Agreement in accordance with applicable law. The Bank Merger shall be implemented pursuant to an agreement and plan of merger (the “Bank Merger Agreement”) entered into by Parent Bank and Company Bank on the date of this Agreement. Company, as the sole voting shareholder of Company Bank, and Holdco, as sole shareholder of Parent Bank, shall each approve the Bank Merger Agreement. Company shall cause Company Bank, and Holdco shall cause Parent Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Bank Merger. Notwithstanding anything to the contrary contained herein, no covenant or other provision hereof shall be construed as enabling Parent to exercise control over Company or any of its affiliates prior to the Effective Time.

Article II

DELIVERY OF MERGER CONSIDERATION

Section 2.1 Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited by Holdco or Merger Sub, with a bank or trust company designated by Parent and reasonably acceptable to Company (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, cash in an amount sufficient to allow the Exchange Agent to make all payments required pursuant to this Article II (the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent or Holdco, or as otherwise directed by Parent.

Section 2.2 Exchange Procedures.

(a) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, Parent shall cause the Exchange Agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of one or more Old Certificates representing shares of Company Common Stock, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the consideration for which such person may be entitled pursuant to Section 1.5 and this Article II. Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, a check representing the amount of cash to which such holder is entitled pursuant to Section 1.5 and this Article II, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued with respect to any Merger Consideration to be delivered upon surrender of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be

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deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration.

(b) After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

(c) Any portion of the Exchange Fund that remains unclaimed by the holders of Company Common Stock for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Company Common Stock who have not theretofore exchanged their Old Certificates pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(d) Parent shall be entitled to deduct and withhold, or cause its Subsidiaries, including Holdco or Merger Sub, or the Exchange Agent to deduct and withhold, from the Merger Consideration or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Equity Awards (or any amounts payable pursuant to Section 8.2) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. If Parent determines that it or any of its Subsidiaries is required to deduct or withhold any amount from any payment to be made pursuant to this Agreement (in each case other than in respect of deductions or withholding arising in connection with payments treated as compensation for applicable tax purposes), Parent shall provide notice to Company of Parent’s intent to deduct or withhold such amount and the basis for such deduction or withholding at least fifteen (15) days before any such deduction or withholding is made to the extent reasonably practicable, or shall otherwise provide such notice as promptly as reasonably practicable, and Parent shall reasonably cooperate with Company in order to eliminate or to reduce any such deduction or withholding, including providing a reasonable opportunity for Company to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(e) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration.

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Article III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except (i) as disclosed in the disclosure schedule delivered by Company to Parent concurrently herewith (the “Company Disclosure Schedule”) (it being understood that (a) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed materially untrue or incorrect, (b) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Company that such item represents a material exception or fact, event or circumstance or that such item would have a Material Adverse Effect and (c) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections) or (ii) as disclosed in any Company Reports filed with or furnished to the SEC by Company since January 1, 2020 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Company hereby represents and warrants to Parent as follows:

Section 3.1 Corporate Organization.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and has elected to be treated as a financial holding company under the BHC Act. Company has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Company. True and complete copies of the restated charter of Company (the “Company Charter”) and the amended and restated bylaws of Company (the “Company Bylaws”), in each case, as in effect as of the date of this Agreement, have previously been made available by Company to Parent.

(b) Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Company, each Subsidiary of Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions

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on the ability of Company or any Subsidiary of Company to pay dividends or distributions except, in the case of Company or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. Company Bank is a state member bank duly organized, validly existing and chartered under the laws of the State of Tennessee, and is the only depository institution subsidiary (within the meaning of the BHC Act) of Company. The deposit accounts of Company Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of each Company Subsidiary and any other person in which Company or any Company Subsidiary beneficially owns as principal one percent (1%) or more of such person’s voting securities, in each case of the date hereof, including the jurisdiction of incorporation or organization of each Company Subsidiary. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than the Company Subsidiaries.

Section 3.2 Capitalization.

(a) The authorized capital stock of Company consists of 700,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value. As of February 24, 2022, with the exception of exercise, vesting, settlement and forfeiture, in each case, since January 31, 2022, as to a de minimis number of shares of Company Common Stock underlying Company Equity Awards, there were (i) 533,961,891 shares of Company Common Stock issued and outstanding, including 986,656 Company Restricted Shares; (ii) 4,845,010 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Options; (iii) 7,464,276 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company RSUs (inclusive of Director RSUs other than Deferred Director RSUs); (iv) 2,076,978 shares of Company Common Stock (assuming performance goals are satisfied at the target level) or 3,733,889 shares of Company Common Stock (assuming performance goals are satisfied at the maximum level) reserved for issuance upon the settlement of outstanding unvested Open Performance Company PSU Awards; (v) 549,519 shares of Company Common Stock reserved for issuance upon the settlement of vested Deferred Company PSUs for which applicable performance goals have been met and Deferred Director RSUs, in each case, following the lapse of an applicable holding period; (vi) 8,000 shares of Series B Preferred Stock; (vii) 5,750 shares of Series C Preferred Stock; (viii) 10,000 shares of Series D Preferred Stock; (ix) 1,500 shares of Series E Preferred Stock; and (x) 1,500 shares of Series F Preferred Stock. As of the execution and delivery of this Agreement, there are no shares of Series G Convertible Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding two sentences, for changes since February 24, 2022 resulting from the exercise, vesting or settlement of any Company Equity Awards described in the immediately preceding two sentences and shares of Company Common Stock reserved for issuance pursuant to future grants under the Stock Plans, there are no shares of capital stock or other voting securities or equity interests of Company issued, reserved for issuance or outstanding. As of February 24, 2022, 3,081,350 Company DCUs were outstanding, 467,698 Company Phantom Awards were outstanding and 3,095,039 Company LTI Units were outstanding (assuming

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performance goals are satisfied at the target level) or 4,642,559 Company LTI Units were outstanding (assuming performance goals are satisfied at the maximum level), in each case, with the exception of vesting, settlement and forfeiture, in each case, since January 31, 2022, as to a de minimis number of shares of Company Common Stock underlying such Company Equity Awards. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Company is current on all dividends payable on the outstanding shares of Company Preferred Stock, and has complied in all material respects with terms and conditions thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Company may vote. Other than Company Equity Awards and Company Preferred Stock, issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Company, or contracts, commitments, understandings or arrangements by which Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Company or that otherwise obligate Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Company Securities”). Other than the Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Company or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Company or any of its Subsidiaries is a party with respect to the voting or transfer of Company Common Stock, capital stock or other voting or equity securities or ownership interests of Company or granting any shareholder or other person any registration rights.

(b) Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Company, Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.3 Authority; No Violation.

(a) Company has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Company. The Board of Directors of Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Company and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger), and has directed that this Agreement be submitted to Company’s shareholders, for approval at a meeting of such shareholders and has adopted a resolution to the

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foregoing effect. Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on such matter by the holders of Company Common Stock (the “Requisite Company Vote”), and subject to the adoption and approval of the Bank Merger Agreement by Company as Company Bank’s sole voting shareholder, no other corporate proceedings on the part of Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, including the Merger, the Second Step Merger and the Bank Merger, (other than the submission to the shareholders of Company of an advisory (non-binding) vote on the compensation that may be paid or become payable to Company’s named executive officers that is based on or otherwise related to the transactions contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b) Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby (including the Merger, the Second Step Merger and the Bank Merger), nor compliance by Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Charter or the Company Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that, either individually or in the aggregate, would not have a Material Adverse Effect on Company.

Section 3.4 Consents and Approvals. Except for (a) the filing of the applications, filings or notices to or with the Governmental Entities, Regulatory Agencies and SROs listed in Annex A and approval of or non-objection to such applications, filings and notices, (b) the filing with the SEC of a proxy statement in definitive form relating to the meeting of Company’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), and (c) the filing of the Certificates of Merger with the Delaware Secretary and the Tennessee Secretary pursuant to the DGCL and the TBCA, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Company of this Agreement or (ii) the consummation by Company of the Merger, the Second Step Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Company has no knowledge of any reason related to the Company or its

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Subsidiaries why the necessary regulatory approvals and consents will not be received to permit consummation of the Mergers on a timely basis (including any reason why the relevant statutory factors related to such approvals and consents will not be satisfied).

Section 3.5 Reports. Company and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2020 with any Regulatory Agencies including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect on Company. Subject to Section 9.14, (a) except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Company and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries since January 1, 2020, except where such proceedings or investigations would not have, either individually or in the aggregate, a Material Adverse Effect on Company, and (b) there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries and (ii) have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries since January 1, 2020 in each case, which would have, either individually or in the aggregate, a Material Adverse Effect on Company.

Section 3.6 Financial Statements.

(a) The financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of cash flows, consolidated statements of equity and consolidated statements of condition of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since January 1, 2020, no independent public accounting firm of Company has resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b) Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2021, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not have a Material Adverse Effect on Company. Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (ii) to the knowledge of Company, any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. To the knowledge of Company, any such disclosures were made in writing by management to Company’s auditors and audit committee. To the knowledge of Company, there is no reason to believe that Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2020, (i) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any director, officer, auditor, accountant or representative of Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no employee of or attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or the Board of Directors

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or similar governing body of any Company Subsidiary or any committee thereof, or to the knowledge of Company, to any director or officer of Company or any Company Subsidiary.

Section 3.7 Broker’s Fees. With the exception of the engagement of Morgan Stanley & Co. LLC, neither Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. Prior to the date hereof, Company has disclosed to Parent the aggregate fees provided for in connection with the engagement by Company of Morgan Stanley & Co. LLC related to the Merger and the other transactions contemplated hereunder.

Section 3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2020, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would have, either individually or in the aggregate, a Material Adverse Effect on Company.

(b) Since December 31, 2020 through the date of this Agreement, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

Section 3.9 Legal and Regulatory Proceedings.

(a) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Company, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries (or that, upon consummation of the Mergers, would apply to the Surviving Corporation or any of its affiliates).

Section 3.10 Taxes and Tax Returns. Each of Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects. Neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns automatically obtained in the ordinary course). All income and other material Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Company nor any of its Subsidiaries has granted any

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extension or waiver of the limitation period applicable to any material Tax that remains in effect. In the last six (6) years, no written claim has been made by a Governmental Entity in a jurisdiction in which Company or any of its Subsidiaries (as applicable) does not file Tax Returns that Company or such Subsidiary (as applicable) is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction. Neither Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Company and its Subsidiaries or the assets of Company and its Subsidiaries. Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Company and its Subsidiaries or pursuant to agreements which both (1) were not primarily related to Taxes and (2) were entered into in the ordinary course of business consistent with past practice). Since January 1, 2016, neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company or any of its Subsidiaries) or (B) has any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise (other than pursuant to agreements which both (1) were not primarily related to Taxes and (2) were entered into in the ordinary course of business consistent with past practice). Neither Company nor any of its Subsidiaries has been, within the past two (2) years a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). No private letter rulings, closing agreements, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Governmental Entity within the three (3) year period immediately preceding the date of this Agreement with respect to Company or any of its Subsidiaries that would bind Company or any of its Subsidiaries in any taxable period (or portion thereof) after the Closing Date. Neither Company nor any of its Subsidiaries owns any “bank owned life insurance” policies or “company owned life insurance” policies for which any death benefit payments would be subject to U.S. federal income taxation. Neither Company nor any of its Subsidiaries has elected to defer any “applicable employment taxes” (as defined in Section 2302(d)(1) of the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”)) pursuant to Section 2302 of the CARES Act. Nothing in this Section 3.10 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount, value or availability in any Tax period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit, Tax basis or other Tax asset or attribute of Company or any of its Subsidiaries. It is agreed and understood that no representation or warranty is made by Company, any of its Subsidiaries or its Affiliates in respect of Tax matters in any section of this Agreement, other than this Section 3.10 and relevant parts of Section 3.11.

Section 3.11 Employee Benefits.

(a) Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including

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ERISA and the Code. Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each material Company Benefit Plan. For purposes of this Agreement, the term “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all equity or equity-based, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which Company or any Subsidiary or any trade or business, whether or not incorporated, which together with Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Company or any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of Company or any of its Subsidiaries or any Company ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

(b) Company has made available to Parent true, correct and complete copies of each material Company Benefit Plan (or, in the case of any unwritten material Company Benefit Plan, a description thereof) and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), (iii) the most recently received IRS determination letter, (iv) the most recently prepared actuarial report and (v) any related trust agreement or other funding instrument.

(c) The IRS has issued a favorable determination letter or opinion with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the knowledge of Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.

(d) Except as would not result in any material liability to Company and its Subsidiaries, taken as a whole, with respect to each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (iii) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan’s actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Company Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV

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of ERISA has been or is expected to be incurred by Company or any of its Subsidiaries and (vii) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.

(e) None of Company and its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Company and its Subsidiaries nor any Company ERISA Affiliate has incurred any liability that has not been satisfied in full to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(f) Except as would not result in any material liability to Company and its Subsidiaries, taken as a whole, no Company Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(g) Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any prior period, have been timely made or paid in full or, to the extent not required to be previously made or paid, have been fully reflected on the books and records of Company.

(h) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Company’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that would reasonably be expected to result in any liability of Company or any of its Subsidiaries in an amount that would be material to Company and its Subsidiaries, taken as a whole.

(i) Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, none of Company and its Subsidiaries nor any Company ERISA Affiliate nor, to Company’s knowledge, any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Company Benefit Plans or their related trusts, Company, any of its Subsidiaries or any Company ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, officer, director or other service provider of Company or any of its Subsidiaries, or result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a

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reversion of assets from any Company Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(k) No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(l) No Company Benefit Plan is maintained for the benefit of any current or former employee, officer, director or other service provider of Company or any of its Subsidiaries who, while employed or engaged by Company or any of its Subsidiaries, primarily resides or provides services (or resided or provided services) outside of the United States.

(m) There are no pending or, to the knowledge of Company, threatened unfair labor practice claims or charges against Company or any of its Subsidiaries. Since January 1, 2020, there have been no strikes, lockouts, concerted slowdowns or work stoppages or other labor disputes involving Company or any of its Subsidiaries. Neither Company or any of its Subsidiaries is party to, bound by, or negotiating any collective bargaining or similar agreement with any union, works council or other labor organization. Since January 1, 2020, there have been no pending or, to the knowledge of Company, threatened organizing efforts by any union or other group seeking to represent any current or former employees of Company or any of its Subsidiaries.

(n) Since January 1, 2020, neither Company nor any of its Subsidiaries has conducted any “plant closing” or “mass layoff” (each as defined by the Worker Adjustment and Retraining Notification Act of 1988) or any similar group layoff of employees requiring notice to a Governmental Entity pursuant to applicable state, local or foreign law, or implemented any material early retirement, exit incentive, or other group separation program, nor as to each of the foregoing has Company nor any of its Subsidiaries planned or announced any such action or program for the future.

(o) Since January 1, 2020, (i) to the knowledge of Company, no executive officer or director of Company or any of its Subsidiaries has been the subject of a pending allegation of sexual harassment or sexual assault and (ii) neither Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by any executive officer or director of Company.

Section 3.12 SEC Reports. An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC, as the case may be, since January 1, 2020 by Company pursuant to the Securities Act or the Exchange Act (the “Company Reports”) is publicly available, and no such Company Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed

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or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Company Reports.

Section 3.13 Compliance with Applicable Law.

(a) Company and each of its Subsidiaries hold, and have at all times since January 1, 2020, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, have a Material Adverse Effect on Company, and, to the knowledge of Company, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b) Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Company, Company and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Company or any of its Subsidiaries, including (i) all applicable laws and regulations (and publicly posted policies) relating to the privacy and security of data or information that constitutes personal data, personally identifiable information, or personal information under applicable law or regulation (such information, “Personal Data”) and (ii) the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Flood Disaster Protection Act of 1973 (as amended) and the National Flood Insurance Act of 1968 and the implementing regulations thereunder, the CARES Act, Pandemic Measures, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Company and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance by Company and its Subsidiaries with applicable financial recordkeeping

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and reporting requirements of applicable money laundering prevention laws in jurisdictions where Company and its Subsidiaries conduct business.

(c) Company Bank has, and at all times during the past three (3) years has had, a Community Reinvestment Act rating no lower than “Satisfactory”.

(d) Company maintains a written information privacy and security program and takes commercially reasonable measures to protect the privacy, confidentiality, integrity, availability and security of all hardware, software, databases, systems, networks, websites, applications and other information technology assets and equipment (collectively, “IT Assets”) and Personal Data used in its business against any (i) loss or misuse of Personal Data, (ii) unauthorized access or unlawful operations performed upon such IT Assets or Personal Data or (iii) other act or omission that compromises the security or confidentiality of the IT Assets or Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of Company, since January 1, 2020, Company has not experienced any Security Breach that would, individually or in the aggregate, have a Material Adverse Effect on Company. To the knowledge of Company, there are no data security or other technological vulnerabilities, viruses, malware or other corruptants with respect to the IT Assets owned by and used in Company’s business that, individually or in the aggregate, would have a Material Adverse Effect on Company.

(e) Without limitation, none of Company, or any of its Subsidiaries, or to the knowledge of Company, any director, officer, employee, agent or other person acting on behalf of Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Company or any of its Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not, either individually or in the aggregate, have a Material Adverse Effect on Company.

(f) As of the date hereof, each of Company and Company Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator) and, as of the date hereof, to the knowledge of Company, neither Company nor any of its Subsidiaries is aware of any fact, event or circumstance that would result in Company and Company Bank not being “well-capitalized” within one year from the date of this Agreement.

(g) Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Company, (i) Company and each of its Subsidiaries have properly administered

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all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of Company, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account.

Section 3.14 Certain Contracts.

(a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule or as filed with any Company Reports, as of the date hereof, neither Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any Company Benefit Plan:

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) which contains a non-compete or client or customer non-solicitation requirement, in each case, that materially restricts the conduct of any line of business by Company or any of its Subsidiaries or upon consummation of the Mergers will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business or in any geographic region;

(iii) which is a collective bargaining agreement or similar agreement with any union, works council or other labor organization;

(iv) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite Company Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, where such increase or acceleration of benefits or obligations, right of cancellation or termination, or change in calculation of value of benefits would, either individually or in the aggregate, have a Material Adverse Effect on Company;

(v) (A) that relates to the incurrence of indebtedness by Company or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), (B) that provides for the guarantee, support, assumption, endorsement or material indemnification by Company or any of its Subsidiaries of, or any similar commitment by Company or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $50,000,000.00 or more, but, in each case, excluding any

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indebtedness disclosed in any Company Report(s) filed since January 1, 2021 or entered into in the ordinary course of business or (C) that relates to the incurrence of indebtedness (or guarantees thereof) and have terms that require Company to maintain a listing on a stock exchange or reporting obligations under the Exchange Act (or provide substantially similar disclosure to holders of such debt);

(vi) that grants any material right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Company or its Subsidiaries, taken as a whole;

(vii) which creates future payment obligations in excess of $5,000,000.00 per annum (other than any such contracts which are terminable by Company or any of its Subsidiaries on ninety (90) days or less notice without any required payment (other than the payment of any outstanding obligation at the time of termination) or other conditions, other than the condition of notice), other than with respect to indebtedness disclosed in any Company Report(s) filed since January 1, 2021 or leases or other agreements entered into in the ordinary course of business;

(viii) that is a settlement, consent or similar agreement and contains any material continuing obligations of Company or any of its Subsidiaries;

(ix) that relates to the acquisition or disposition of any person, business or asset and under which Company or its Subsidiaries have or may have a material obligation or liability;

(x) for the purchase of materials, supplies, goods, services, equipment or other assets by Company or its Subsidiaries that provides for annual payments of $5,000,000.00 or more;

(xi) that relates to any material joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; or

(xii) that relates to material Intellectual Property or material IT Assets, other than (A) non-exclusive in-licenses to commercially available software or (B) non-exclusive out-licenses to customers in the ordinary course of business.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Material Contract.” Company has made available to Parent true, correct and complete copies of each Material Contract in effect as of the date hereof.

(b) (i) Each Material Contract is valid and binding on Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not have a Material Adverse Effect on Company, (ii) Company and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Material Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not have a Material Adverse Effect on Company, (iii) to the knowledge of Company, each third-party

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counterparty to each Material Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Material Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not have a Material Adverse Effect on Company, (iv) neither Company nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any Material Contract by any of the other parties thereto which would have, either individually or in the aggregate, a Material Adverse Effect on Company and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Company or any of its Subsidiaries or, to the knowledge of Company, any other party thereto, of or under any such Material Contract, except where such breach or default, either individually or in the aggregate, would not have a Material Adverse Effect on Company.

Section 3.15 Actions by Regulatory Agencies. Subject to Section 9.14, neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2020, a recipient of any supervisory letter from, or since January 1, 2020, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its business or its ability to consummate the transactions contemplated hereby in a timely manner (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has Company or any of its Subsidiaries been advised in writing, or to Company’s knowledge, orally, since January 1, 2020, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement.

Section 3.16 Environmental Matters. Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, Company and its Subsidiaries are in compliance, and have complied since January 1, 2020, with any Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of Company, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against Company, which liability or obligation would have, either individually or in the aggregate, a Material Adverse Effect on Company. To the knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have, either individually or in the aggregate, a Material Adverse Effect on Company. Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would have, either individually or in the aggregate, a Material Adverse Effect on Company.

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Section 3.17 Investment Securities and Commodities. Each of Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to Company’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Company or its Subsidiaries. Such securities and commodities are valued on the books of Company in accordance with GAAP in all material respects.

Section 3.18 Real Property. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, Company or a Company Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except Permitted Encumbrances and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Company, the lessor. There are no pending or, to the knowledge of Company, threatened condemnation proceedings against the Company Real Property.

Section 3.19 Intellectual Property. Company and each of its Subsidiaries owns (in each case, free and clear of any material Liens (other than Permitted Encumbrances)), all Intellectual Property owned or purported to be owned by Company and its Subsidiaries which is material to the conduct of its business as currently conducted. Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company: (i) the operation of Company’s and its Subsidiaries’ businesses does not infringe, misappropriate or otherwise violate the rights other than patents, and to the knowledge of the Company, any patents, of any third person; (ii) since January 1, 2020, Company has not received any written communication alleging from any Person that Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (iii) to the knowledge of Company, no person is challenging, infringing on or otherwise violating any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by Company or its Subsidiaries; (iv) since January 1, 2020, neither Company nor any of its Subsidiaries has received any written notice of any pending claim contesting or challenging the ownership or validity of any Intellectual Property owned by Company or any Company Subsidiary; (v) the Intellectual Property registrations and applications that are, in each case, owned by Company and its Subsidiaries, are subsisting and unexpired, and, to the knowledge of Company, valid and enforceable; and (vi) Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned by Company and its Subsidiaries.

Section 3.20 Related Party Transactions. As of the date hereof, except as set forth in any Company Reports, there are no transactions or series of related transactions, agreements,

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arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Company) on the other hand, of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Section 3.21 State Takeover Laws. The Board of Directors of Company has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the organizational documents of Parent, Holdco or Merger Sub (collectively, with any similar provisions of the Company Charter or Company Bylaws, “Takeover Statutes”). In accordance with Section 48-23-102 of the TBCA, no appraisal or dissenters’ rights will be available to the holders of Company Common Stock or Company Preferred Stock in connection with the Merger.

Section 3.22 Opinion. Prior to the execution of this Agreement, Company has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Morgan Stanley & Co. LLC, to the effect that as of the date thereof and subject to the various assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of review undertaken by Morgan Stanley & Co. LLC as set forth in its written opinion, the Base Per Share Merger Consideration is fair from a financial point of view to Company. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.23 Company Information. The information relating to Company and its Subsidiaries included in (a) the Proxy Statement on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or at the time of the Company Meeting, and (b) the documents and financial statements of Company incorporated by reference in the Proxy Statement or any amendment or supplement thereto or (c) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Company and its Subsidiaries and other portions within the reasonable control of Company will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Parent or its Subsidiaries for inclusion in the Proxy Statement.

Section 3.24 Loan Portfolio.

(a) As of the date hereof, except as set forth in Section 3.24(a) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any written or oral

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loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Company or any Company Subsidiary is a creditor that, as of December 31, 2021, had an outstanding balance of $5,000,000.00 or more and under the terms of which the obligor was, as of December 31, 2021, over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 3.24(a) of the Company Disclosure Schedule is a true, correct and complete list of (A) all the Loans of Company and its Subsidiaries that, as of December 31, 2021, had an outstanding balance of $5,000,000.00 or more and were classified by Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.) and (B) each asset of Company or any of its Subsidiaries that, as of November 30, 2021, is classified as “Other Real Estate Owned” and the book value thereof.

(b) Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, each Loan of Company or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, each outstanding Loan of Company or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d) Section 3.24(d) of the Company Disclosure Schedule contains a complete and accurate list of all extensions of credit as of November 30, 2021, by Company Bank and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of Company Bank, and each such extension of credit is and was made in compliance in all material respects with all applicable laws.

(e) Except as disclosed in Section 3.24(e) of the Company Disclosure Schedule, there are no extensions of credit by Company Bank or its Subsidiaries to any employee, officer, director (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) or other affiliate of Company Bank on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate that was below market at the time the extensions of credit were made.

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Section 3.25 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, (a) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice, and Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of Company and its Subsidiaries, Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Company or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Company nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

Section 3.26 Investment Advisor Subsidiaries.

(a) Certain Subsidiaries of Company are registered, licensed or qualified, or are required to be registered, licensed or qualified, in connection with the provision of investment management, investment advisory or sub-advisory services (Company and each such Subsidiary, a “Company Advisory Subsidiary”). Each Company Advisory Subsidiary is registered as an investment adviser under the Investment Advisers Act and has operated since January 1, 2020 and is currently operating in compliance with all laws applicable to it or its business and has all registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted, except, in each case, as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company.

(b) The accounts of each advisory client of Company or its Subsidiaries, for purposes of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), that are subject to ERISA and/or Section 4975 of the Code have been managed by the applicable Company Advisory Subsidiary in compliance with the applicable requirements of ERISA and Section 4975 of the Code, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company.

(c) None of the Company Advisory Subsidiaries nor any person “associated” (as defined in the Investment Advisers Act) with any Company Advisory Subsidiaries is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as a person associated with a registered investment advisor, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company.

Section 3.27 Insurance Subsidiaries.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, (i) since January 1, 2020, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party

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administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of any Company Subsidiary (“Company Agent”) wrote, sold, produced, managed, administered or procured business for a Company Subsidiary, such Company Agent was, at the time Company Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, (ii) no Company Agent has been since January 1, 2020, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such Company Agent’s writing, sale, management, administration or production of insurance business for any Company Insurance Subsidiary (as defined below) and (iii) each Company Agent was appointed by Company or a Company Insurance Subsidiary in compliance with applicable insurance laws, rules and regulations and all processes and procedures undertaken with respect to such Company Agent were undertaken in compliance with applicable insurance laws, rules and regulations. “Company Insurance Subsidiary” means each Subsidiary of Company through which insurance operations is conducted.

(b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company, (i) since January 1, 2020, Company and the Company Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, (ii) all contracts, agreements, arrangements and transactions in effect between any Company Insurance Subsidiary and any affiliate are in compliance in all material respects with the requirements of all applicable insurance holding company statutes and (iii) each Company Insurance Subsidiary has operated and otherwise been in compliance with all applicable insurance laws, rules and regulations.

Section 3.28 Broker-Dealer and Other SEC-Regulated Subsidiaries.

(a) Company has certain Subsidiaries that are registered, licensed or qualified, or are required to be registered, licensed or qualified, as a broker-dealer (each, a “Company Broker-Dealer Subsidiary”), or as a municipal securities dealer or municipal advisor, in each case in accordance with any regulatory or legal requirement applicable to such Company Subsidiary (together with Company Broker-Dealer Subsidiaries, the “Company SEC-Registered Subsidiaries”). Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Company: (i) each Company SEC-Registered Subsidiary is duly registered under the Exchange Act as a broker-dealer, municipal securities dealer or municipal advisor, as applicable, with the SEC and is in compliance with the applicable provisions of the Exchange Act, including applicable net capital requirements and customer protection requirements thereof; (ii) each Company Broker-Dealer Subsidiary is a member in good standing with FINRA and any other applicable SRO and in compliance with all applicable rules and regulations of FINRA and any such SRO of which it is a member or which otherwise has authority over it; (iii) each other Company SEC-Registered Subsidiary is a member in good standing, as required, with the Municipal Securities Rulemaking Board (“MSRB”) and any other applicable SRO and in compliance with all applicable rules and regulations of MSRB and any such SRO of which it is a member or which otherwise has authority over it; (iv) each Company SEC-Registered Subsidiary (and each registered representative thereof) is duly registered, licensed or qualified as required, under, and in compliance with, the applicable laws of all jurisdictions in which it is required to be so registered and each such registration, license or qualification is in full force and effect and in good standing; (v) Company Bank qualifies for the exceptions from the

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definitions of “broker” and “dealer” under Sections 3(a)(4)(B) and 3(a)(5)(C) of the Exchange Act and regulations thereunder with respect to any brokerage or dealing activities conducted by Company Bank or a division thereof; and (vi) there is no action, suit, proceeding or investigation pending or, to the knowledge of Company, threatened that would reasonably be likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, licenses, exceptions and qualifications.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Company, (i) none of the Company SEC-Registered Subsidiaries nor any “associated person” thereof (A) is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act, (B) is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or (C) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any Company Broker-Dealer Subsidiary as broker-dealer, municipal securities dealer, government securities broker, government securities dealer or municipal advisor under Section 15, Section 15B or Section 15C of the Exchange Act or any rule of any SRO and (ii) there is no action, suit, proceeding or investigation pending or, to the knowledge of Company, threatened, that is reasonably likely to result in any such person being deemed ineligible as described in clause (A), subject to a “statutory disqualification” as described in clause (B) or subject to a disqualification as described in clause (C).

Section 3.29 Risk Management Instruments. Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or any of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Governmental Entity and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Company or one its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). Except as would not have, either individually or in the aggregate, a Material Adverse Effect on Company, Company and each of its Subsidiaries has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Company, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.

Section 3.30 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Company in this Article III, neither Company nor any other person makes any express or implied representation or warranty with respect to Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Company hereby disclaims any such other representations or warranties, and Parent and Holdco acknowledge the same. In particular, without limiting the foregoing disclaimer, neither Company nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating

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to Company, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by Company in this Article III, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Company acknowledges and agrees that neither Parent nor any other person on behalf of Parent has made or is making, and Company has not relied upon, any express or implied representation or warranty other than those contained in Article IV.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

Except (i) as disclosed in the disclosure schedule delivered by Parent Parties to Company prior to the execution hereof (the “Parent Disclosure Schedule”) (it being understood that (a) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent Parties that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in reports filed with or furnished to the SEC by Parent since January 1, 2020 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent Parties hereby represent and warrant to Company as follows:

Section 4.1 Corporate Organization. Parent is duly organized, validly existing and in good standing as a Schedule I bank under the Bank Act (Canada), is a bank holding company duly registered under the BHC Act and has elected to be treated as a financial holding company under the BHC Act. Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Parent Party has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Each Parent Party is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. A true and complete copy of Parent’s, Holdco’s, TDGUS’ and Merger Sub’s Constituent Documents, as in effect as of the date of this Agreement, have been previously been made available by Parent to Company.

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Section 4.2 Capitalization. The authorized capital of Parent consists of an unlimited number of common shares and an unlimited number of Class A first preferred shares.

Section 4.3 Authority; No Violation.

(a) Each Parent Party has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of each Parent Party. The Board of Directors of each Parent Party has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of such company and its shareholders, has adopted and approved this Agreement and Holdco has directed that this Agreement be submitted to its sole stockholder for approval and has adopted a resolution of the foregoing effect. Except for such stockholder approval, no other corporate proceedings on the part of any Parent Party are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Parent Party and (assuming due authorization, execution and delivery by Company) constitutes a valid and binding obligation of each Parent Party, enforceable against such Parent Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b) Neither the execution and delivery of this Agreement by each Parent Party, nor the consummation by each Parent Party of the transactions contemplated hereby (including the Merger, the Second Step Merger and the Bank Merger), nor compliance by each Parent Party with any of the terms or provisions hereof, will (i) violate any provision of the organizational documents of any Parent Party, as applicable or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any Parent Parties or any of their Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of any Parent Party or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Parent Party or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that either individually or in the aggregate would not have a Material Adverse Effect on Parent.

Section 4.4 Consents and Approvals. Except for (a) the filing of the applications, filings or notices to or with the Governmental Entities, Regulatory Agencies and SROs listed in Annex A and approval of or non-objection to such applications, filings and notices, (b) the filing with the SEC of the Proxy Statement, and (c) the filing of the Certificates of Merger with the Tennessee Secretary pursuant to the TBCA and Delaware Secretary pursuant to the DGCL, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by each of Parent Party of this Agreement or (ii) the consummation by each Parent Party of the Merger, the Second Step Merger

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and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Parent Parties have no knowledge of any reason related to Parent or its Subsidiaries why the necessary regulatory approvals and consents will not be received to permit consummation of the Mergers on a timely basis (including any reason why the relevant statutory factors related to such approvals and consents will not be satisfied).

Section 4.5 Broker’s Fees. None of Parent, Holdco or any of their respective Subsidiaries, nor any of their respective officers or directors, has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than J.P. Morgan Securities LLC.

Section 4.6 Legal and Regulatory Proceedings.

(a) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Parent, neither Parent, Holdco nor any of their Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent, Holdco or any of their Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Parent, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, Holdco, any of their Subsidiaries or their assets.

Section 4.7 Compliance with Applicable Law.

(a) Parent, Holdco and each of their Subsidiaries hold, and have at all times since January 1, 2020, held, all licenses, registrations, franchises, certificates, variances, permits charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, have a Material Adverse Effect on Parent, and, to the knowledge of Parent, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b) Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Parent, Parent, Holdco and each of their Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent, Holdco or any of their Subsidiaries, including (i) all applicable laws and regulations (and publicly posted policies) relating to the privacy and security of Personal Data and (ii) the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the

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Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Flood Disaster Protection Act of 1973 (as amended) and the National Flood Insurance Act of 1968 and the implementing regulations thereunder, the CARES Act, Pandemic Measures and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Parent, Holdco and their Subsidiaries have established and maintain a system of internal controls designed to ensure compliance by Parent, Holdco and their Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where Parent, Holdco and their Subsidiaries conduct business.

(c) Parent Bank has, and at all times during the past three (3) years has had, a Community Reinvestment Act rating no lower than “Outstanding”.

(d) As of the date hereof, there is no dispute or other proceeding pending between Parent or Parent Bank or any of their Subsidiaries and any community groups relating to Parent or Parent Bank, and, to the knowledge of Parent, no such dispute or other proceeding has been threatened, in each case, that could reasonably be expected to materially delay the receipt of, or impair the ability to obtain, all of the Requisite Regulatory Approvals.

(e) None of Parent, Holdco, or any of their Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent, Holdco or any of their Subsidiaries has, directly or indirectly, (i) used any funds of Parent, Holdco or any of their Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent, Holdco or any of their Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Parent, Holdco or any of their Subsidiaries, (v) made any fraudulent entry on the books or records of Parent, Holdco or any of their Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Parent, Holdco or any of their Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Parent, Holdco or any of their Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

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(f) As of the date hereof, each of TDGUS and Parent Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator) and, as of the date hereof, to the knowledge of Parent, neither Parent nor any of its Subsidiaries is aware of any fact, event or circumstance that would result in TDGUS and Parent Bank not being “well-capitalized” within one year from the date of this Agreement.

Section 4.8 Actions by Regulatory Agencies. Subject to Section 9.14, neither Parent, Holdco nor any of their Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2020, a recipient of any supervisory letter from, or since January 1, 2020, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its business or its ability to consummate the transactions contemplated hereby in a timely manner (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor has Parent, Holdco or any of their Subsidiaries been advised in writing, or to Parent’s knowledge, orally, since January 1, 2020, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Regulatory Agreement.

Section 4.9 Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in (a) the Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or at the time of the Company Meeting, (b) the documents and financial statements of Parent incorporated by reference in the Proxy Statement or any amendment or supplement thereto or (c) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Parent and its Subsidiaries and other portions within the reasonable control of Parent will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Company or its Subsidiaries for inclusion in the Proxy Statement.

Section 4.10 Availability of Funds. As of the date of this Agreement, Parent has sufficient funds or access thereto, and Parent will at the Closing have immediately available funds in cash, to pay when due all amounts payable by it hereunder and to fulfill its obligations hereunder. Parent acknowledges that the obligations of Parent under this Agreement are not contingent upon or subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing or otherwise to raise capital for the consummation of the Transactions, including the payment of the Merger Consideration.

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Section 4.11 No Other Representations or Warranties.

(a) Except for the representations and warranties made by each Parent Party in this Article IV, no Parent Party nor any other person makes any express or implied representation or warranty with respect to Parent Parties, their respective Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each Parent Party hereby disclaims any such other representations or warranties and Company acknowledges the same. In particular, without limiting the foregoing disclaimer, no Parent Party nor any other person makes or has made any representation or warranty to Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by Parent Parties in this Article IV, any oral or written information presented to Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent Parties, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Each Parent Party acknowledges and agrees that neither Company nor any other person has made or is making, and Parent and Holdco have not relied on, any express or implied representation or warranty other than those contained in Article III.

Article V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as (i) expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), (ii) required by law, (iii) may be necessary or commercially reasonable in response to a Pandemic or Pandemic Measures, subject to Company providing Parent with advance notice in respect of any such action (unless it is not reasonably practicable under the circumstances to provide such prior notice, in which case Company shall provide notice to Parent as soon as reasonably practicable) or (iv) consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course in all material respects and (B) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships.

Section 5.2 Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(a) other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of Company or any of its wholly-owned Subsidiaries to Company or any of its wholly-owned Subsidiaries, or assume, guarantee, endorse or otherwise as

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an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include the creation of deposit liabilities, issuances of letters of credit and commercial paper, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit, entry into repurchase agreements and satisfaction of legal requirements in the exercise of trust powers, in each case, on terms and in amounts consistent with past practice);

(b)

(i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any securities of Company or Company Subsidiary, except (A) regular quarterly cash dividends by Company at a rate not in excess of $0.15 per share of Company Common Stock, (B) dividends paid by any of the Company Subsidiaries to Company or any of its wholly-owned Subsidiaries, (C) dividends provided for and paid on Company Preferred Stock in accordance with the terms of such Company Preferred Stock and (D) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options or for withholding Taxes incurred in connection with the exercise of Company Options or the vesting or settlement of other Company Equity Awards, in each case, in accordance with past practice and the terms of the applicable Stock Plans and award agreements thereunder;

(iii) grant any stock options, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire (or any right to payment the amount of which is determined in whole or in part based on the value of) any securities of Company or any Company Subsidiary; or

(iv) issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any securities of Company or any Company Subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any securities of Company or any Company Subsidiary, except pursuant to the exercise of Company Options or the settlement of other Company Equity Awards, in each case, which are outstanding as of the date hereof, in accordance with their terms as in effect as of the date hereof;

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(c) sell, transfer, mortgage, encumber, abandon, allow to lapse, license, lease or otherwise dispose of any of its material properties, rights or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.2(c) of the Company Disclosure Schedule;

(d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case, other than a wholly-owned Company Subsidiary;

(e) in each case, except for transactions in the ordinary course of business, (i) terminate, materially amend, or waive any material provision of, any Material Contract, or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Company or its Subsidiaries or (ii) enter into (or thereafter terminate, materially amend, or waive any material provision of) any contract that would constitute an Material Contract if it were in effect on the date of this Agreement, except entry into any contract to replace a Material Contract that Company does not reasonably expect will materially reduce the expected business or economic benefits to, or impose additional material obligations on, Company and its Subsidiaries under such contract;

(f) except as required under applicable law or the terms of any Company Benefit Plan existing as of the date hereof, as applicable: (i) enter into, establish, adopt, amend or terminate any Company Benefit Plan, or any arrangement that would be a Company Benefit Plan if in effect on the date hereof, other than routine administrative amendments that would not materially increase the benefits provided thereunder or the cost thereof to Company and its Subsidiaries, (ii) increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant, other than increases to current employees and officers (w) in connection with a promotion or change in responsibilities permitted under clause (viii) of this Section 5.2(f) and to a level consistent with similarly situated peer employees, (x) in base salary or wages or target annual cash bonus opportunity that is in the ordinary course of business consistent with past practice and with respect to an employee who is not an “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) as set forth on Section 5.2(f)(ii)(x) of the Company Disclosure Schedule, (y) the payment of incentive compensation for completed performance periods based upon corporate performance, the performance of such employee and, if applicable, such employee’s business or (z) changes in health and welfare benefits that are generally applicable to all Company employees in the ordinary course, in each case determined in accordance with the terms of the applicable Company Benefit Plan and in the ordinary course of business consistent with past practice, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation to any current or former employee, officer, director or individual consultant, other than contemplated by clause (ii)(z) above, (iv) accelerate the payment, vesting or funding of or under any Company Benefit Plan or of any compensation or benefit, (v) grant to any current or former employee, officer, director or individual consultant any right to reimbursement,

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indemnification or payment for any Taxes, including any Taxes incurred under Section 409A or 4999 of the Code, (vi) with respect to any Company Benefit Plan, (x) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or (y) except as may be required by GAAP, change any actuarial or other assumption used to calculate the funding obligations with respect to such Company Benefit Plan or change the manner in which contributions are made or the basis on which contributions are calculated with respect to such Company Benefit Plan, in each case, except in the ordinary course of business consistent with past practice, (vii) terminate the employment or services of any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act), other than for cause or (viii) hire any employee, or promote any employee to a position of “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act);

(g) enter into, establish or adopt any collective bargaining or similar agreement with any union, works council, or other labor organization, or recognize any union, works council, or other labor organization as the representative of any of the employees of Company or any of its Subsidiaries;

(h) settle any material claim, suit, action or proceeding, except for such settlements involving monetary remedies not in excess of $5,000,000.00 individually or $10,000,000.00 in the aggregate (in each case excluding payment of any net insurance proceeds) and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Corporation after consummation of the Mergers;

(i) amend its charter, its bylaws or comparable governing documents of its Subsidiaries that are “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC;

(j) materially restructure or materially change its investment securities, wholesale funding, BOLI or derivatives portfolios or its interest rate exposure, through purchases, sales or otherwise, or the manner in which any such portfolio is classified or reported;

(k) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(l) enter into any material new line of business or, other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity and ordinary course changes to policies or practices in response to changes in the market for similar items;

(m) (i) make, change or revoke any Tax election, (ii) change an annual Tax accounting period, (iii) adopt or change any Tax accounting method, (iv) file any amended Tax Return, (v) enter into any closing agreement with respect to Taxes, (vi) settle any Tax claim, audit,

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assessment or dispute or surrender any right to claim a refund of Taxes, (vii) initiate any voluntary disclosure with, or request any ruling from, any Governmental Entity or (viii) incur any material amount of Tax outside of the ordinary course of business;

(n) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(o) make any loans or extensions of credit, except in the ordinary course of business consistent with past practice, or new loans or extensions of credit in excess of $150,000,000.00 in a single transaction or renewals of loans or extensions of credit in excess of $150,000,000.00, in each case, except pursuant to existing commitments;

(p) make application for the opening, relocation or closing of any, or open, relocate or close any, branch or automated banking facility of Company Bank, other than those pending or planned as of the date of this Agreement set forth in Section 5.2(p) of the Company Disclosure Schedule;

(q) incur any capital expenditures or any obligations or liabilities in respect thereof, except (i) as may be required pursuant to any Material Contract, (ii) any other capital expenditures not to exceed $50,000,000.00 in the aggregate or (iii) capital expenditures necessary for safety and soundness purposes;

(r) make any material adverse change to the security or operation of the IT Assets used in its business or its posted privacy policies, except as required by applicable law;

(s) take any action that is intended or expected to result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.2 not being satisfied;

(t) knowingly take any action (including a business acquisition, sale or other strategic transaction) that would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated hereby, including the Merger, or impair Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby, including the Merger, on a timely basis; or

(u) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

Section 5.3 Parent Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed):

(a) amend the Constituent Documents of Parent or any of its Subsidiaries in a manner that would impair Parent’s or Holdco’s ability to perform its obligations under this

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Agreement or consummate the transactions contemplated hereby, including the Merger and the Bank Merger, on a timely basis;

(b) take any action that is intended or expected to result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.2 not being satisfied;

(c) knowingly take any action (including a business acquisition, sale or other strategic transaction) that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, including the Merger, or materially impair Parent’s or Holdco’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby, including the Merger, on a timely basis; or

(d) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

Article VI

ADDITIONAL AGREEMENTS

Section 6.1 Regulatory Matters.

(a) Promptly after (and, in any event, within forty-five (45) days of) the date of this Agreement, Company shall prepare and file with the SEC the Proxy Statement. Company shall provide Parent with a reasonable period of time to review the Proxy Statement and any amendments thereto prior to filing and shall reasonably consider any comments from Parent. Company shall use its reasonable best efforts to clear for mailing the preliminary Proxy Statement and, subject to the immediately preceding sentence, Company shall promptly file and distribute to the shareholders of Company any supplement or amendment to the Proxy Statement that Company has reasonably determined, after consultation with outside counsel, is required by applicable law.

(b) The parties hereto shall, and shall cause their respective Subsidiaries to, cooperate and use their reasonable best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, (ii) promptly prepare and file all necessary documentation, to effect all applications, notices, petitions, registrations and any other filings set forth on Annex A (the “Requisite Regulatory Approvals”), and to make such filings within thirty (30) days of the date of this Agreement (subject to the timely receipt by Parent of all necessary information from Company and Company Subsidiaries as Parent may reasonably request for the preparation of such filings), (iii) promptly prepare all documentation (including in response to information requests from Regulatory Agencies and Governmental Entities), and make all filings, (iv) obtain as promptly as practicable all permits, consents, approvals, waivers and any other authorizations of all third parties, Regulatory Agencies and Governmental Entities (and the expiration or termination of all statutory waiting periods in respect thereof) in each case which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers) as timely as possible, and (v) comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Agencies and Governmental Entities. Parent and

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Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to obtaining all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated in this Agreement, and each party shall consult with the other in advance of any meeting or conference with any Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Regulatory Agency or Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; provided, that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Regulatory Agency or Governmental Entity in connection with or affecting the transactions contemplated by this Agreement which the other party does not attend or participate in, to the extent permitted by such Regulatory Agency or Governmental Entity and subject to applicable law and Section 9.14.

(c) In furtherance and not in limitation of the foregoing, each party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Parent, Holdco, Company or their respective Subsidiaries (and Company and its Subsidiaries shall not be permitted without the prior written consent of Parent) to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities and Regulatory Agencies that would have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (measured on a pro forma basis after giving effect to the transactions contemplated hereby, including the Merger and the Bank Merger) (a “Materially Burdensome Regulatory Condition”).

(d) Parent, Holdco and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Requisite Regulatory Approvals, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Holdco and Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(e) Parent, Holdco and Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such approval will be materially delayed.

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Section 6.2 Access to Information.

(a) To the extent permitted by applicable laws and as may be reasonable in light of Pandemic Measures, for the purposes of verifying the representations and warranties of Company and preparing for the Merger, the Second Step Merger, the Bank Merger and the other matters contemplated by this Agreement, Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of Parent and Holdco, access upon prior reasonable notice, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with Parent and Holdco in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, Company shall, and shall cause its Subsidiaries to, make available to Parent and Holdco (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that Company is not permitted to disclose in accordance with Section 9.14 or otherwise under applicable law) and (ii) all other information concerning its business, properties, information technology systems and personnel as Parent or Holdco may reasonably request. Parent shall use commercially reasonable efforts to minimize any interference with Company’s regular business operations during any such access. Neither Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Company’s customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Parent and Holdco shall hold all information furnished by or on behalf of Company or any of its Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality letter agreement, dated February 1, 2022, by and between Parent and Company (the “Confidentiality Agreement”).

(c) No investigation by any party or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth in this Agreement.

(d) Nothing contained in this Agreement shall give either Parent or Company, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.3 Company Shareholder Approval.

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(a) Company shall call, give notice of, convene and hold a meeting of its shareholders (the “Company Meeting”) as soon as reasonably practicable after the Proxy Statement is mailed (and in no event later than forty (40) days after such mailing) for the purpose of obtaining (a) the Requisite Company Vote required in connection with this Agreement and the Merger, and (b) if so desired and agreed by Parent, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby. Company (and its Board of Directors) shall use its reasonable best efforts to obtain from the shareholders of Company the Requisite Company Vote, including by communicating to its shareholders its recommendation (and including such recommendation in the Proxy Statement) that they adopt and approve this Agreement and the transactions contemplated hereby (the “Company Board Recommendation”).

(b) Company and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to the other party the Company Board Recommendation, (ii) fail to make the Company Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Company Board Recommendation within ten (10) business days (or such fewer number of days as remains prior to the Company Meeting after an Acquisition Proposal is made public or any request by the other party to do so) or (v) publicly propose to do any of the foregoing (any of the foregoing described in clauses (i) through (v), a “Recommendation Change”).

(c) Notwithstanding anything in this Agreement to the contrary, subject to Section 8.1 and Section 8.2, prior to the receipt of the Requisite Company Vote, the Board of Directors of Company may submit this Agreement to its shareholders without recommendation, in which event the Board of Directors of Company may communicate the basis for its lack of recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), if (i)(A) the Board of Directors of Company has received after the date hereof a bona fide Acquisition Proposal which did not result from a breach of Section 6.13(a), which it believes in good faith, after receiving the advice of its outside counsel and its financial advisors, constitutes a Superior Proposal (in which event, subject to compliance with the entirety of this Section 6.3(c) and prior to the receipt of the Requisite Company Vote, the Board of Directors of Company may cause Company to terminate this Agreement pursuant to Section 8.1(g) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal) or (B) an Intervening Event has occurred, and (ii) the Board of Directors of Company, after receiving the advice of its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, in each case, if, but only if, (1) Company has complied in all material respects with Section 6.13(a), (2) Company delivers to Parent at least three (3) business days’ prior written notice of its intention to take such action, and furnishes to Parent a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the identity of the person making such Acquisition Proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such Acquisition Proposal), (3) prior to taking such action, Company negotiates, and causes its financial, legal, and other advisors to negotiate,

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in good faith with Parent, during the three (3) business day period following Company’s delivery of the notice referred to in such sub-clause (2) above (to the extent Parent desires to so negotiate) any revision to the terms of this Agreement that Parent desires to propose, and (4) after the conclusion of such three (3) business day period, the Board of Directors of Company determines in good faith, after giving effect to all of the adjustments or revisions (if any) which may be offered by Parent pursuant to sub-clause (3) above, that, in the case of actions described in clause (i)(A) above, such Acquisition Proposal continues to constitute a Superior Proposal and in case of actions described in either clause (i)(A) or clause (i)(B) above, it nevertheless would be inconsistent with its fiduciary duties under applicable law to make or continue to make the recommendation to the shareholders of Company (it being agreed that, if such actions are being taken in response to an Acquisition Proposal, in the event that, following delivery of the notice referred to in sub-clause (2) above, there is any material revision to the terms of such Acquisition Proposal, including any revision in price or other improvement in economic terms, the three (3) business day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least two (2) business days remain to negotiate subsequent to the time Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)).

(d) Notwithstanding any Recommendation Change, unless this Agreement has been terminated, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of Company at such meeting for the purpose of the shareholders of Company considering and voting on approval of this Agreement and any other matters required to be approved by the shareholders of Company in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, Company shall not submit to or for a vote of its shareholders any Acquisition Proposal.

(e) Company shall adjourn or postpone the Company Meeting if (i) as of the date of such meeting there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of such meeting, (ii) as of the date of such meeting Company has not received proxies representing a sufficient number of shares necessary for the approval of this Agreement by the shareholders of Company, or (iii) required by applicable law in order to ensure that any required supplement or amendment to the Proxy Statement Company was required to provide to its shareholders by applicable law is provided to the holders of Company Common Stock a reasonable amount of time prior to such meeting; provided, that, in the case of clauses (i) and (ii) but not clause (iii), without the prior written consent of Parent, Company shall not adjourn or postpone the Company Meeting for more than seven (7) business days in the case of any individual adjournment or postponement or more than twenty (20) business days in the aggregate.

Section 6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of Company and Parent shall, and shall cause its Subsidiaries to, use its or their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Regulatory Agency, Governmental Entity and any other third party that is required to be obtained by Company or Parent or any of their respective

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Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement; provided, that with respect to any such third party consents, in no event shall Company or its Subsidiaries be required to (and, without the consent of Parent, shall not) make or agree to make any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any contract to which it is a party to or bound or commence, defend or participate in any action, in each case in connection with obtaining such third party consents.

Section 6.5 Stock Exchange Delisting. Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting of the Company Common Stock and Company Preferred Stock (other than the Series G Convertible Preferred Stock) from the New York Stock Exchange and the deregistration of the Company Common Stock and such Company Preferred Stock under the Exchange Act as promptly as practicable after the Effective Time. In connection therewith, Company shall promptly provide such information that may be reasonably requested by Parent (including with respect to the holders of such Company Preferred Stock (or depositary shares in respect thereof) to the extent reasonably available). Company shall also provide such other approvals or instructions under the applicable depositary agreements with respect to the Company Preferred Stock that may be reasonably requested by Parent in connection with the transactions contemplated by this Agreement.

Section 6.6 Employee Benefit Plans.

(a) During the period commencing at the Effective Time and ending on the earlier of (x) the first anniversary of the Effective Time and (y) December 31, 2023 (the “Continuation Period”), Parent shall cause the Surviving Corporation to provide (i) each employee of Company or any of its Subsidiaries as of the Effective Time who remains employed by Parent or any of its affiliates (including the Surviving Corporation and its Subsidiaries) following the Effective Time (a “Continuing Employee”) with an annual base salary or base wage rate and a target annual cash bonus opportunity that are, in each case, no less than that provided to such employee by Company and its Subsidiaries immediately prior to the Effective Time, (ii) each Continuing Employee with an annual long-term equity-based incentive opportunity (excluding any merit, transaction-related, retention, recognition, discretionary or other one-time or special grant or award) that is substantially comparable to that provided to such employees by Company and Subsidiaries immediately prior to the Effective Time and (iii) the Continuing Employees with other employee benefits (excluding deferred compensation, change-in-control, retention or transaction-related benefits and defined benefit pension and post-retirement welfare benefits) that are substantially comparable in the aggregate to those (subject to the same exclusions as the foregoing) provided to such employees by Company and its Subsidiaries immediately prior to the Effective Time. During the Continuation Period (and, for such longer period, to the extent required by the terms of the applicable Company Benefit Plan), Parent shall continue to maintain or cause to be maintained, without amendment, Company’s severance policies and plans applicable to Continuing Employees immediately prior to the Effective Time as set forth on Section 6.6(a) of the Company Disclosure Schedule (the “Company Severance Plans”), and shall provide, or cause to be provided, to each Continuing Employee whose employment is terminated during the Continuation Period without “cause”, as such term is defined or concept is used for purposes of

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the applicable Company Severance Plan, or who otherwise experiences a severance-qualifying termination under the applicable Company Severance Plan, with the severance benefits specified in the applicable Company Severance Plan.

(b) With respect to any employee benefit plans of Parent or its Subsidiaries in which any employees of Company or its Subsidiaries become eligible to participate on or after the Effective Time (the “New Plans”), Parent shall or shall cause the Surviving Corporation to: (i) use commercially reasonable efforts to (A) waive all pre-existing condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such employee and his or her eligible dependents under any New Plans, except to the extent such pre-existing condition limitations, exclusions or waiting periods would apply under the analogous Company Benefit Plan, and (B) provide each such employee and his or her eligible dependents with credit for the plan year in which the Effective Time occurs for any co-payments or deductibles paid prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans for the plan year in which the Effective Time occurs; and (ii) recognize all service of each such employee with Company and its Subsidiaries (and their respective predecessors, if applicable) for purposes of vesting under and eligibility to participate in each applicable New Plan; provided, that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, (C) for newly-established employee benefit plans sponsored or maintained by Parent or any of its affiliates for which similarly-situated employees of Parent and its affiliates do not receive past service credit, (D) where such period of service was not recognized or credited with Company and its Subsidiaries prior to the Effective Time, or (E) to any benefit plan that is a frozen plan or provides grandfathered benefits.

(c) If requested by Parent in writing at least ten (10) business days prior to the Closing Date, Company shall cause any 401(k) plan sponsored or maintained by Company or any of its affiliates (each, a “Company 401(k) Plan”) to be terminated effective immediately prior to the Closing Date and contingent upon the occurrence of the Closing. In the event that Parent requests that any Company 401(k) Plan be terminated, (i) Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Parent) not later than the day immediately preceding the Closing Date and (ii) prior to the Closing Date and thereafter (as applicable), Company and Parent shall take any and all action as may be required, including amendments to each Company 401(k) Plan and/or the corresponding 401(k) plan sponsored or maintained by Parent or one of its Subsidiaries (the “Parent 401(k) Plan”), to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in cash or notes (in the case of loans) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Continuing Employee from such Company 401(k) Plan to the corresponding Parent 401(k) Plan upon receipt of a favorable IRS determination letter with respect to the termination of such Company 401(k) Plan. If Parent requests termination of the Company 401(k) Plan prior to the Effective Time, the Continuing Employees shall be eligible to participate, effective as of the Effective Time, in the Parent 401(k) Plan and, for the avoidance of doubt, would be eligible to receive the same employer

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matching contributions as provided to participants in the Parent 401(k) Plan generally (in each case subject to the terms and conditions of such Parent 401(k) Plan).

(d) Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of Company and its Subsidiaries under the terms of the Company Benefit Plans. From and after the Effective Time, Parent and the Surviving Corporation shall honor all obligations and rights under the Company Benefit Plans in accordance with their terms (provided, however, that Parent shall maintain the Company Benefit Plans listed on Section 6.6(d) of the Company Disclosure Schedule, in each case, for the period set forth on Section 6.6(d) of the Company Disclosure Schedule and in accordance with the terms of each such Company Benefit Plan as in effect immediately prior to the Effective Time).

(e) Nothing in this Agreement shall confer upon any current or former employee, officer, director, individual independent contractor or consultant of Company or any of its Subsidiaries or affiliates any right to employment or service or to continue in the employ or service of the Surviving Corporation, Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11 and subject, in all respects, to the rights given to holders of Company Equity Awards as set forth in the third sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, including any current or former employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless and advance expenses as incurred, in each case, to the fullest extent permitted by applicable law, the Company Charter, the Company Bylaws and the governing or organizational documents of any Company Subsidiary, each present and former director, officer or employee of Company or any of its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries or is or was serving at the request of Company or any of its Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions

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occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification. The Surviving Corporation shall reasonably cooperate with the Company Indemnified Parties, and the Company Indemnified Parties shall reasonably cooperate with the Surviving Corporation, in the defense of any such claim, action, suit, proceeding or investigation. Without limiting the indemnification and other rights provided in this clause (a), all rights to indemnification and all limitations on liability existing in favor of the Company Indemnified Parties as provided in any indemnification agreement in existence on the date of this Agreement shall survive the Merger and shall continue in full force and effect to the fullest extent permitted by law, and shall be honored by the Surviving Corporation and its Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto.

(b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Company Indemnified Parties) with respect to claims against the present and former officers and directors of Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided, however, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Parent (or Company, in consultation with, but only upon the consent, of Parent) may (and at the request of Parent, Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c) The obligations of the Surviving Corporation under this Section 6.7 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Company Indemnified Party or affected person.

(d) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation, or any of its successors or assigns, consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all its assets or deposits to any other entity or engages in any similar transaction, then in each case, the Surviving Corporation will

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cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.

Section 6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of Company, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the Second Step Merger or Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

Section 6.9 Advice of Changes. Each of Parent and Company shall promptly advise the other of any effect, fact, change, event, circumstance, condition, occurrence or development (i) that has had or would have, either individually or in the aggregate, a Material Adverse Effect on such first party or (ii) that such first party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9, provide a basis for terminating this Agreement or constitute the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 6.10 Shareholder Litigation. Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement. Company shall (i) give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation, (ii) give Parent a reasonable opportunity to review and comment on all filings or responses to be made by Company in connection with any such litigation, and will in good faith take such comments into account and (iii) not agree to settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that Parent shall not be obligated to consent to any settlement which does not include a full release of Parent and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its affiliates.

Section 6.11 Commitments to the Community. Prior to the Closing Date, Company shall establish a new charitable foundation incorporating the name “TD” or “Toronto-Dominion” (with such name to be selected by Parent) (the “New Foundation”) under the laws of the State of Delaware, focused on community support in the Memphis, Tennessee metro area and the other markets in which Falcon Bank operates as of the date hereof, subject to the guidelines and requirements set forth in Annex B. The initial bylaws of the New Foundation shall be

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consistent with Annex B in a form to be mutually agreed by Company and Parent (each acting reasonably); provided¸ that any changes to such bylaws shall require the prior approval of Parent. The New Foundation shall provide Parent with reports periodically (but not less than semi-annually) regarding the New Foundation’s activities, contributions and grants (including the identity of the recipients thereof). Company hereby commits to contribute to the New Foundation an amount in cash equal to $40,000,000. Such contribution will be made by the Surviving Corporation on the Closing Date (and immediately following the Merger). Prior to the Closing, Company will not amend, supplement or modify the bylaws or other organizational documents of Company’s existing foundations without the prior written consent of Parent. The Surviving Corporation, as the sole member of the existing foundations, will have the right to replace directors or trustees of Company’s existing foundations. Except for the New Foundation, prior to the Closing, Company shall not, and shall not permit any of its subsidiaries to, establish any other charitable foundations.

Section 6.12 Operations of Parent Bank. Parent intends to maintain significant business, employment and community engagement in the Memphis, Tennessee metro area following the Closing.

Section 6.13 Acquisition Proposals.

(a) Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its and their officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.13) or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.13) in connection with or relating to any Acquisition Proposal (any such agreement, an “Alternative Acquisition Agreement”). Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Company Vote, Company receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.13(a), Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of Company concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Company shall have provided such information to Parent and shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on

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terms no less favorable to Company than the Confidentiality Agreement (“Acceptable Confidentiality Agreement”), which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Company. Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any person other than Parent with respect to any Acquisition Proposal. Company will promptly (within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Parent with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep Parent apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. Company shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof.

(b) As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Company and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company.

(c) As used in this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal that the Board of Directors of Company determines, in good faith, after taking into account all legal, financial, regulatory and other aspects of such proposal (including the amount, form and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to Company’s shareholders than the transactions contemplated by this Agreement (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.3(c)) and (ii) reasonably likely to be timely consummated on the terms set forth therein; provided, however, that for purposes of this definition of Superior Proposal, references to “twenty-five percent (25%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).”

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(d) Nothing contained in this Agreement shall prevent Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to Company’s shareholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

Section 6.14 Public Announcements. Company and Parent agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties and that, to the extent practicable, subsequent releases shall be mutually agreed. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.14. Parent shall consult in good faith with Company on communications with community groups relating to the transactions contemplated hereby, which communications shall be led by Parent with such assistance from Company as may be reasonably requested.

Section 6.15 Change of Method. Parent shall be empowered, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Company and Parent (including the provisions of Article I), and, if and to the extent requested by Parent, Company shall agree to enter into such amendments to this Agreement as Parent may reasonably request in order to give effect to such restructuring; provided, however, that no such change shall (i) alter or change the Merger Consideration, (ii) reasonably be expected (in the sole discretion of Parent exercised in good faith) to have a non-de minimis adverse tax or other economic consequence to Company or any of its Subsidiaries as compared to the method or structure of effecting such combination as reflected herein, (iii) require a vote by or approval of the holders of Company Common Stock or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.1.

Section 6.16 Takeover Statutes. Neither Company nor its Board of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, the Second Step Merger, the Bank Merger or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger, the Second Step Merger, the Bank Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective board of directors will grant such approvals and take such actions within its control as are necessary so that the transactions contemplated by

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this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

Section 6.17 Treatment of Company Indebtedness. In connection with the Second Step Merger and/or Bank Merger, the due and punctual performance and observance of the covenants to be performed by Company or Company Bank, as applicable, under the indentures set forth on Section 6.17 of the Company Disclosure Schedule shall be assumed, as applicable, by Holdco (in connection with the Second Step Merger or, at Parent’s election, in connection with the Bank Merger, if the Bank Merger occurs prior to the Second Step Merger (if any)) or Parent Bank (in connection with the Bank Merger) , along with the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby (or, if permitted pursuant to the terms thereof, at Parent’s election, retained by the Surviving Corporation). In connection therewith, prior to the Effective Time, Company, Parent and Holdco shall cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties hereto shall cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof, required to make such assumption effective as of the Second Step Effective Time or effective time of the Bank Merger, as applicable.

Section 6.18 Exemption from Liability Under Section 16(b). Prior to the Effective Time, Parent and Company shall each take such steps as may be necessary or appropriate to cause any disposition of shares of Company Common Stock, shares of Company Preferred Stock or conversion of any derivative securities in respect of such shares of Company Common Stock or Company Preferred Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.19 Dividend Reinvestment. Company shall take all necessary action to terminate any dividend reinvestment plans and stock purchase plans effective as soon as possible after the date of this Agreement (taking into account any Company dividends that have been declared but not yet paid as of the date hereof). In addition, upon the effective termination of any dividend reinvestment plan, each participant’s account will continue to be maintained with Company’s transfer agent in accordance with the terms of such plan.

Section 6.20 Advisory Contract Consents. Company shall cause each Company Advisory Subsidiary to use reasonable best efforts to send to each Advisory Client (as defined below) a consent request (which consent request, to the extent permitted under applicable law and the applicable advisory contract, shall be in the form of a negative consent request) to assignment of the applicable contract for investment services provided in its capacity as an Company Advisory Subsidiary to any person (each such person, an “Advisory Client” and such each contract, an “Advisory Contract”), to the extent required by law, which request shall be sent in a reasonably timely manner following the date hereof. Company agrees to cause each to use reasonable best efforts to obtain the consents of each Advisory Client to any assignment of the applicable Advisory Contract, to take effect upon the Closing.

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Article VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Requisite Company Vote shall have been obtained.

(b) Regulatory Approvals. (i) The Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Mergers or any of the other transactions contemplated by this Agreement.

Section 7.2 Conditions to Obligations of Parent Parties. The obligation of Parent Parties to effect the Merger is also subject to the satisfaction, or waiver by Parent Parties, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Company set forth in Section 3.2(a), and Section 3.8(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Company set forth in Section 3.1(a), Section 3.1(b) (but only with respect to Company Bank), Section 3.2(b) (but only with respect to Company Bank) and Section 3.3(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures

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of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would have a Material Adverse Effect on Company or the Surviving Corporation. Parent shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.

(b) Performance of Obligations of Company. Company shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to such effect.

Section 7.3 Conditions to Obligations of Company. The obligation of Company to effect the Merger is also subject to the satisfaction, or waiver by Company, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent Parties set forth in Section 4.1 and Section 4.3(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Parent Parties set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would have a Material Adverse Effect on Parent. Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect.

(b) Performance of Obligations of Parent Parties. Each Parent Party shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent.

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Article VIII

TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Company Vote:

(a) by mutual written consent of Parent and Company;

(b) by either Parent or Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger, the Second Step Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger, the Second Step Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c) by either Parent or Company if the Merger shall not have been consummated on or before the twelve (12) month anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; provided, that, at the option of either party (if such party would be permitted to terminate this Agreement pursuant to this Section 8.1(c)), the Termination Date may be extended, by giving written notice to the other party, for one three (3)-month period if the Requisite Regulatory Approvals have not yet been obtained;

(d) by either Parent or Company (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Parent, or Section 7.3, in the case of a termination by Company, and which is not cured within forty-five (45) days following written notice to Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e) by Parent, if (i) Company or the Board of Directors of Company shall have made a Recommendation Change or (ii) Company or the Board of Directors of Company shall have willfully breached its obligations under Section 6.3 or Section 6.12 in any material respect;

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(f) by either Company or Parent, if the Requisite Company Vote shall not have been obtained upon a vote thereon taken at the Company Meeting (including any adjournment or postponement thereof); or

(g) prior to the time the Requisite Company Vote is obtained, by Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal if the Board of Directors of Company authorizes Company to enter into an Alternative Acquisition Agreement in response to a Superior Proposal, to the extent permitted by and in accordance with Section 6.3; provided, that concurrently with such termination, Company pays, or causes to be paid, to Parent, in immediately available funds the Termination Fee pursuant to Section 8.2.

(h) (i) by the Company, if Parent shall not have paid to the Company the Series G Convertible Preferred Stock Payment within five (5) business days of the date the Articles of Amendment (as defined in the Series G Convertible Preferred Stock Purchase Agreement) have become effective, with the filing thereof accepted by the Secretary of State of the State of Tennessee or (ii) by Parent, if the Company has not filed the Articles of Amendment (as defined in the Series G Convertible Preferred Stock Purchase Agreement) with the Secretary of State of the State of Tennessee (and such filing has not become effective) within five (5) business days of the date hereof, in each case pursuant to the Series G Convertible Preferred Stock Purchase Agreement.

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than clause (a)) shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Parent or Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Holdco, Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) (Confidentiality), Section 6.14 (Public Announcements), this Section 8.2 and Article IX (other than Section 9.12) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Company shall be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of this Agreement. “Willful and material breach” shall mean a material breach of, or material failure to perform any of the covenants or other agreements contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under this Agreement.

(b) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors of Company or senior management of Company or shall have been made directly to the shareholders of Company or any person shall have publicly

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announced (and not withdrawn at least two (2) business days prior to the Company Meeting) an Acquisition Proposal, in each case, with respect to Company, and (A)(x) thereafter this Agreement is terminated by either Parent or Company pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by Parent pursuant to Section 8.1(d) as a result of a willful and material breach or (z) thereafter this Agreement is terminated by Company or Parent pursuant to Section 8.1(f) and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same-day funds, a fee equal to $435,500,000 (the “Termination Fee”); provided, the Termination Fee shall be reduced by an amount equal to the difference between (1) the aggregate proceeds to be received (upon consummation of a Superior Proposal) by Parent with respect to the shares of Company Common Stock resulting from the conversion of the Series G Convertible Preferred Stock held by Parent and (2) $493,569,450; provided, further that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%)”.

(c) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(e), then Company shall pay Parent, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.

(d) In the event that this Agreement is terminated by Company pursuant to Section 8.1(g), then Company shall pay Parent, by wire transfer of same-day funds, the Termination Fee concurrently with such termination.

(e) Notwithstanding anything to the contrary in this Agreement, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of this Agreement, in no event shall Company be required to pay the Termination Fee more than once. The payment of the Termination Fee as set forth above shall be consideration for the disposition by Parent of its rights under this Agreement

(f) If this Agreement is terminated (1) by Company or Parent pursuant to Section 8.1(b) in the event of any final nonappealable order, injunction, decree or other legal restraint relating to Company or its affiliates and not a Requisite Regulatory Approval; (2) by Company or Parent pursuant to Section 8.1(f) or (3) by Parent pursuant to Section 8.1(h), then no later than two (2) business days after submission of documentation therefor, Company shall pay Parent an amount equal to $25,000,000 to reimburse Parent and its affiliates for fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) incurred or accrued in connection with or related to the transactions contemplated by this Agreement. Any expense reimbursement paid by Company shall be credited against (and therefore reduce the amount of) any Termination Fee that is payable by Company in connection with such termination or that subsequently becomes payable.

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(g) If this Agreement is terminated (1) by Company or Parent pursuant to Section 8.1(b) in the event of failure to receive a Requisite Regulatory Approval or any final nonappealable order, injunction, decree or other legal restraint that relates to a Requisite Regulatory Approval; (2) by Company or Parent pursuant to Section 8.1(c) at a time when the closing conditions in Section 7.1(b) and/or Section 7.1(c) (to the extent any such order, injunction, decree, law, statute, rule or regulation relates to a Requisite Regulatory Approval) have not been satisfied; provided, that if a breach of this Agreement by Company led to either of such conditions not being satisfied, then Parent shall have no reimbursement obligations under this clause (g); or (3) by Company pursuant to Section 8.1(h), then no later than two (2) business days after submission of documentation therefor, Parent shall pay Company an amount equal to $25,000,000 to reimburse Company and its affiliates for fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial advisors, experts and consultants) incurred or accrued in connection with or related to the transactions contemplated by this Agreement.

(h) Each of Parent and Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Company fails promptly to pay the Termination Fee (or if Company or Parent fail to pay any expense reimbursement) due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment for the first party to pay the Termination Fee, expense reimbursement or any portion thereof, as applicable, such first party shall pay the costs and expenses of such other party (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, such first party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full. The Termination Fee (and any related amounts payable by Company pursuant to this Section 8.2(h)), except in the case of fraud, shall be the sole remedy of Parent in the event of a termination of this Agreement in accordance with this Article VIII pursuant to which the Termination Fee is payable by Company.

Article IX

GENERAL PROVISIONS

Section 9.1 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Company Vote; provided, however, that after receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of Company any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.2 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the

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representations and warranties of the other parties contained in this Agreement or in any certificate delivered by such other party pursuant hereto and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in this Agreement; provided, however, that after receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of Company, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.7 and for those other obligations, covenants and agreements contained in this Agreement which by their terms apply in whole or in part after the Effective Time.

Section 9.4 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

Section 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Company, to:

First Horizon Corporation 165 Madison Avenue, 23th floor, Memphis, TN 38103

	Attention:	D. Bryan Jordan Tammy LoCascio Charles Tuggle, Jr.
	Email:	[redacted] [redacted] [redacted]

With a copy (which shall not constitute notice) to:
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Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

	Attention:	H. Rodgin Cohen Mitchell S. Eitel Stephen M. Salley
	Email:	[redacted] [redacted] [redacted]
and

(b)	if to Parent Parties, to:

The Toronto-Dominion Bank 66 Wellington Street West 21st Floor, TD Tower Toronto, Ontario Canada M5K 1A2
	Attention:	Barbara Hooper Renu Gupta
	Email:	[redacted] [redacted]

With a copy (which shall not constitute notice) to:

The Toronto-Dominion Bank 66 Wellington Street West 4th Floor, TD Tower Toronto, Ontario Canada M5K 1A2
	Attention:	Norie Campbell Kashif Zaman
	Email:	[redacted] [redacted]
and:

Simpson Thacher and Bartlett LLP 425 Lexington Avenue New York, NY 10017
	Attention:	Lee Meyerson Ravi Purushotham
	Email:	[redacted] [redacted]

Section 9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation

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arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Annexes, or Schedules, such reference shall be to an Article or Section of or Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Company means the actual knowledge of any of the officers of Company listed on Section 9.6 of the Company Disclosure Schedule, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedule. As used in this Agreement, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, and for these purposes “control” means “control” for purposes of the BHC Act and the regulations and formal written guidance of the Federal Reserve Board and (iii) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (b) included in the virtual data room of a party prior to the date hereof or (c) filed or furnished by a party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof, (iv) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Toronto, Canada are authorized by law or executive order to be closed, (v) the “transaction contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger, the Second Step Merger and the Bank Merger and (vi) all references to “dollars” or “$” are to United States dollars. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained in this Agreement shall require any party or person to take any action in violation of applicable law.

Section 9.7 Counterparts. This Agreement may be executed in counterparts (including by pdf or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.8 Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within

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the State of Delaware, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duty of the Board of Directors of Company shall be subject to the laws of the State of Tennessee).

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

Section 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 1.8, which is intended to benefit each holder of Company Equity Awards and his or her heirs and representatives and except as otherwise specifically provided in Section 6.7, which is intended to benefit each Company Indemnified Party and his or her heirs and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The

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representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 9.14 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

Section 9.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated

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through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 9.16 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Constituent Documents” means the charter documents, bylaws or similar organizational documents of a corporation and comparable organizational documents of other entities.

“Environmental Laws” means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means a fraction, (x) the numerator of which is the Merger Consideration and (y) the denominator of which is the average closing price, rounded to the nearest cent, per Parent Common Share on the New York Stock Exchange for the period of ten consecutive trading days immediately preceding (but not including) the Closing Date.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any U.S., Canadian or other non-U.S. federal, state or local governmental or regulatory body, court, judicial authority, arbitrator, administrative agency, commission or SRO.

“Intellectual Property” means intellectual property rights in any jurisdiction, whether registered or unregistered, in and to: (i) all trademarks, service marks, brand names, internet domain names, social and mobile media identifiers, logos, symbols, certification marks, trade dress and other indications of source or origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisionals, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any

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jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and (v) any similar intellectual property or proprietary rights.

“Intervening Event” means any material event, change, effect, development, condition, circumstance or occurrence arising after the date of this Agreement that (I) improves or would be reasonably likely to improve the business, financial condition or results of operations of Company and its Subsidiaries, taken as a whole, (II) is not known by, nor reasonably foreseeable to, the Board of Directors of Company as of the date of this Agreement and (III) does not relate to any Acquisition Proposal, the end or reduction of the Pandemic or the lifting or expiration of the Pandemic Measures; provided, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an Intervening Event has occurred: (x) changes in the trading price or trading volume of the Company Common Stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or (y) the fact alone that Company meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by Company may be taken into account to the extent not otherwise excluded by this definition).

“Liens” means any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever.

“Material Adverse Effect” means, with respect to Company, Surviving Corporation or Parent, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations (including the Pandemic Measures) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries (including any such changes arising out of a Pandemic or any Pandemic Measures), (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or from any outbreak of any disease or other public health event or public health conditions (including a Pandemic and related Pandemic Measures), (E) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby (it being understood that this clause (E) shall not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated hereby), or (F) a decline in the trading price of a party’s stock in and of

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itself or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), except to the extent otherwise excepted by this proviso); except, with respect to subclauses (A), (B), (C), or (D) to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate), or (ii) the ability of such party to timely consummate the transactions contemplated hereby.

“OCC” means the Office of the Comptroller of the Currency.

“OSFI” means the Office of the Superintendent of Financial Institutions (Canada).

“Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or Covid-19, or any evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto.

“Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other laws, directives, policies, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Pandemic.

“Parent Common Shares” shall mean a common share of Parent.

“Permitted Encumbrances” means (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (v) licenses and similar rights granted with respect to Intellectual Property.

“Regulatory Agencies” means (a) any U.S. federal or state regulatory authority, (b) the SEC, (c) the Federal Reserve Board, (d) the FDIC, (e) the OCC, (f) any non-U.S. regulatory authority and (g) any SRO.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SRO” means (x) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (y) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

A-78

“Stock Plans” means the Company’s First Horizon Corporation 2021 Incentive Plan, First Horizon Corporation Equity Compensation Plan, First Horizon Corporation 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan, First Horizon Corporation 2002 Bank Director and Advisory Board Member Deferral Plan, First Horizon Corporation 1997 Employee Stock Option Plan, IBERIABANK Corporation 2019 Stock Incentive Plan, IBERIABANK Corporation 2016 Stock Incentive Plan, Amended and Restated IBERIABANK Corporation 2010 Stock Incentive Plan, Capital Bank Financial Corp. 2013 Omnibus Compensation Plan and FNB United Corp. 2012 Incentive Plan, as each can be amended from time to time.

“Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

“Tax” or “Taxes” means (i) all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments or any charge of any kind in the nature of (or similar to) taxes whatsoever together with all penalties and additions to tax and interest thereon and (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

[Signature Page Follows]

A-79

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST HORIZON CORPORATION

By:	/s/ D. Bryan Jordan
	Name:	D. Bryan Jordan
	Title:	President and Chief Executive Officer

THE TORONTO-DOMINION BANK

By:	/s/ Barbara Hooper
	Name:	Barbara Hooper
	Title:	Senior Executive Vice President –
Treasury, Corporate Development,
Strategic Sourcing & Real Estate

TD BANK US HOLDING COMPANY

By:	/s/ Leo Salom
	Name:	Leo Salom
	Title:	President and CEO

FALCON HOLDINGS ACQUISITION CO.

By:	/s/ Barbara Hooper
	Name:	Barbara Hooper
	Title:	Secretary

[Signature Page to Agreement and Plan of Merger]

A-80

Annex B

1585 Broadway New York, NY 10036

February 27, 2022

Board of Directors

First Horizon Corporation

165 Madison Avenue

Memphis, TN 38103

Members of the Board:

We understand that First Horizon Corporation (“Company”), The Toronto-Dominion Bank (“Parent”), TD Bank US Holding Company, a wholly owned subsidiary of Parent (“Holdco”) and Falcon Holdings Acquisition Co., a wholly owned subsidiary of Holdco (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 27, 2022 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger and, following the Merger, at Parent’s election, the merger (the “Second Step Merger”) of the Company with and into Holdco, with Holdco being the surviving corporation in the Second Step Merger. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.625 per share, of Company (the “Company Common Stock”), other than shares held in treasury or held by the Buyer or TD Group Holdings US LLC, will be converted into the right to receive $25.00 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of Company and Parent, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning Company;

3)	Reviewed certain financial projections prepared by management of Company;

4)	Discussed the past and current operations and financial condition and the prospects of Company with senior executives of Company;

5)	Reviewed the reported prices and trading activity for Company Common Stock;

6)	Compared the financial performance of Company and the prices and trading activity of Company Common Stock with that of certain other publicly-traded companies comparable with Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of Company and Parent and certain parties and their financial and legal advisors;

9)	Reviewed the Merger Agreement and certain related documents; and
B-1

1585 Broadway New York, NY 10036

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Company, and formed a substantial basis for this opinion.

With respect to the financial projections, at your direction, our analysis relating to the business and financial prospects for Company for purposes of this opinion have been made on the basis of (i) certain financial projections with respect to Company prepared by the management of Company, which financial projections were extrapolated at the direction of Company for certain fiscal years based on your guidance and reviewed and approved by you for our use (such financial projections and extrapolations thereof, the “Company Financial Projections”) and (ii) certain financial projections with respect to Company that were primarily derived from a consensus of selected Wall Street equity research financial forecasts identified by the management of Company, which financial projections were extrapolated at the direction of Company for certain fiscal years based on your guidance and reviewed and approved by you for our use (such financial projections and extrapolations thereof, the “Company Street Forecasts”). We have been advised by Company, and have assumed, with your consent, that the Company Financial Projections reflect the best currently available estimates of the future financial performance of Company and the Company Street Forecasts are reasonable bases upon which to evaluate the business and financial prospects of Company. We express no view as to the Company Financial Projections or the Company Street Forecasts or the assumptions on which they were based, including the selection of the equity research financial forecasts from which the Company Street Forecasts were derived.

In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver or amendment of any terms or conditions and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are not experts in the evaluation of allowance for credit losses, and we have neither made an independent evaluation of the adequacy of the allowance for credit losses at the Company, nor have we examined any individual loan credit files of Company or been requested to conduct such a review, and, as a result, we have assumed that the aggregate allowance for credit losses of Company is adequate. We are financial advisors only and have relied upon, without independent verification, the assessment of Parent and Company and their legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the holders of shares of Company Common Stock in the transaction. We express no opinion with respect to the terms of the Series G Preferred Stock of Company to be issued by Company to Parent pursuant to a Securities Purchase Agreement to be entered into by Company and Parent concurrently with the entry into the Merger Agreement. At your direction, we have not included in any of our analyses certain additional amounts that the holders of shares of Company Common Stock may be eligible to receive in the event the Merger occurs after the date that is nine months after the date of the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

B-2

1585 Broadway New York, NY 10036

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Company, nor did we negotiate with any of the parties, other than Parent, which expressed interest to Morgan Stanley in the possible acquisition of Company or certain of its constituent businesses.

We have acted as financial advisor to the Board of Directors of Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for Company and financing services for Parent, and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Parent and Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ W. Grant Gregory Jr.

W. Grant Gregory Jr. Managing Director
B-3

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

Please fold here — Do not separate.

The Board of Directors unanimously recommends a vote FOR proposals 1, 2 and 3.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of February 27, 2022, as it may be amended from time to time in accordance with its terms, by and among First Horizon Corporation, The Toronto-Dominion Bank, TD Bank US Holding Company and Falcon Holdings Acquisition Co. (the “merger agreement”) (the “First Horizon merger proposal”).	☐	For	☐	Against	☐	Abstain

2.	Proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid by First Horizon to its named executive officers in connection with the transactions contemplated by the merger agreement (the “First Horizon compensation proposal”).	☐	For	☐	Against	☐	Abstain

3.	Proposal to approve the adjournment of the First Horizon special meeting, to solicit additional proxies (i) if there are not sufficient votes at the time of the First Horizon special meeting to approve the First Horizon merger proposal or (ii) if adjournment is necessary or appropriate to ensure that any supplement or amendment to this proxy statement is timely provided to holders of First Horizon common stock (the “First Horizon adjournment proposal”).	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Meeting Attendance. Mark box to the right if you plan to attend the Special Meeting.	☐

Date	, 2022

Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

SPECIAL MEETING

[      ], 2022
[      ] a.m. Central Time

First Horizon Building
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

If you plan to attend the special meeting in person, you will need proof of your share ownership and a form of valid photo identification (or other identification acceptable to the company).

See the section entitled “Information about the Special Meeting -- Attendance” in the proxy statement for additional details.

Directions to the Special Meeting can be obtained by contacting our transfer agent at (877) 536-3558.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR
FIRST HORIZON CORPORATION SAVINGS PLAN (“Plan”)

TO THE SHAREHOLDERS OF FIRST HORIZON CORPORATION:

Shareholders of Record: The undersigned appoints [ ] and [ ] or any one or more or all of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on [ ], 2022, which I would be entitled to vote if personally present at the special meeting of shareholders of First Horizon Corporation, to be held in the M-Level Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, TN 38103 on [ ], 2022 at [ ] a.m. Central Time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Common Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the First Horizon Common Stock Fund represented by the participant’s interest therein as of the close of business on [ ], 2022 (the record date for the special meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the special meeting of shareholders of First Horizon Corporation to be held on [ ], 2022, at [ ] a.m. Central Time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also to give discretion to the Plan Trustee to vote on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon common stock in the First Horizon Common Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

INTERNET/MOBILE	TELEPHONE	MAIL
www.proxypush.com/FHN	1-866-883-3382	Mark, sign, and date this card and return it in the postage- paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55564-0873 in time to be received by [ ], 2022.
Use the Internet to vote your shares until [ ] p.m. Central Time on [ ], 2022.*	Use any touch-tone telephone to vote your shares until [ ] p.m. Central Time on [ ], 2022.*

*For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than [      ], 2022 at [      ] p.m. Central Time.

If you vote by Internet or by telephone, you do NOT need to mail back this card.